EXECUTION VERSION

INDENTURE

Dated as of October 15, 2024

Among

AS MILEAGE PLAN IP LTD.

as Issuer

ALASKA AIR GROUP, INC.,
ALASKA AIRLINES, INC.
and
AS MILEAGE PLAN HOLDINGS LTD.
as Guarantors

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

and

U.S. BANK NATIONAL ASSOCIATION
as Collateral Custodian

5.021% SENIOR SECURED NOTES DUE 2029
5.308% SENIOR SECURED NOTES DUE 2031

#4878-2017-2267v11

TABLE OF CONTENTS
Page

Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE	1
Section 1.1 Definitions	1
Section 1.2 Other Definitions	48
Section 1.3 [Reserved]	51
Section 1.4 Rules of Construction	51
(a) a term has the meaning assigned to it;	51
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;	52
(c) “or” is not exclusive;	52
(d) words in the singular include the plural, and in the plural include the singular;	52
(e) “will” shall be interpreted to express a command;	52
(f) provisions apply to successive events and transactions;	52
(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;	52
(h) unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and	52
(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.	52
Section 1.5 Acts of Holders	52
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments or records of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, the Collateral Custodian, if applicable, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Collateral Custodian and the Issuer, if made in the manner provided in this Section 1.05.
52
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(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
52
(c) The ownership of Notes shall be proved by the Note Register.	53
(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Collateral Custodian or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.	53
(e)    The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
53
(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.	53
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(g) Without limiting the generality of the foregoing, a Holder, including a Notes Depositary as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and such Notes Depositary may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.	53
(h)    The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Notes Depositary entitled under the Applicable Procedures to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
53
Article 2 THE NOTES	54
Section 2.1 Form and Dating; Terms	54
(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof.	54
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(b)    Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect prepayments, repurchases, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby resulting from exchange from one Global Note to another shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
54
(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Notes Depositary, and registered in the name of the Notes Depositary or the nominee of the Notes Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.	54
(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.	55
(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.	55
Section 2.2 Execution and Authentication	55
Section 2.3 Registrar and Paying Agent	56
Section 2.4 Paying Agent to Hold Money in Trust	56
Section 2.5 Holder Lists	57
Section 2.6 Transfer and Exchange	57
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(a)    Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Notes Depositary or to a successor Notes Depositary or a nominee of such successor Notes Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Notes Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Notes Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Notes Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or Section 2.06(c) hereof.
57
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Notes Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
57
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.	59
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.	62
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(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
64
(f) [Reserved].	65
(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:	65
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Depositary at the direction of the Trustee to reflect such increase.
68
(i) General Provisions Relating to Transfers and Exchanges.	69
Section 2.7 Replacement Notes	71
Section 2.8 Outstanding Notes	71
Section 2.9 Treasury Notes	72
Section 2.10 Temporary Notes	72
Section 2.11 Cancellation	72
Section 2.12 Defaulted Interest	73
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(a) The Issuer may elect to make such payment to the persons who are Holders of the Notes on a subsequent special record date. The Issuer shall fix the payment date for such defaulted interest and the special record date therefor, which shall not be more than 15 days nor less than 10 days prior to such payment date. At least 10 days before the special record date, the Issuer shall mail to the Trustee and to each Holder of the Notes a notice that states the special record date, the payment date and the amount of interest to be paid.	73
(b) The Issuer may elect to make such payment in any other lawful manner.	73
Section 2.13 CUSIP and ISIN Numbers	73
Article 3 REDEMPTION	73
Section 3.1 Notices to Trustee	73
Section 3.2 Selection of Notes to Be Redeemed	74
Section 3.3 Notice of Redemption	74
(a) The notice shall identify the Notes to be redeemed and shall state:	75
Section 3.4 Effect of Notice of Redemption	76
Section 3.5 Deposit of Redemption or Purchase Price	76
Section 3.6 Notes Redeemed or Purchased in Part	76
Section 3.7 Optional Redemption	77
(a) At any time, the Issuer may on one or more occasions redeem all or a part of the 2029 Notes, upon notice as described under Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the 2029 Notes to be redeemed, together with all accrued and unpaid interest, if any, thereon, to, but not including, the date of redemption (the “Redemption Date”), plus the applicable Redemption Premium (if any).	77
(b) At any time, the Issuer may on one or more occasions redeem all or a part of the 2031 Notes, upon notice as described under Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the 2031 Notes to be redeemed, together with all accrued and unpaid interest, if any, thereon, to, but not including, the Redemption Date, plus the applicable Redemption Premium (if any).	77
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(c)    Notwithstanding this Section 3.07, in connection with a Parent Change of Control Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than twenty (20) nor more than sixty (60) days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount thereof plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date (subject to the right of Holders on record on the relevant record date to receive interest on the relevant interest payment) and without any Redemption Premium.
77
(d) If the optional Redemption Date is on or after a record date and on or before the corresponding Payment Date, the accrued and unpaid interest, if any, to, but not including, the Redemption Date will be paid on the Redemption Date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.	77
(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.	77
Section 3.8 Mandatory Prepayments	77
(a)    Within five (5) Business Days of Loyalty Co or any other SPV Party receiving any Net Proceeds from the issuance or incurrence of any Indebtedness of Loyalty Co or any other SPV Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 4.23), the Issuer shall cause each Series of Notes’ Pro Rata Share of such Net Proceeds (the “Issuance Mandatory Prepayment Amount”), plus accrued and unpaid interest on the aggregate principal amount of Notes to be prepaid to, but excluding, the Prepayment Date (as defined below) (the “Issuance Remitted Amount”), to be remitted to the Trustee to be paid by the Trustee to Holders as of the Prepayment Record Date (as defined below) (such remittance date, as the case may be, a “Issuance Prepayment Date”).
77
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(b)    Within ten (10) Business Days of Alaska or any of its Subsidiaries receiving any Net Proceeds of a Pre-paid Miles Purchase which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Pre-paid Miles Purchases since the Closing Date, are in excess of $500,000,000 (such excess, “Excess PPM Net Proceeds”, and such event, a “PPM Mandatory Prepayment Event”), the Issuer shall cause each Series of Notes’ Pro Rata Share of such Excess PPM Net Proceeds (the “PPM Mandatory Prepayment Amount”), plus accrued and unpaid interest on the aggregate principal amount of Notes to be prepaid to, but excluding, the Prepayment Date (as defined below) (the “PPM Remitted Amount”), to be remitted to the Trustee to be paid by the Trustee to Holders as of the Prepayment Record Date (as defined below) (such remittance date, as the case may be, a “PPM Prepayment Date”); provided that the Issuer shall not be required to make such prepayment so long as the aggregate amount of Net Proceeds received from Pre-paid Miles Purchases since the Closing Date is less than $550,000,000.
78
(c) “Mandatory Prepayment Event” means each of the events set forth in the foregoing clauses (a) and (b) of this Section 3.08. “Applicable Mandatory Prepayment Amount” means either the Issuance Mandatory Prepayment Amount or the PPM Mandatory Prepayment Amount, as applicable. “Remitted Amount” means either the Issuance Remitted Amount or the PPM Remitted Amount, as applicable. “Prepayment Date” shall mean either the Issuance Prepayment Date or the PPM Prepayment Date, as applicable.	78
(d)    On such Prepayment Date, the Trustee will apply the Remitted Amount to prepay the maximum principal amount of each Series of Notes that may be prepaid with the portion of such Remitted Amount representing the Applicable Mandatory Prepayment Amount at a prepayment price equal to the redemption price that would be due if the Series of Notes were being redeemed pursuant to Section 3.07 on the applicable Prepayment Date, plus accrued and unpaid interest on the principal amount being prepaid up to, but excluding, the Prepayment Date. The “Prepayment Record Date” for any Prepayment Date will be the date of the applicable Mandatory Prepayment Event.
78
(e) Notwithstanding Sections 3.08(a), (b) and (d), if following a Mandatory Prepayment Event but prior to the related Prepayment Date, the Issuer pays the related Applicable Mandatory Prepayment Amount to the Holders on an intervening Payment Date pursuant to the provisions described under Section 4.01, no mandatory prepayment pursuant to the provisions of Sections 3.08(a), (b) and (d) will be required.	78
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(f) In connection with any mandatory prepayment of a Series of Notes pursuant to this Section 3.08, the Issuer, or the Trustee on behalf of the Issuer pursuant to written instructions from the Issuer to the Trustee, shall issue a written notice to the Holders at least two (2) Business Days prior to the Prepayment Date, which notice shall include a description of the Mandatory Prepayment Event, the aggregate principal amount of Notes to be prepaid, the prepayment price and the Prepayment Date.	78
(g) Any prepayment made pursuant to this Section 3.08 shall be made pursuant to the procedures set forth in this Indenture, except to the extent inconsistent with this Section 3.08). The Notes shall not be entitled to the benefit of any sinking fund.	79
Section 3.9 Mandatory Repurchase Offers	79
(a)    No later than ten (10) Business Days following the date of receipt by Alaska or any of its Subsidiaries of any Net Proceeds in respect of any Recovery Event (in each case, in respect of Collateral) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Recovery Events since the Closing Date, are in excess of $10,000,000 (the “RE Threshold Amount”, and all such Net Proceeds in excess of the RE Threshold Amount, “RE Excess Proceeds”), the Issuer shall (i) give written notice to the Trustee of such Recovery Event and (ii) make an offer (an “RE Mandatory Repurchase Offer”) to all Holders to purchase the maximum principal amount of Notes on a pro rata basis that may be purchased out of the Notes’ Pro Rata Share of such RE Excess Proceeds (other than any such RE Excess Proceeds withheld for reinvestment pursuant to the proviso in this clause (a)) (the “RE Mandatory Repurchase Offer Proceeds”); provided that (1) so long as no Event of Default shall have occurred and be continuing at the time of receipt of such RE Excess Proceeds, the Issuer shall have the option to (x) invest such RE Excess Proceeds within 365 days of receipt thereof in Qualified Replacement Assets (or, if a binding commitment for any such investment has been entered into within such 365-day period, within 180 days after the end of such 365-day period) or (y) repair, replace or restore the assets which are the subject of such Recovery Event; and (2) within ten (10) Business Days of the end of such permitted reinvestment period (or earlier if the Issuer so elects), the Issuer shall make an RE Mandatory Repurchase Offer with respect to aggregate amount of such RE Excess Proceeds not used in accordance with the preceding subclause (1).
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(b)    No later than ten (10) Business Days following the date of receipt by Alaska or any of its Subsidiaries of any Net Proceeds in respect of (x) any Collateral Sale of Mileage Plan Intellectual Property (other than with respect to any Permitted Pre-paid Miles Purchase or Permitted Disposition) or (y) any Collateral Sale which Net Proceeds (other than with respect to any Permitted Pre-paid Miles Purchase, Permitted Disposition or Permitted HoldCo Equity Minority Stake Sale), together with the aggregate amount of Net Proceeds previously received from any such Collateral Sales (other than with respect to any Permitted Pre-paid Miles Purchase, Permitted Disposition or Permitted HoldCo Equity Minority Stake Sale) during the fiscal year in which such date occurs, are in excess of $10,000,000 (the “CS Threshold Amount”, and all such Net Proceeds in excess of the CS Threshold Amount together with all Net Proceeds of any Collateral Sale of Mileage Plan Intellectual Property, “CS Excess Proceeds”), the Issuer shall make an offer (a “CS Mandatory Repurchase Offer”) to all Holders to purchase the maximum principal amount of each Series of Notes on a pro rata basis that may be purchased out of the Notes’ Pro Rata Share of such CS Excess Proceeds (the “CS Mandatory Repurchase Offer Proceeds”).
79
(c)    No later than ten (10) Business Days of Alaska or any of its Subsidiaries receiving any Net Proceeds as a result of any Contingent Payment Event which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Contingent Payment Events since the Closing Date, are in excess of $50,000,000 (the “CP Threshold Amount”, and all such Net Proceeds in excess of the CP Threshold Amount, “CP Excess Proceeds”), the Issuer shall make an offer (a “CP Mandatory Repurchase Offer”) to all Holders to purchase the maximum principal amount of each Series of Notes on a pro rata basis that may be purchased out of the Notes’ Pro Rata Share of such CP Excess Proceeds (the “CP Mandatory Repurchase Offer Proceeds”).
80
(d) “Mandatory Repurchase Offer” means an RE Mandatory Repurchase Offer, a CS Mandatory Repurchase Offer or a CP Mandatory Repurchase Offer, as applicable. “Applicable Mandatory Repurchase Offer Proceeds” means RE Mandatory Repurchase Offer Proceeds, CS Mandatory Repurchase Offer Proceeds or CP Mandatory Repurchase Offer Proceeds, as applicable.	80
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(e)    Each Mandatory Repurchase Offer shall remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Mandatory Repurchase Offer Period”). Promptly after the expiration of the Mandatory Repurchase Offer Period (the “Mandatory Repurchase Date”), the Issuer shall apply all of the Applicable Mandatory Repurchase Offer Proceeds to repurchase all of the Notes tendered in the Mandatory Repurchase Offer at a repurchase price equal to 100% of the principal amount being repurchased, plus accrued and unpaid interest thereon to, but excluding the Mandatory Repurchase Date (the “Mandatory Repurchase Offer Price”) and without any premium or penalty; provided that if the aggregate Mandatory Repurchase Offer Price for all Notes tendered in such Mandatory Repurchase Offer exceeds the total amount of Applicable Mandatory Repurchase Offer Proceeds, then such tendered Notes shall be repurchased pro rata up to the maximum amount of each Series of Notes that can be repurchased with such Applicable Mandatory Repurchase Offer Proceeds.
80
(f) If the Mandatory Repurchase Date is on or after a record date and on or before the related Payment Date, any accrued and unpaid interest up to but excluding the Mandatory Repurchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Mandatory Repurchase Offer.	80
(g)    Subject to Section 3.09(a), the Issuer will mail or send electronically pursuant to the Notes Depositary’s Applicable Procedures a notice of Mandatory Repurchase Offer (“Mandatory Repurchase Offer Notices”) to all Holders no later than ten (10) Business Days after the receipt of Net Proceeds therefrom. The Mandatory Repurchase Offer Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Mandatory Repurchase Offer. The Mandatory Repurchase Offer shall be made to all Holders. The Mandatory Repurchase Offer Notice, which shall govern the terms of the Mandatory Repurchase Offer, shall state:
80
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(h)    To the extent that the aggregate principal amount of Notes of a Series validly tendered or otherwise surrendered in connection with a Mandatory Repurchase Offer is less than the Applicable Mandatory Repurchase Offer Proceeds, the Issuer may, after purchasing all such Notes of such Series validly tendered and not withdrawn, use the remaining Applicable Mandatory Repurchase Offer Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes of a Series validly tendered pursuant to any Mandatory Repurchase Offer exceeds the amount that can be repurchased with the Applicable Mandatory Repurchase Offer Proceeds with respect to such Series, the Trustee will allocate the Applicable Mandatory Repurchase Offer Proceeds to purchase Notes of such Series on a pro rata basis on the basis of the aggregate principal amount of tendered Notes of such Series; provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of any repurchase of Notes in a Mandatory Repurchase Offer, the amount of Applicable Mandatory Repurchase Offer Proceeds shall be reset at zero.
82
(i) On or before the Mandatory Repurchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof validly tendered pursuant to the Mandatory Repurchase Offer, or if less than the Mandatory Repurchase Offer Price has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.	82
(j)    The Issuer, the Notes Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the repurchase price of the Notes properly tendered by such Holder and accepted by the Issuer for repurchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a minimum denomination of $2,000 or an integral multiple of $1.00 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.
82
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The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Mandatory Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of such compliance.	82
Article 4 COVENANTS	83
Section 4.1 Payment of Notes	83
(a)    first, (w) to the payment of the Notes’ Pro Rata Share of any Cayman Islands governmental fees owing by the SPV Parties in an amount not to exceed $200,000 in the aggregate per annum, then (x) ratably to (i) the Master Collateral Agent, the amount of the Notes’ Pro Rata Share of any Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Master Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents and (ii) the Trustee and the Collateral Custodian, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Trustee and the Collateral Custodian pursuant to the terms of this Indenture and the Notes Documents, in an amount not to exceed $200,000 in the aggregate per annum, then (y) to the Depositary, the Notes’ Pro Rata Share of any Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Depositary pursuant to the terms of this Indenture and the Collateral Documents, and then (z) ratably the Notes’ Pro Rata Share of the amount of any fees, expenses and other amounts due and owing to the Cayman Islands registered office and/or corporate service provider (including the Administrator and Walkers Fiduciary Limited (or its successors) as share trustee) of any SPV Party and any Independent Director of any SPV Party, in an amount not to exceed $200,000 in the aggregate per Payment Date, in the case of each of clause (w), (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such parties have agreed with the Issuer for payment at a later date;
83
(b) second, to the Trustee, on behalf of the Holders, an amount equal to the Interest Distribution Amount for each Series of Notes with respect to such Payment Date minus the amount of interest paid by the Issuer after the immediately preceding Payment Date and prior to such Payment Date;	83
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(c) third, ratably (if applicable) (x) on the 2029 Notes Maturity Date only, to the Trustee, on behalf of the Holders of the 2029 Notes, an amount equal to the outstanding principal amount of the 2029 Notes and (y) on the 2031 Notes Maturity Date only, to the Trustee, on behalf of the Holders of the 2031 Notes, an amount equal to the outstanding principal amount of the 2031 Notes;	83
(d) fourth, to the Notes Reserve Account, if the amount on deposit in the Notes Reserve Account is less than the Notes Reserve Account Required Balance, the amount of such shortfall;	83
(e) fifth, to the extent not already paid, to the Trustee on behalf of the Holders, as a reduction in the outstanding principal amount of the Notes, the Remitted Amount for any mandatory prepayments required pursuant to Section 3.08;	84
(f) sixth, after the fifth anniversary of the Closing Date, any “AHYDO catch-up payments” on the Notes;	84
(g) seventh, without duplication of any premium paid above, any premium due and unpaid as of such Payment Date;	84
(h)    eighth, to pay (x) ratably to the Master Collateral Agent, the Collateral Custodian and the Trustee, then (y) to the Depositary, and then (z) to any other Person (other than Parent or any of its Subsidiaries (provided that any payment to the IP Manager pursuant to the IP Management Agreement shall be permitted pursuant to this clause (h)), including any Independent Director of any SPV Party and the IP Manager, any additional Obligations due and payable to such Person on such Payment Date, in the case of clauses (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such parties have agreed with the Issuer for payment at a later date;
84
(i) ninth, if an Early Amortization Period is in effect as of the last day of the most recently completed Quarterly Reporting Period, then to the Trustee on behalf of the Holders, as a reduction in the outstanding principal balance of the Notes, an amount equal to the Early Amortization Payment for such Payment Date;	84
(j) tenth, to the extent any amounts are due and owing under any other Priority Lien Debt, to the Master Collateral Agent for further distribution to the appropriate Person pursuant to the Collateral Agency and Accounts Agreement; and	84
(k) eleventh, all remaining amounts shall be released to or at the direction of Loyalty Co.	84
Section 4.2 Financial Statements, Reports, Etc.	84
The Issuer shall furnish to the Trustee:	84
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(a)    Within thirty (30) days after Parent files them with the SEC, copies of the Parent’s annual report, quarterly reports, current reports and the other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act; provided that reports, information and documents filed by the Parent with the SEC via the EDGAR system (or any similar successor system) will be deemed to have been furnished to the Trustee as of the time such documents are so filed;
84
(b) Within one hundred eighty (180) days after the end of the fiscal year ending December 31, 2024, and within one hundred twenty (120) days after the end of each fiscal year thereafter, HoldCo’s unaudited consolidated balance sheet and related statement of income and cash flows, showing the financial condition of HoldCo and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year;	85
(c) [reserved];	85
(d) Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending on March 31, 2025, unaudited financial statements (including cash flows) of HoldCo and its Subsidiaries on a consolidated basis (including cash flows) as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year;	85
(e) Within ninety (90) days after the end of the fiscal year, a certificate of a Responsible Officer of Alaska certifying that, to the knowledge of such Responsible Officer, no Early Amortization Event or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such an Early Amortization Event or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;	85
(f) On or prior to each Determination Date, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with (i) Section 4.27 as of the last day of the most recently completed Quarterly Reporting Period and (ii) the Debt Service Coverage Ratio Test as of the last day of the most recently completed Quarterly Reporting Period;	85
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(g)    On each Determination Date, a Payment Date Statement to the Trustee and the Master Collateral Agent. The Trustee may, prior to the related Payment Date, provide notice to the Issuer and the Master Collateral Agent of any information contained in the Payment Date Statement that the Trustee believes to be incorrect. If the Trustee provides such a notice, the Issuer shall use its reasonable efforts to resolve the discrepancy and provide an updated Payment Date Statement on or prior to the related Payment Date. If the discrepancy is not resolved and a replacement Payment Date Statement is not received by the Trustee prior to the payment of Available Funds on the related Payment Date pursuant to Section 4.01 and it is later determined that the information identified by the Trustee as incorrect was in fact incorrect and such error resulted in a party receiving a smaller distribution on the Payment Date than they would have received had there not been such an error, then the Issuer shall indemnify such party for such shortfall;
85
(h) Promptly upon knowledge thereof by a Responsible Officer of the Issuer, give to the Trustee notice in writing of any Early Amortization Event or Event of Default;	85
(i) [Reserved]; and	86
(j)    Subject to any confidentiality restrictions under binding agreements or limitations imposed by applicable law, a notice posted on a password protected website to which the Trustee will have access (or otherwise delivered to the Trustee, including, without limitation, by electronic mail) of (i) any material amendment, restatement, supplement, waiver or other material modification to any Material Mileage Plan Agreement (with such notice posted or delivered, as applicable, promptly but in each case within thirty (30) days of the effectiveness of such material amendment, restatement, supplement, waiver or other material modification) and (ii) any notice of termination, cancellation or expiration received or delivered by the Issuer or a Guarantor with respect to a Material Mileage Plan Agreement (with such notice posted or delivered, as applicable, as soon as reasonably practicable after such termination, cancellation or expiration).
86
Section 4.3 Taxes	87
Section 4.4 [Reserved]	87
Section 4.5 Corporate Existence	87
Section 4.6 Compliance with Laws	87
Section 4.7 Contribution of Mileage Plan Intellectual Property	88
Section 4.8 Special Purpose Entity	88
Section 4.9 SPV Party Independent Directors	91
Section 4.10 Regulatory Matters; Utilization; Collateral Requirements	91
(a) maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; and	91
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(b) maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time.	91
Section 4.11 Collateral Ownership	91
Section 4.12 Guarantors; Grantors; Collateral	92
(a) Alaska shall take, and cause each Guarantor to take, such actions as are necessary in order to ensure that the obligations of the Issuer Parties hereunder and under the other Notes Documents are guaranteed by all Guarantors. If Alaska or any of its Subsidiaries acquires, creates or designates a Permitted Loyalty Subsidiary after the Closing Date, then Alaska will promptly cause such Permitted Loyalty Subsidiary to take such actions as are necessary to become a Guarantor.	92
(b)    Alaska and Loyalty Co shall, in each case at their own expense, (A) become, and cause HoldCo to become, a Grantor and to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of the Notes Documents (it being understood that only Loyalty Co and HoldCo shall be required to become Grantors and pledge their respective Collateral), (B) promptly execute and deliver (or cause HoldCo to execute and deliver) to the Trustee and the Collateral Administrator such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 4.25 and the filing of UCC financing statements, as applicable) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties on such assets of any Grantor to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Trustee or the Master Collateral Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Trustee, deliver to the Trustee, for the benefit of the Senior Secured Parties, the Trustee, the Master Collateral Agent, the Collateral Administrator and the Depositary, a customary written Opinion of Counsel to such Grantor, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral.
92
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(c)    Notwithstanding anything in this Indenture to the contrary, a supplemental indenture effecting a Note Guarantee pursuant to the terms of this Indenture following the Closing Date may be modified in respect of any Guarantor organized outside the United States of America to the extent necessary to (1) comply with applicable law, (2) avoid any applicable legal limitations such as applicable statutory limitations, financial assistance requirements, corporate benefit requirements, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors (collectively referred to as “Agreed Guarantee Principles”), in each case as determined by Alaska in good faith in its reasonable discretion.
92
Section 4.13 Appraisals	93
Section 4.14 Further Assurances	93
(a)    In each case, subject to the terms, conditions and limitations in the Notes Documents, each Issuer Party shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or that the Master Collateral Agent or the Trustee may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, in each case to the extent required under this Indenture or the Collateral Documents. For the avoidance of doubt, the requirements of this Section 4.14(a) shall not create any obligation of the Issuer Party to provide any Mileage Plan Agreements (or copies thereof) or disclose any information therein that is not otherwise disclosed or required to be disclosed on the Closing Date.
93
(b) [Reserved].	93
(c)    Promptly after the date upon which it is permissible to transfer and assign any Specified Intellectual Property, the Issuer Parties shall, if such Specified Intellectual Property is not transferred and assigned pursuant to an existing Contribution Agreement or an amendment thereto, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required and advisable, and take all further actions that may be required or advisable under applicable law or that the Master Collateral Agent may reasonably request, to transfer and assign all of the Issuer Parties’ right, title and interest in and to such Specified Intellectual Property to Loyalty Co, and shall promptly provide the Trustee and the Master Collateral Agent copies of any such documents.
93
Section 4.15 Maintenance of Rating	93
Section 4.16 Mileage Plan Program; Mileage Plan Agreements	94
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(a) The Issuer Parties (as applicable) agree to honor Miles according to the policies and procedures of the Mileage Plan Program except to the extent that would not be reasonably expected to cause a Payment Material Adverse Effect.	94
(b)    The Issuer Party shall take any action permitted under the Mileage Plan Agreements and applicable law that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the Mileage Plan Agreements, (ii) perform its obligations under the Mileage Plan Agreements and (iii) cause the applicable counterparties to perform their obligations under the related Mileage Plan Agreements, including such counterparties’ obligations to make payments to and indemnify the applicable Issuer Parties in accordance with the terms thereof in each case except as would not reasonably be expected to result in a Payment Material Adverse Effect.
94
(c) Neither Alaska nor Loyalty Co shall substantially reduce the Mileage Plan Program business or modify the terms of the Mileage Plan Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.	94
(d) Alaska shall not and shall not permit any of its Subsidiaries to change the policies and procedures of the Mileage Plan Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.	94
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(e)    Alaska shall not and shall not permit any of its Subsidiaries to establish, create, or operate any Loyalty Program, other than a Permitted Acquisition Loyalty Program or a Specified Minority Owned Program, unless substantially all such Loyalty Program cash payments (which excludes, for the avoidance of doubt, airline revenues such as ticket sales and baggage fees), accounts in which such cash payments are deposited, Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of Mileage Plan Intellectual Property, substituting references to the Mileage Plan Program with references to such other Loyalty Program), and material third-party contracts and intercompany agreements, related to such Loyalty Program (including co-branding, partnering or similar agreements (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Loyalty Program) related to such Loyalty Program) are transferred to and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis (except to the extent such revenues and assets constitute Excluded Property), subject to third-party rights and Permitted Liens; provided that, for the avoidance of doubt, nothing shall prohibit Parent or any of its Subsidiaries from offering and providing discounts or other incentives (other than any Currency) for travel or carriage on Alaska or any of its affiliates, or on any of its alliance or code-share partners.
94
(f)    Alaska and the SPV Parties agree that, with respect to each Mileage Plan Agreement (and that would not be a Retained Agreement at such time) entered into after the Closing Date (other than Excluded Property), (i) Alaska and HoldCo shall use commercially reasonable efforts to cause Loyalty Co to be party to such Mileage Plan Agreement and (ii) such Mileage Plan Agreement shall (x) provide that payment made by the counterparty thereunder shall be made to Loyalty Co and deposited directly into the Collection Account and (y) permit Alaska or Loyalty Co, as the case may be, to grant a Lien on such Mileage Plan Agreement to secure the Obligations; provided, that in no event shall it be commercially reasonable for Alaska to be required to pay or provide concessions to a counterparty of any Mileage Plan Agreement in order to have Loyalty Co added as a party to such agreement.
95
(g) Notwithstanding anything to the contrary, with respect to any Permitted Acquisition Loyalty Program, the Issuer Party shall be permitted to undertake any of the following actions at any time after such actions are permitted under the Material Mileage Plan Agreements and applicable law:	95
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(h)    For the avoidance of doubt, (i) until a Permitted Acquisition Loyalty Program is merged into or consolidated with the Mileage Plan Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at the Issuer or a Permitted Loyalty Subsidiary and pledged as Collateral, any Permitted Acquisition Loyalty Program shall not be deemed part of the Mileage Plan Program, its co-branding, partnering or similar agreements shall not constitute Mileage Plan Agreements, and its customer data shall not constitute Mileage Plan Customer Data, (ii) following a merger or consolidation of the Permitted Acquisition Loyalty Program into the Mileage Plan Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at the Issuer or a Permitted Loyalty Subsidiary and pledged as Collateral, (A) none of the restrictions described in the definition of “Permitted Acquisition Loyalty Program” will continue to apply to the merged program, (B) the co-branding, partnering or similar agreements related to or entered into in connection with the Permitted Acquisition Loyalty Program shall become Mileage Plan Agreements (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Permitted Acquisition Loyalty Program) and (C) all rights, title and interest therein and the Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees) must be promptly pledged as Collateral (except to the extent constituting Excluded Property), and (iii) customers of the Mileage Plan program and customers of the HawaiianMiles program will be permitted to exchange Miles under the Mileage Plan program with the applicable Currency under the HawaiianMiles program (and vice versa), in each case so long as the HawaiianMiles program is a Permitted Acquisition Loyalty Program.
95
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(i)    Alaska and the SPV Parties agree that if, as of any Determination Date, the aggregate amount of payments in cash attributable to the Retained Agreements for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date) are greater than or equal to 15.0% of the Mileage Plan Revenues (including any such payments in cash attributable to the Retained Agreements and the Intercompany Agreements) for such period, (i) Alaska shall promptly transfer (or cause to be transferred) its rights, title and interest in, to and under one or more Retained Agreements to Loyalty Co such that the aggregate amount of payments in cash produced by the Retained Agreements not so transferred is less than 15.0% of the Mileage Plan Revenues in such period (on a pro forma basis) and (ii) upon the effectiveness of such transfer, such Retained Agreement(s) shall be pledged by Loyalty Co as Collateral on a first lien basis pursuant to an associated security agreement (or a supplement to the Security Agreement) and thereafter shall become Mileage Plan Agreement(s); provided that, in the case of any airline-to-airline frequent flyer program agreement that was previously a Retained Agreement and subsequently becomes a Mileage Plan Agreement, such airline-to-airline frequent flyer program may be re-designated as a Retained Agreement and then (x) transferred back to Alaska or any of its Affiliates and/or (y) released from the Collateral, in each case so long as after giving effect to such transfer, re-designation and/or release, the aggregate amount of payments in cash attributable to the Retained Agreements is less than 15.0% (on a pro forma basis) for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date).
96
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(j)    As of any Determination Date, if the aggregate amount of payments in cash attributable to the Retained Agreements are greater than or equal to 15.0% of the Mileage Plan Revenue for the preceding four Quarterly Reporting Periods (determined as of the Determination Date in respect thereof), Alaska shall (x) designate one or more Retained Agreements as Mileage Plan Agreements (but, for the avoidance of doubt, shall not be required to transfer any rights related thereto to the Issuer or obtain the consent of any counterparties to such designated Retained Agreement(s)) and (y) contemporaneously with such designation Alaska shall pledge the Assigned Mileage Plan Agreement Rights with respect to such designated Retained Agreements pursuant to the Alaska Security Agreement, such that the aggregate amount of payments in cash attributable to the Retained Agreements not so designated or otherwise transferred is less than 15.0% of the Mileage Plan Revenue in such period (on a pro forma basis). All Assigned Mileage Plan Agreement Rights shall be assigned only to the extent they are permitted to be assigned pursuant to the terms of the relevant Mileage Plan Agreement (or any other agreement between Alaska and the counterparty thereto) or, if such assignment is not permitted pursuant to the terms of the relevant Mileage Plan Agreement (or such other agreement), then to the extent such rights, title and interest in, to and under such Mileage Plan Agreement may be assigned notwithstanding the terms of such agreement pursuant to the applicable provisions of the UCC (including, without limitation, Sections 9-406 and 9-408) of any relevant jurisdiction.
96
(k)    Loyalty Co shall have the exclusive right to issue Miles (other than those attributable to any arrangement or transaction with any non-airline third-parties) in connection with the Mileage Plan Program, including any Miles purchased by Alaska, Mileage Plan Program members or any other third parties pursuant to Mileage Plan Agreements, Retained Agreements, Alaska Airlines Business Agreements or otherwise from Loyalty Co, Alaska or any of its Affiliates, and neither Alaska nor any of its Affiliates (other than Loyalty Co) shall engage in such activities. Alaska shall purchase Miles from Loyalty Co in order to comply with its obligations under the Mileage Plan Agreements, the Retained Agreements and the Alaska Airlines Business Agreements. Loyalty Co shall issue Miles purchased by Alaska in accordance with the Intercompany Agreements. For the avoidance of doubt, nothing in this Section 4.16(k) shall limit the ability of Alaska in its capacity as manager of the Mileage Plan Program (or Parent and any of its Subsidiaries or any third party, in each case designated by Alaska in such capacity) to enter into any agreements with respect to Excluded Miles (as defined in the Intercompany Agreement) on behalf of the Issuer.
97
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(l) In connection with the transactions contemplated by clauses (e) and/or (h) of this Section 4.16, any SPV Party may form a Permitted Loyalty Subsidiary; provided that such Permitted Loyalty Subsidiary satisfies the requirements set forth in the definition of “Permitted Loyalty Subsidiary” within thirty (30) days after the formation of such Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion) and Loyalty Co provides written notice to the Trustee designating such Subsidiary as a “Permitted Loyalty Subsidiary” and an “SPV Party”.	97
Section 4.17 Notes Reserve Account	97
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(a)    Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co with the account name: “Note Reserve Account” and account number: 270993001, for the purpose of holding a minimum balance of not less than the Notes Reserve Account Required Balance (such account, the “Notes Reserve Account”). The Notes Reserve Account shall be subject at all times to the control of the Trustee. So long as the Collateral Custodian has not been notified by the Trustee or the Issuer that an Event of Default has occurred and is continuing, then the Collateral Custodian shall, at the written direction of the Issuer from time to time cause the funds held in the Notes Reserve Account, from time to time, to be invested in one or more Cash Equivalents selected by the Issuer (which Cash Equivalents shall at all times be subject to the Lien created under this Indenture). Following the Collateral Custodian’s receipt of written notice from the Trustee or from the Issuer that an Event of Default has occurred and is continuing, the Collateral Custodian shall, unless directed by the Trustee (acting at the direction of the Permitted Noteholders) cease making or renewing such Investments and funds on deposit in the Notes Reserve Account shall thereafter remain uninvested for so long as such Event of Default is continuing. The Collateral Custodian shall not have any obligation to invest or reinvest the funds held in the Notes Reserve Account on any day to the extent that the Collateral Custodian has not received investment instruction on or prior to 11:00 a.m. (New York City time) on such day. Notwithstanding anything else in this Indenture to the contrary, in no event shall the Issuer direct any investment in any such Cash Equivalent that will mature later than the Business Day before the next occurring Payment Date. It is agreed and understood that the entity serving as the Trustee or the Collateral Custodian may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Trustee or the Collateral Custodian be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Trustee, the Collateral Custodian or their respective affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s or the Collateral Custodian’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments. All income from such Cash Equivalents shall be retained in the Notes Reserve Account, subject to release as permitted by this Indenture. All investments in such Cash Equivalents shall be at the risk of Loyalty Co.
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(b)    As security for the prompt payment or performance in full when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Trustee for the benefit of the Notes Secured Parties a security interest in and lien upon, all of the Loyalty Co’s right, title and interest in and to the Notes Reserve Account, (i) all funds held in the Notes Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing the Notes Reserve Account or such funds, (ii) all Investments from time to time of amounts in the Notes Reserve Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Trustee or any Notes Secured Party or any assignee or agent on behalf of the Trustee or any Notes Secured Party in substitution for or in addition to any of the then-existing Collateral in the Notes Reserve Account, and (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then-existing Collateral in the Notes Reserve Account.
98
(c) The Issuer acknowledges and agree that: (i) the Trustee shall be the only Person that has a right to withdraw funds from the Notes Reserve Account and (ii) the funds on deposit in the Notes Reserve Account shall at all times continue to be Collateral security for the benefit of the Notes Secured Parties and shall not be subject to any Lien other than a Lien benefiting the Trustee on behalf of the Notes Secured Parties.	98
(d)    If, on any Determination Date, the amount on deposit in the Notes Reserve Account exceeds the then applicable Notes Reserve Account Required Balance for the related Payment Date, Loyalty Co shall be entitled to request the Trustee by notice in writing (which may be the Payment Date Statement) to direct the Collateral Custodian to transfer such excess amounts in the Notes Reserve Account to the Collection Account as soon as practicable. In such circumstances, the Trustee shall promptly direct the Collateral Custodian to wire such excess amounts from the Notes Reserve Account to the Collection Account.
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(e)    If, on any Determination Date, Available Funds for the related Payment Date will not be sufficient to pay in full the amounts due pursuant to clauses (a), (b) and (c) of Section 4.01 on the related Payment Date, Loyalty Co shall request by notice in writing (which may be the Payment Date Statement) to the Trustee that the Trustee, on or prior to the related Payment Date, direct the Collateral Custodian to transfer amounts in the Notes Reserve Account to the Notes Payment Account to the extent necessary so that Available Funds on the related Payment Date will be sufficient to pay such amounts on the related Payment Date. In such circumstances, the Trustee shall promptly direct the Collateral Custodian to wire such amounts from the Notes Reserve Account to the Notes Payment Account.
99
(f) Loyalty Co will at all times maintain a minimum balance of not less than the Notes Reserve Account Required Balance in the Notes Reserve Account (for the avoidance of doubt, except to the extent a lesser balance is maintained during the period from (and including) any Allocation Date to the time at which funds are distributed in accordance with Section 4.01 on the related Payment Date as a result of funds being remitted from the Notes Reserve Account to the Notes Payment Account in accordance with the Notes Documents).	99
Section 4.18 Notes Payment Account	99
(a) Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co with the account name: “Note Payment Account” and account number: 270993000, for the purpose of holding amounts allocated to the Notes pursuant to the Collateral Agency and Accounts Agreement and the terms of this Indenture (such account, the “Notes Payment Account”). The Notes Payment Account shall be subject at all times to the control of the Trustee. Amounts on deposit in the Notes Payment Account shall be uninvested.	99
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(b)    As security for the prompt payment or performance in full when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Trustee for the benefit of the Notes Secured Parties a security interest in and lien upon, all of Loyalty Co’s right, title and interest in and to (i) the Notes Payment Account, (ii) all funds held in the Notes Payment Account, and all certificates and instruments, if any, from time to time representing or evidencing any Notes Payment Account or such funds, (iii) all Investments from time to time of amounts in the Notes Payment Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Trustee or any Notes Secured Party or any assignee or agent on behalf of the Trustee or any Notes Secured Party in substitution for or in addition to any of the then-existing Collateral in the Notes Payment Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then-existing Collateral in the Notes Payment Account.
99
(c) The Issuer acknowledges and agrees that: (i) at all times, the Trustee shall be the only Person that has a right to withdraw funds from the Notes Payment Account and (ii) the funds on deposit in the Notes Payment Account shall at all times continue to be Collateral security for all of the Obligations and shall not be subject to any Lien other than a Lien benefiting the Trustee on behalf of the Notes Secured Parties.	100
Section 4.19 Collections; Releases from Collection Account	100
(a) Alaska and Loyalty Co shall instruct and use commercially reasonable efforts to cause sufficient counterparties to Mileage Plan Agreements to direct payments of Transaction Revenue into the Collection Account such that in any Quarterly Reporting Period, at least 85% of Mileage Plan Revenues are deposited directly into the Collection Account.	100
(b) To the extent the Issuer Party or any of their controlled Affiliates receives any payments of Transaction Revenue to an account other than the Collection Account, such Person shall cause such amounts to be deposited into the Collection Account within three (3) Business Days after receipt and identification thereof.	100
(c) Alaska and HoldCo shall make, and Loyalty Co shall ensure that, all payments payable to Loyalty Co pursuant to the Intercompany Agreements and the IP Licenses are made directly into the Collection Account. Any amounts released to the Issuer from the Notes Payment Account in accordance with this Indenture or the Collection Account in accordance with the Collateral Agency and Accounts Agreement may be transferred by the Issuer to Alaska in any manner without restriction.	100
Section 4.20 Mandatory Prepayments or Repurchases	100
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Section 4.21 Privacy and Data Security	100
Section 4.22 Restricted Payments	101
(a) The SPV Parties shall not, directly or indirectly:	101
Section 4.23 Incurrence of Indebtedness	102
(a)    Junior Lien Debt; provided that (i) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Junior Lien Debt, (ii) the pro forma Debt Service Coverage Ratio (Senior Debt and Junior Debt) (calculated using the Semi-Annual Debt Service (Senior Debt and Junior Debt) of any other outstanding Indebtedness previously incurred pursuant to this clause (1) and such Junior Lien Debt) as of the immediately preceding Determination Date, immediately after giving effect to the issuance of such Junior Lien Debt shall be at least 1.00 to 1.00, (iii) the pro forma LTV Ratio (Senior Debt and Junior Debt) immediately after giving effect to the issuance or incurrence of such Junior Lien Debt shall not exceed 62.5% (provided that such pro forma LTV Ratio shall be calculated based on an Appraisal delivered by Alaska dated no earlier than three (3) calendar months prior to the proposed date of issuance or incurrence of such Junior Lien Debt) and (iv) such Junior Lien Debt shall not be incurred by or subject to a guarantee by any Subsidiary of Alaska other than any SPV Party;
102
(b)    Pre-paid Miles Purchases, so long as (i) the aggregate amount of Miles purchased in Pre-paid Miles Purchases or other Indebtedness incurred with respect to Pre-paid Miles Purchases does not exceed an amount equal to the quotient of (x) $550,000,000 divided by (y) the rate per Mile by which such Person purchases Miles from Alaska as in effect on the Closing Date, (ii) such sale is non-refundable and non-recourse to the SPV Parties, (iii) the Indebtedness related thereto is unsecured or secured by assets of Alaska or its subsidiaries (other than the SPV Parties) that do not constitute Collateral and (iv) no Early Amortization Period or Event of Default is continuing at the time of such sale or would result therefrom;
102
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(c)    Indebtedness represented by (1) the Notes issued and outstanding as of the Closing Date, and the Note Guarantees related thereto, (2) the Term Loans outstanding on the Closing Date, and the related Guarantees by the Guarantors thereof, and (3) additional Indebtedness incurred under the Credit Agreement, the Indenture or another indenture or loan or credit agreement; provided that (i) any such Indebtedness (other than with respect to Section 4.23(c)(A) and (B), customary bridge loans which, subject only to customary conditions (which shall be limited to no payment or bankruptcy event of default) would either automatically be converted into or required to be exchanged for long-term refinancing in the form of debt securities issued under an indenture or incremental term loans under the Credit Agreement or another term loan agreement, as applicable, permitted under (and subject to the requirements of) the other provisions of this Section 4.23(c)), (A) shall have a maturity date not earlier than the Latest Maturity Date then in effect, (B) shall have a Weighted Average Life to Maturity thereof no shorter than the remaining Weighted Average Life to Maturity of the Notes outstanding (in the case of additional Notes to be issued under this Indenture or debt securities to be issued under any other indenture) or the Credit Agreement (in the case of Indebtedness to be incurred under the Credit Agreement or to be incurred under any other term loan agreement), and (C) shall not be subject to or benefit from any Guarantee by any Person other than the Issuer or a Guarantor, (ii) [reserved], (iii) [reserved], and (iv) in the case of any additional Indebtedness under this Section 4.23(c) after the initial issuance of the Notes, the terms and conditions governing such Indebtedness shall be substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by Loyalty Co) to the investors or holders providing such Indebtedness than those applicable to the Notes under this Indenture (except to the extent such terms are (I) conformed (or added) in the Notes Documents for the benefit of the Holders of the Notes pursuant to a supplemental indenture, (II) applicable solely to periods after the latest final maturity date of the Notes existing at the time of such incurrence or (III) consist of pricing, fees, rate floors, premiums, optional prepayment or redemption terms); provided that notwithstanding the foregoing, in no event shall such Indebtedness be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Alaska Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Alaska other than any SPV Party) except on the same terms as the Notes, (v) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Indebtedness and (vi) other than in the case of Indebtedness incurred on the Closing Date, the pro forma LTV Ratio (Senior Debt) immediately after giving effect to the issuance or incurrence of such Indebtedness shall not be more than 55.0% (provided that such pro forma LTV Ratio (Senior Debt) shall be calculated based on an Appraisal delivered by Alaska dated no earlier than three (3) calendar months prior to the proposed date of issuance or incurrence of such Indebtedness);
102
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(a) Indebtedness arising from customary indemnification or other similar obligations under the Notes Documents and the other agreements entered into on the Closing Date in connection therewith (or replacements or amendments thereto which are permitted under this Indenture); and	103
(b) Indebtedness otherwise permitted under Section 4.25.	103
Section 4.24 Disposition of Collateral	103
(a) No Issuer Party shall sell or otherwise Dispose of any Collateral (or, in the case of any SPV Party, any of its property or assets (including the Collateral)), including by way of any Sale of a Grantor, except for (i) a Permitted Disposition, (ii) Permitted Pre-paid Miles Purchases in an aggregate amount not to exceed $550,000,000 since the Closing Date, (iii) a Permitted HoldCo Equity Minority Stake Sale or (iv) any other sale or Disposition (other than a Sale of a Grantor) of assets having a Fair Market Value in an aggregate amount not to exceed $25,000,000 in any fiscal year.	103
(b)    Alaska shall be permitted after the Closing Date to sell or transfer up to 49% in the aggregate of the Equity Interests in HoldCo so long as at the consummation of such sale or transfer (i) all of the Equity Interests in HoldCo (including those that are the subject of such proposed sale or transfer, and any Equity Interests that have been previously sold or transferred) are, prior to or simultaneous with such proposed sale or transfer, pledged as Collateral under the Collateral Documents (pursuant to a Cayman Islands equity share mortgage substantially in the form of the Cayman Share Mortgage with respect to HoldCo) and (ii) the purchaser or transferee of such Equity Interests agrees to be bound by the terms of the Collateral Agency and Accounts Agreement (a “Permitted HoldCo Equity Minority Stake Sale”).
103
Section 4.25 Liens	104
Section 4.26 Business Activities	104
Section 4.27 Minimum Liquidity	104
Section 4.28 Merger, Consolidation, or Sale of Assets	104
(a) Alaska shall not (i) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) unless:	104
(b) Alaska shall not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).	105
(c) No SPV Party shall: (i) consolidate or merge with or into another Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties, in one or more related transactions, to another Person.	105
Section 4.29 [Reserved]	105
Section 4.30 [Reserved]	105
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Section 4.31 Intellectual Property	105
(a)    The Issuer Parties shall not terminate, amend, waive, supplement or otherwise modify any IP Agreement or any provision thereof, or exercise any right or remedy under or pursuant to or under any IP Agreement, in each case, without the prior written consent of the Permitted Noteholders for each Series of Notes if such termination, amendment, waiver, supplement or modification or exercise of remedies would reasonably be expected to result in a Material Adverse Effect; provided that (i) termination of any IP Agreement or any amendment to the termination provisions thereof, or (ii) any amendment to an IP Agreement that (A) materially and adversely affects rights to the Mileage Plan Intellectual Property or rights to use the Mileage Plan Intellectual Property or in the case of the Contribution Agreements, rights to or rights to use other applicable Collateral, (B) shortens the scheduled term thereof, (C) in the case of any IP License, materially and adversely changes the amount or calculation of the termination payment, or the amount, calculation or rate of fees due and owing thereunder, (D) changes the contractual subordination of payments thereunder in a manner materially adverse to Holders, (E) reduces the frequency of payments thereunder to an SPV Party or permits payments due to an SPV Party thereunder to be deposited to an account other than the Collection Account, (F) changes the amendment standards applicable to such IP Agreement (other than changes affecting rights of the Trustee or the Master Collateral Agent to consent to amendments, which is covered by the following clause (G)) in a manner that would reasonably be expected to result in a Material Adverse Effect or (G) materially impairs the rights of the Trustee or the Master Collateral Agent to enforce or consent to amendments to any provisions thereof in accordance therewith shall, in each case, be deemed to have a Material Adverse Effect.
105
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(b)    Any assignment, pursuant to a Contribution Agreement, of Mileage Plan Intellectual Property registered in the United States shall be filed in the applicable intellectual property office on or before the date that is sixty (60) days after the Closing Date; provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree in its reasonable discretion. Any assignment, pursuant to a Contribution Agreement, of Mileage Plan Intellectual Property registered outside the United States shall be filed in the applicable intellectual property office on or before the date that is one hundred and eighty (180) days after the Closing Date (as extended automatically without further consent to the extent the Issuer is diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of applicable law or the COVID-19 pandemic or other similar events and conditions (e.g., natural disaster), which are outside the control of the Issuer); provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree.
106
(c) [Reserved].	106
(d)    Within two hundred seventy (270) days following the Closing Date, Alaska shall segregate, compile and host, and thereafter Alaska shall maintain, current and future Mileage Plan Customer Data in a database (the “Mileage Plan Customer Database”) separate from the database containing any data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Alaska or any of its Subsidiaries (other than the Mileage Plan Customer Data); provided that Dated Mileage Plan Member Profile Data may be commingled with other data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Parent or any of its Subsidiaries that is held in an archival format (such commingled Dated Mileage Plan Member Profile Data, “Archived Mileage Plan Member Profile Data”); and provided further that Alaska shall not be required to remove or segregate any Alaska Traveler Related Data contained in the Mileage Plan Customer Database. Any copies of Archived Mileage Plan Member Profile Data contained in the Mileage Plan Customer Database shall continue to be subject to the security interest granted under the Collateral Documents. The Mileage Plan Customer Database shall be property of Loyalty Co and subject to the lien granted under the Collateral Documents.
106
Section 4.32 Specified Organization Documents	106
No Issuer Party shall amend, modify or waive any SPV Provision of any Specified Organization Document. No Issuer Party shall amend, modify or waive any other provision of any Specified Organization Document in a manner materially adverse to the Holders.	106
Section 4.33 Debt Service Coverage Ratio Cure	107
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As of any Determination Date, to the extent that Collections received in the Collection Account for the related DSCR Measurement Period are insufficient to satisfy the Debt Service Coverage Ratio Test for such DSCR Measurement Period (the “Shortfall Period”), at any time prior to such Determination Date the Issuer may deposit, or cause to be deposited into the Collection Account, funds in an amount necessary to satisfy the Debt Service Coverage Ratio Test for such Shortfall Period (determined as if such deposited funds constitute Collections attributable to such Shortfall Period); provided that (x) deposits made pursuant to this Section 4.33 shall not occur more than five (5) times in the aggregate prior to the final maturity date of the 2031 Notes and no more than two times in any twelve (12) month period, (y) any such Cure Amounts received in the Collection Account on or prior to the Determination Date with respect to the Shortfall Period in accordance with this Section 4.33 will be treated as Collections for purposes of the Debt Service Coverage Ratio Test for the Shortfall Period and (z) amounts deposited in the Collection Account after such Determination Date and designated as Cure Amounts by the Issuer shall be treated as Collections for the Quarterly Reporting Period in which such funds were deposited and shall not be included in the Debt Service Coverage Ratio Test for the Shortfall Period (amounts deposited pursuant to this paragraph being “Cure Amounts”).
107
Section 4.34 Offer to Repurchase Upon Parent Change of Control	107
(a)    If a Parent Change of Control Triggering Event occurs, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part of that Holder’s Notes pursuant to an offer to purchase (a “Parent Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of repurchase (the “Parent Change of Control Payment”) and without any Redemption Premium, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Payment Date. Within thirty (30) days following any Parent Change of Control Triggering Event, the Issuer shall mail or send electronically pursuant to the Notes Depositary’s Applicable Procedures a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Parent Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Parent Change of Control Payment Date”), which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed or sent electronically pursuant to the Notes Depositary’s Applicable Procedures, pursuant to the procedures required by this Indenture and described in such notice and stating:
107
(b) On the Parent Change of Control Payment Date, the Issuer shall, to the extent lawful:	108
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(c)    The paying agent shall promptly mail or otherwise pay in accordance with this Indenture and the Notes Depositary’s Applicable Procedures to each Holder of Notes properly tendered the Parent Change of Control Payment for the Notes, and the Issuer shall issue and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The provisions described above that require the Issuer to make a Parent Change of Control Offer following a Parent Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
108
(d)    The Issuer will not be required to make a Parent Change of Control Offer upon a Parent Change of Control Triggering Event if (1) a third party makes the Parent Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Parent Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Parent Change of Control Offer, or (2) notice of redemption with respect to all Notes has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price; and a Parent Change of Control Offer may be made in advance of a Parent Change of Control, conditioned upon the consummation of such Parent Change of Control, if a definitive agreement is in place for the relevant Parent Change of Control at the time the Parent Change of Control Offer is made. If a Parent Change of Control Triggering Event occurs at a time when the Issuer is prohibited, by the terms of any of their indebtedness, from purchasing the Notes, the Issuer may seek the consent of their lenders to the purchase of the Notes or may attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, they would remain prohibited from purchasing the Notes. For the avoidance of doubt, the Issuer’s failure to offer to purchase the Notes shall constitute an Event of Default under Section 6.02(a)(iii) and not Section 6.02(a)(i), but the failure of the Issuer to pay the Parent Change of Control Payment when due shall constitute an Event of Default under Section 6.02(a)(i).
109
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(e)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw the Notes in a Parent Change of Control Offer and the Issuer, or any third party making a Parent Change of Control Offer in lieu of the Issuer, purchase all of such Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right, upon not less than twenty (20) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Parent Change of Control Offer described above, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Payment Date).
109
Section 4.35 Maintenance of Office or Agency	109
(a)    The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.
109
(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.	110
(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof; provided that no service of legal process on the Issuer or any Guarantor may be made at any office of the Trustee.	110
Article 5 [RESERVED]	110
Article 6 EARLY AMORTIZATION, DEFAULTS AND REMEDIES	110
Section 6.1 Early Amortization	110
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(a) The occurrence of any of the following shall constitute an “Early Amortization Event”:	110
(b) Promptly upon knowledge thereof by a Responsible Officer of Alaska or Loyalty Co, the Issuer shall give to the Trustee notice in writing of an Early Amortization Event.	110
Section 6.2 Events of Default	110
(a) Each of the following is an “Event of Default”:	110
(b) Subject to the terms of the Collateral Agency and Accounts Agreement, after the occurrence and during the continuance of any Event of Default, any Available Funds and other amounts received, including any amounts realized upon enforcement of any Collateral Documents or any payments, recoveries or distributions received in any proceeding under any Bankruptcy Laws, including adequate protection and Chapter 11 plan distributions, to the extent received by the Trustee from the Master Collateral Agent as the Notes’ Pro Rata Share thereof shall be applied by the Trustee, as follows:	114
Section 6.3 Remedies Exercisable by the Trustee	115
(a) Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such event, the Trustee shall, at the request of the Permitted Noteholders with respect to a Series of Notes, by written notice to the Issuer (with a copy to the Master Collateral Agent and the Collateral Custodian), take one or more of the following actions, at the same or different times:	115
(b) In case of any Event of Default described in Section 6.02(a)(v), Section 6.02(a)(vi) or Section 6.02(a)(xiv) hereof, the actions and events described in Section 6.03(a)(i) and Section 6.03(a)(ii) hereof shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which will be waived by the Issuer and the Guarantors.	116
Section 6.4 Waiver of Past Defaults	116
Section 6.5 Control by Majority	116
Section 6.6 Limitation on Suits	116
(a) Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:	116
(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.	117
Section 6.7 Rights of Holders of Notes to Receive Payment	117
Section 6.8 Collection Suit by Trustee	117
Section 6.9 Restoration of Rights and Remedies	117
Section 6.10 Rights and Remedies Cumulative	117
Section 6.11 Delay or Omission Not Waiver	118
Section 6.12 Trustee May File Proofs of Claim	118
Section 6.13 Undertaking for Costs	118
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Article 7 TRUSTEE	119
Section 7.1 Duties of Trustee	119
(a) If an Event of Default has occurred and is continuing (which is known to the Trustee), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.	119
(b) Except during the continuance of an Event of Default:	119
(c) the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:	119
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article 7.	119
(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless the Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.	120
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.	120
Section 7.2 Rights of Trustee and Collateral Custodian.	120
(a) The Trustee and the Collateral Custodian may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person and upon any order or decree of a court of competent jurisdiction. The Trustee and the Collateral Custodian need not investigate any fact or matter stated in the document.	120
(b)    Before the Trustee or the Collateral Custodian acts or refrains from acting, they may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Custodian shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Collateral Custodian may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel or both shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
120
(c) The Trustee and the Collateral Custodian may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.	120
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(d) The Trustee and the Collateral Custodian shall not be liable for any action they take or omit to take in good faith that they believes to be authorized or within the rights or powers conferred upon it by this Indenture.	120
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by a Responsible Officer of the Issuer.	120
(f) None of the provisions of this Indenture shall require the Trustee or the Collateral Custodian to expend or risk their own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers if they shall have reasonable grounds for believing that repayment of such funds or security or indemnity satisfactory to them against such risk or liability is not assured to them.	120
(g)    Neither the Trustee nor the Collateral Custodian shall be deemed to have notice of any Default or Event of Default other than an Event of Default under 6.02(a)(i)(A) or 6.02(a)(i)(B) unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee or the Collateral Custodian, as applicable, at the Corporate Trust Office of the Trustee or the Collateral Custodian, respectively, and such notice references the Notes and this Indenture. Neither the Trustee nor the Collateral Custodian shall be responsible for knowledge of the terms and conditions of any other agreement, instrument or document other than this Indenture and the Collateral Documents to which it is party.
120
(h) In no event shall the Trustee or the Collateral Custodian be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.	121
(i) The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Custodian, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the entity acting as Trustee and the Collateral Custodian in each of its capacities hereunder and under the Collateral Documents, and each agent, custodian and other Person employed to act hereunder.	121
(j) The Trustee and the Collateral Custodian may request that the Issuer and any Guarantor deliver an Officer’s Certificate (upon which the Trustee and the Collateral Custodian may conclusively rely) setting forth the names of the individuals and/or titles of Responsible Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.	121
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(k) The Trustee and the Collateral Custodian shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.	121
(l) The permissive right of the Trustee and the Collateral Custodian to take or refrain from taking any actions enumerated herein shall not be construed as a duty.	121
(m)    The Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuer or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Indenture or any related document or (iv) the value or the sufficiency of any Collateral.
121
(n)    The Trustee shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
121
(o)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or any related document, unless such Holders shall have offered to the Trustee security, indemnity or prefunding satisfactory to the Trustee, in its sole discretion, against the losses, costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by the Trustee in compliance with such request, order or direction.
122
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(p)    Each Holder, by its acceptance of a Note hereunder, represents that it has, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Holder also represents that it will, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture and in connection with the Notes. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Issuer, the servicer or any other parties to any related documents which may come into the possession of the Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.
122
(q) If the Trustee or Collateral Custodian requests instructions from the Issuer or the Holders with respect to any action or omission in connection with this Indenture, the Trustee or Collateral Custodian, as applicable, shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee or Collateral Custodian, as applicable, shall have received written instructions from the Issuer or the Holders, as applicable, with respect to such request.	122
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(r)    In no event shall the Trustee or Collateral Custodian be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s or Collateral Custodian’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, pandemics, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s or Collateral Custodian’s control whether or not of the same class or kind as specified above; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
122
(s) Neither the Trustee nor the Collateral Custodian shall be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required.	123
(t) The Trustee and the Collateral Custodian shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (A) would, in the reasonable opinion of the Trustee or Collateral Custodian, as applicable, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document, or (B) is not provided for in this Indenture or any other related document.	123
(u) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or any Collateral Document either directly or by or through agents, subagents, nominees, collateral trustees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, subagent, nominee, collateral trustees or attorney appointed with due care by it hereunder.	123
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(v) The Trustee may request that the Issuer deliver an incumbency certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which such incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.	123
Section 7.3 Individual Rights of Trustee	123
Section 7.4 Trustee’s Disclaimer	123
Section 7.5 Notice of Defaults	124
Section 7.6 [Reserved]	124
Section 7.7 Compensation and Indemnity	124
(a)    The Issuer shall pay to the Trustee and the Collateral Custodian from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Collateral Custodian’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Custodian promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Custodian’s agents and counsel.
124
(b)    Subject to the final sentence of this Section 7.07(b), the Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Custodian, each of their officers, directors, employees and agents for, and hold the Trustee and the Collateral Custodian harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantors, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee or the Collateral Custodian, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Custodian, as applicable, to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and the Collateral Custodian may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer needs not reimburse any expense or indemnify against any loss, damage, claim, liability or expense incurred by the Trustee or the Collateral Custodian through the Trustee’s or the Collateral Custodia’s, respectively, own willful misconduct or gross negligence.
124
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(c) The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Custodian.	125
(d) To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except any funds held in trust and only available to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.	125
(e) When the Trustee or the Collateral Custodian incurs expenses or renders services after an Event of Default specified in Section 6.02(a)(v) or Section 6.02(a)(vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.	125
Section 7.8 Replacement of Trustee	125
(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:	125
(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.	125
(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10.0% in principal amount of the then-outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.	125
(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.	126
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(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
126
Section 7.9 Successor Trustee by Merger, Etc.	126
Section 7.10 Eligibility; Disqualification	126
Section 7.11 Replacement of the Collateral Custodian	126
Article 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE	127
Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance	127
Section 8.2 Legal Defeasance and Discharge	127
(a)    Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a Series and the related Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this Section 8.02(a) and Section 8.02(b), and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
127
(b) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.	127
Section 8.3 Covenant Defeasance	128
Section 8.4 Conditions to Legal or Covenant Defeasance	128
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(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such Series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the interest, principal and premium, if any, on the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;	128
(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that,	128
(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes of such Series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;	129
(d) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer is bound;	129
(e) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes of such Series over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;	129
(f) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and	129
(g) no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as the Events of Default under Section 6.02(a)(v) or Section 6.02(a)(vi) are concerned, at any time in the period ending on the 91st day after the date of deposit.	129
Section 8.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	129
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(a)    Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of interest, principal and premium, if any, on the Note of such Series, but such money need not be segregated from other funds except to the extent required by law. The Trustee is authorized to establish an additional trust fund hereunder, as needed, for the deposit and disbursement of funds pursuant to this Article 8.
129
(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.	130
(c)    Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
130
Section 8.6 Repayment to Issuer	130
Section 8.7 Reinstatement	130
Section 8.8 Application of Trust Money	130
Article 9 AMENDMENT, SUPPLEMENT AND WAIVER	131
Section 9.1 Without Consent of Holders of Notes	131
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(a)    Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Note Guarantee, this Indenture or any Collateral Document or Intercreditor Agreement to which such Guarantor is a party), the Trustee and the Master Collateral Agent (with respect to any Collateral Document or Intercreditor Agreement), subject to the restrictions in the Collateral Agency and Accounts Agreement, may amend or supplement the Notes, this Indenture and any of the Collateral Documents or Intercreditor Agreements (including, for the avoidance of doubt, any exhibit, schedule or other attachment to the Notes, this Indenture or any Collateral Document or Intercreditor Agreement) without the consent of any Holder of Notes and the Issuer may direct the Trustee and, if applicable, the Master Collateral Agent, and the Trustee and, if applicable, the Master Collateral Agent, shall (upon receipt of the documents contemplated by, and subject to the terms of, the last paragraph of this Section 9.01), enter into an amendment to this Indenture or any of the Collateral Documents or Intercreditor Agreements, as applicable, to:
131
(b)    Upon the request of the Issuer and upon receipt by the Trustee and, if applicable, the Master Collateral Agent, of the documents described in Section 9.06 hereof, the Trustee and the Master Collateral Agent, if applicable, shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Master Collateral Agent shall be obligated to, but may in its discretion, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture.
133
Section 9.2 With Consent of Holders of Notes	133
(a) To the extent Holder consent is required, except as otherwise provided in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and any Collateral Document with the consent of the Permitted Noteholders voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.	133
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(b)    Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Master Collateral Agent, if applicable, of the documents described in Section 9.06 hereof, the Trustee and, if applicable, the Master Collateral Agent, shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to Collateral Documents unless such amended or supplemental indenture or amendment or supplement to any Collateral Document affects the Trustee’s or Master Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Master Collateral Agent, may in their discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
133
(c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.	133
(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. The failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any such amendment, supplement or waiver. Furthermore, by its acceptance of the Notes, each Holder of the Notes is deemed to have consented to the terms of the Intercreditor Agreements and the Collateral Documents and to have authorized and directed the Trustee to execute, deliver and perform each of the Intercreditor Agreements and Collateral Documents to which it is a party, binding the Holders to the terms thereof.
134
(e)    Except as provided in Section 9.01 or as otherwise set forth in this Indenture, no modification, amendment or waiver of any provision of this Indenture or any Collateral Document (other than any Account Control Agreement and the Security Agreement, each of which may be amended in accordance with its terms), and no consent to any departure by the Issuer or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Permitted Noteholders of the affected Series (or signed by the Trustee with the written consent of the Permitted Noteholders of the affected Series); and, with respect to any Collateral Document, subject to the restrictions in the Collateral Agency and Accounts Agreement, provided that no such modification, amendment or waiver shall without the prior written consent of:
134
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The Collateral Controlling Party may, subject to receipt of direction from the applicable party, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements described in Section 4.12(a) and Section 4.14.	135
Section 9.3 [Reserved]	135
Section 9.4 Revocation and Effect of Consents	135
(a)    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
135
(b)    The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
135
Section 9.5 Notation on or Exchange of Notes	136
(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.	136
(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.	136
Section 9.6 Trustee to Sign Amendments, Etc.	136
Article 10 GUARANTEES	136
Section 10.1 Guarantee	136
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(a)    Subject to this Article 10 and the Agreed Guarantee Principles contemplated by Section 4.12 hereof, each of the Guarantors hereby, jointly and severally irrevocably and unconditionally guarantees (the “Note Guarantees”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, the due and punctual payment of the unpaid principal and interest on (including defaulted interest, if any, and interest accruing after the Stated Maturity of after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization, restructuring, liquidation (including provisional liquidation), winding up or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) each Note, whether at the Stated Maturity, upon redemption, upon required prepayment, upon acceleration, upon required repurchase at the option of the holder or otherwise according to the terms of this Indenture and all other obligations of the Issuer to the Holders, the Trustee, the Collateral Custodian, the Master Collateral Agent or the Depositary hereunder or thereunder shall be promptly paid in full in cash, all in accordance with the terms hereof and thereof. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
136
(b)    The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to or any amendment of any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except pursuant to Article 8 or Article 10 or by complete performance of the obligations contained in the Notes and this Indenture.
137
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.	137
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(d)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
137
(e)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
137
Section 10.2 Limitation on Guarantor Liability	138
Section 10.3 Execution and Delivery	138
(a) To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its Responsible Officers.	138
(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.	138
(c) If a Responsible Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.	138
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(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.	138
(e) If required by Section 4.12 hereof, the Issuer shall cause any newly created or acquired Grantor to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.	138
Section 10.4 Benefits Acknowledged	139
Article 11 SATISFACTION AND DISCHARGE	139
Section 11.1 Satisfaction and Discharge	139
(a) either	139
(b) the Issuer has paid or caused to be paid all other sums payable by it under this Indenture in respect of the Notes of such Series; and	139
(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such Series at maturity or the redemption date, as the case may be.	139
Section 11.2 Application of Trust Money	140
(a)    Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the interest, principal and premium, if any on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
140
(b)    If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of interest, principal and premium, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
140
Article 12 MISCELLANEOUS	140
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Section 12.1 Issuer	140
(a) [Reserved].	140
(b)    Subrogation. Until the Obligations shall have been paid in full in cash, the Issuer shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any Guarantor of the Obligations. The Issuer further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights the Issuer may have against any collateral or security or any Guarantor, shall be junior and subordinate to any rights the Agents or the Holder may have against any such collateral or security, and any such Guarantor.
140
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(c)    Obligations Absolute. The Issuer hereby waives, for the benefit of the Senior Secured Parties: (1) any right to require any Senior Secured Parties, as a condition of payment or performance by the Issuer, to (i) proceed against any other Person, (ii) proceed against or exhaust any security held from any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Senior Secured Party in favor of any other Person, or (iv) pursue any other remedy in the power of any Senior Secured Party whatsoever; (2) [reserved]; (3) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (4) any defense based upon any Senior Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (5) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Issuer’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Issuer’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, recharacterization and counterclaims, and (iv) promptness, diligence and any requirement that any Senior Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (6) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and any right to consent to any thereof; (7) any defense based upon any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Notes Documents and (8) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
140
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The obligations of the Issuer hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Trustee, the Collateral Administrator, the Master Collateral Agent or a Holder to assert any claim or demand or to enforce any right or remedy against any other Issuer Party under the provisions of this Indenture or any other Notes Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Notes Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Master Collateral Agent or the Trustee for the Obligations of any of them; (v) the failure of the Trustee or a Holder to exercise any right or remedy against any other Issuer Party; or (vi) the release or substitution of any Collateral or any other Issuer Party.
141
To the extent permitted by applicable law, the Issuer hereby waives any defense that it might have based on a failure to remain informed of the financial condition of any other Issuer Party and any circumstances affecting the ability of the Issuer to perform under this Indenture.	141
The Issuer further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Trustee, any Holder or any other Secured Party upon the bankruptcy or reorganization of any Guarantor, or otherwise.	141
Section 12.2 Notices	141
(a) Any notice or communication required or given hereunder shall be in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:	142
(b) The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.	143
(c) Any notice or communication sent to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.	143
(d) Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.	143
(e) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.	143
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(f) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.	143
(g) If the Issuer sends a notice or communication to Holders, they shall send a copy to the Trustee and each Agent at the same time.	143
(h)    The Trustee and the Collateral Custodian agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer, any Guarantor or any Holder elects to give the Trustee or Collateral Custodian e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or Collateral Custodian in its discretion elects to act upon such instructions, the Trustee’s or Collateral Custodian’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Custodian shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Custodian’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer and Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or Collateral Custodian, including without limitation the risk of the Trustee or Collateral Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.
143
(i) All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature in English. The Issuer Parties agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.	143
Section 12.3 CFC or a FSHCO Provisions	144
(a) guaranteed by a CFC or a FSHCO;	144
(b) secured by any assets of a CFC or FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); or	144
(c) secured by a pledge or other security interest in excess of 65% of the voting equity interests of any CFC or FSHCO.	144
Section 12.4 Certificate and Opinion as to Conditions Precedent	144
(a) An Officer’s Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and	144
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(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.	144
Section 12.5 Statements Required in Certificate or Opinion	144
(a) a statement that the individual making such certificate or opinion has read such covenant or condition;	144
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;	144
(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and	145
(d) a statement as to whether or not, in the opinion of such individual, such condition or covenant has been complied with; provided that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.	145
Section 12.6 Rules by Trustee and Agents	145
Section 12.7 No Personal Liability of Directors, Officers, Employees and Stockholders	145
Section 12.8 Governing Law	145
Section 12.9 Waiver of Jury Trial	145
Section 12.10 No Adverse Interpretation of Other Agreements	145
Section 12.11 Successors	146
Section 12.12 Severability	146
Section 12.13 Counterpart Originals	146
Section 12.14 Table of Contents, Headings, Etc.	146
Section 12.15 U.S.A. PATRIOT Act	146
Section 12.16 Jurisdiction	147
Section 12.17 Payment Dates; Record Dates	147
Section 12.18 Currency Indemnity	147
Section 12.19 Waiver of Immunity	148
Article 13 COLLATERAL	148
Section 13.1 Collateral Documents	148
Section 13.2 Non-Impairment of Liens	149
Section 13.3 Release of Collateral	150
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(a) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted under this Indenture) to any Person other than another Issuer or Guarantor, to the extent such sale or other disposition is made in compliance with the terms of this Indenture and the Collateral Documents (and the Master Collateral Agent shall rely conclusively on an Officer’s Certificate and/or Opinion of Counsel to that effect provided to it by the Issuer or Guarantor, including upon its reasonable request without further inquiry);	150
(b) to the extent such Collateral comprises property leased to the Issuer or a Guarantor, upon termination or expiration of such lease;	150
(c) if the release of such Lien is approved, authorized or ratified in writing by the Holders holding more than 66.67% of the aggregate outstanding principal amount of the Notes;	150
(d) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Master Collateral Agent pursuant to the Collateral Documents; and	150
(e) if such assets become Excluded Property.	150
Section 13.4 Release upon Termination of the Issuer’s Obligations	150
Section 13.5 Suits to Protect the Collateral	151
(a) Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may direct the Master Collateral Agent to take all actions it determines in order to:	151
(b)    Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Master Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee and/or the Master Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 13.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Master Collateral Agent.
151
Section 13.6 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents	151
Section 13.7 Lien Sharing and Priority Confirmation	151
Section 13.8 Limited Recourse; Non-Petition	152

EXHIBITS
Exhibit A-1    Form of 2029 Note
Exhibit A-2    Form of 2031 Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
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Exhibit D    Form of Payment Date Statement

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INDENTURE, dated as of October 15, 2024 among AS Mileage Plan IP Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Loyalty Co” or the “Issuer”), each of Alaska Air Group, Inc., a Delaware corporation (“Parent”), Alaska Airlines, Inc., an Alaska corporation (“Alaska”), and AS Mileage Plan Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“HoldCo”), as guarantors, U.S. Bank Trust Company, National Association, a national banking association, as Trustee, and U.S. Bank National Association as Collateral Custodian.
W I T N E S S E T H
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $625,000,000 aggregate principal amount of 5.021% Senior Secured Notes due 2029 (the “2029 Notes”), (ii) $625,000,000 aggregate principal amount of 5.308% Senior Secured Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Initial Notes”) and (iii) any Additional Notes that may be issued after the Closing Date in compliance with this Indenture;
WHEREAS, the obligations of the Issuer with respect to the due and punctual payment of interest, principal and premium, if any, on the Notes and the performance and observation of each covenant and agreement under this Indenture on the part of the Issuer to be performed or observed will be unconditionally and irrevocably guaranteed by the Guarantors;
WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Issuer and authenticated and delivered hereunder, the valid obligations of the Issuer and (ii) to make this Indenture a valid agreement of the Issuer have been done; and
WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes, and all things necessary (i) to make the Note Guarantee, when the Notes are executed and duly issued by the Issuer and authenticated and delivered hereunder, the valid obligations of such Guarantor and (ii) to make this Indenture a valid agreement of such Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Collateral Custodian agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1Definitions.
“2029 Notes Make-Whole Amount” means, an amount equal to the excess, to the extent positive, of (i) the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes to be redeemed (exclusive of interest accrued to the redemption date and assuming such Notes matured on the 2029 Notes Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate at such redemption date plus 25 basis points; over (ii) the principal amount of the 2029 Notes to be redeemed.
“2029 Notes Maturity Date” means October 20, 2029 or, if earlier, the date of acceleration of the 2029 Notes in accordance with the terms of this Indenture
“2031 Notes Make-Whole Amount” means, an amount equal to the excess, to the extent positive, of (i) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes to be redeemed (exclusive of interest accrued to the redemption date and assuming such Notes matured on the 2031 Notes Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate at such redemption date plus 25 basis points; over (ii) the principal amount of the 2031 Notes to be redeemed.
“2031 Notes Maturity Date” means October 20, 2031 or, if earlier, the date of acceleration of the 2031 Notes in accordance with the terms of this Indenture.
“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note, in each case bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Notes Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“40 Act” means the Investment Company Act of 1940, as amended.
“Account Control Agreements” means each multi-party security and control agreement entered into by any Grantor to satisfy the obligation of such Grantor as set forth in any Senior Secured Debt Document, a financial institution which maintains one or more Deposit Accounts or securities accounts and the Trustee or the Master Collateral Agent, as applicable, that have been pledged as Collateral under the Collateral Documents or any other Notes Document, in each case giving the Trustee or Master Collateral Agent, as applicable, “control” (as defined in Section 9-104 or 9-106 of the UCC) over the applicable account and in form and substance reasonably satisfactory to the Collateral Controlling Party and the Master Collateral Agent (it being agreed that no such agreement shall require the Master Collateral Agent or the Trustee to indemnify a depositary bank in such party’s individual capacity).
“Act of Required Debtholders” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Additional Notes” means additional Notes (other than the Initial Notes) issued with respect to a Series of Notes under this Indenture in accordance with Section 2.01 and Section 4.23 hereof, as part of the same series as such Series of Notes.

“Administration Agreement” means each of (i) the administration agreement, dated on or about the Closing Date, between, among others, Loyalty Co, Alaska and the Administrator, (ii) the administration agreement, dated on or about the Closing Date, between, among others, HoldCo, Alaska and the Administrator, in each case relating to the provision by the Administrator of certain corporate, share trustee, director and administration services to the SPV Parties.
“Administrative Agent” means Bank of America, N.A., as administrative agent under the Credit Agreement, together with its permitted successors and assigns in such capacity.
“Administrator” means Walkers Fiduciary Limited in its capacity as administrator or service provider under each Administration Agreement and any successor thereto or assignee thereof.
“Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”), if such Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Controlled Person, whether by contract or otherwise; provided that the PBGC shall not be an Affiliate of the Issuer or any Guarantor. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement. No entity shall be deemed an Affiliate of the Issuer solely because Walkers Fiduciary Limited or any of its Affiliates acts as administrator, registered office provider or share trustee or provides independent director services to such entity.
“Agents” means each of the Trustee, the Master Collateral Agent, the Collateral Custodian and the Depositary.
“Airlines Business Intellectual Property” means any and all Intellectual Property used in connection with the operation of the airline business of Parent and its Subsidiaries that, even if used in connection with the Mileage Plan Program, would be required or necessary to operate the airline business of Parent and its Subsidiaries in the absence of a Loyalty Program, including, without limitation, the following Intellectual Property: (a) the Horizon Air, Hawaiian Airlines, Alaska and Alaska Airlines marks, and ALK as a stock symbol, together with any translations, logos or designs for the foregoing; (b) the alaskaair.com domain name registration and website (including all content and source code that is not otherwise Mileage Plan Intellectual Property) and Alaska’s social media accounts; (c) the Alaska mobile app and (d) trademarks and domain names used in connection with Alaska’s lounges or clubs.
“Airline/Parent Merger” means the merger or consolidation, if any, of Parent with any Subsidiary of Parent.
“Airlines Merger” means the merger, asset transfer, consolidation or any similar transaction involving one or more airline Subsidiaries of Parent (including, without limitation,

any such transaction that results in such Subsidiaries operating under a single operating certificate).
“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alaska” has the meaning set forth in the preamble hereto until a successor replaces Alaska in accordance with the applicable provisions of this Indenture and, thereafter, includes such successor.
“Alaska Bankruptcy Event” means (a) Alaska commences a voluntary case or procedure under any Bankruptcy Law or consents to the entry of an order for relief against it in an involuntary case or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Alaska, (ii) appoints a receiver, trustee, liquidator, provisional liquidator, restructuring officer, custodian, conservator or other similar official of Alaska or for all or substantially all of its property, or (iii) orders the liquidation of Alaska, and in each case under clause (b) of this definition, the order or decree remains unstayed and in effect for sixty (60) consecutive days.
“Alaska Case Milestones” means that, after the commencement of any institution of any proceeding under any Bankruptcy Law (the “Bankruptcy Case”) of Alaska:
(a)    Alaska and each SPV Party shall continue to perform its respective obligations under the Notes Documents, the Term Loan Documents, the Alaska Intercompany Note, the Intercompany Agreements, the IP Agreements and all Material Mileage Plan Agreements to which such SPV Party is party (collectively, the “Alaska Agreements”) and there shall be no material interruption in the flow of funds under the Alaska Agreements in accordance with the terms thereunder; provided that (i) the performance by Alaska and each SPV Party under this clause (a) shall in all respects be subject to any applicable materiality qualifiers, cure rights and/or grace periods provided for under the respective Alaska Agreements, and (ii) Alaska and the SPV Parties shall have forty-five (45) days from the Petition Date (as defined below) to cure any failure to perform that requires court authorization to perform;
(b)    the debtors in respect of the Bankruptcy Case (the “Debtors”) shall file with the applicable U.S. bankruptcy court (the “Bankruptcy Court”), within fifteen (15) days of the date of petition in respect of the Bankruptcy Case (the “Petition Date”), a customary and reasonable motion to assume the Intercompany Agreements, the IP Agreements and all Material Mileage Plan Agreements to which Alaska or such SPV Party is party under section 365 of the Bankruptcy Code and continue to perform all obligations under all the Alaska Agreements (the “Assumption Motion”), and shall thereafter pursue (including by contesting any objections to) the approval of the Assumption Motion;
(c)    the Bankruptcy Court shall have entered a customary and reasonable final order (the “Assumption Order”) granting the Assumption Motion, within sixty (60) days after the

Petition Date, and such Assumption Order shall not be amended, stayed (unless the party seeking a stay has posted a cash bond pledged in favor of the Senior Secured Parties and the secured parties in respect of any other Priority Lien Debt (the “Cash Bond”) in an amount equal to or greater than the maximum amount of the License Termination Payment (as defined in the HoldCo-to-Alaska Data IP License) that could be asserted if the HoldCo-to-Alaska Data IP License were to terminate (without reduction for any potential mitigation)), vacated, or reversed;
(d)    the parties agree and acknowledge that the Assumption Motion and Assumption Order shall be customary and reasonable and the Assumption Order shall provide, among other things, that: (i) the Debtors are authorized to assume the Intercompany Agreements, the IP Agreements and all Material Mileage Plan Agreements to which Alaska or such SPV Party is party and perform all obligations under the Alaska Agreements and implement actions contemplated thereby and, pursuant to the Assumption Order, will assume the Intercompany Agreements, the IP Agreements and all Material Mileage Plan Agreements to which Alaska or such SPV Party is party pursuant to section 365 of the Bankruptcy Code; (ii) the Alaska Agreements are binding and enforceable against the parties thereto in accordance with their terms, without exception or amendment; (iii) any amounts payable under the Alaska Agreements are actual and necessary costs and expenses of preserving the Debtors’ estates and shall be entitled to priority as an allowed administrative expenses of the Debtors pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code; (iv) the Debtors must cure any defaults under the Alaska Agreements as a condition to assumption; and (v) the Debtors are authorized to take any action necessary to implement the terms of the Assumption Order;
(e)    each of the Debtors and Alaska and each other SPV Party (i) shall not take any action to materially interfere with the assumption of or performance under the Alaska Agreements, or support any other Person to take any such action; and (ii) shall take all steps commercially reasonably necessary, to contest any action that would materially interfere with the assumption or performance of the Alaska Agreements, including, without limitation, litigating any objections and/or appeals;
(f)    each of the Debtors and Alaska and each other SPV Party (i) shall not file any motion seeking to avoid, disallow, subordinate, or recharacterize any obligation under the Alaska Agreements and (ii) shall take all steps commercially reasonably necessary, to contest any action that would seek to avoid, disallow, subordinate, or recharacterize any obligation under the Alaska Agreements, including, without limitation, litigating any objections and/or appeals;
(g)    in the event there is an appeal of the Assumption Order:
(i)    if the appeal has not been dismissed within sixty (60) days, then (A) the Notes Reserve Account Required Balance shall increase by an amount equal to the product of (x) the Notes’ Pro Rata Share and (y) $15,000,000 per month as long as such appeal is pending, up to a cap in an amount equal to the product of (x) the Notes’ Pro Rata Share and (y) $300,000,000, and (B) such additional amounts accrued pursuant to clause (A) above shall be released to Alaska within five (5) Business Days after the end of such appeal; and

(ii)    the Debtors shall pursue a court order requiring any appellants to post a Cash Bond in an amount equal to or greater than the maximum amount of the License Termination Payment (as defined in the HoldCo-to-Alaska Data IP License) that could be asserted if the HoldCo-to-Alaska Data IP License were to terminate (without reduction for any potential mitigation), to an account held solely for the sole benefit of the Senior Secured Parties and the secured parties in respect of any other Priority Lien Debt;
(h)    the Bankruptcy Case shall not be, and is not converted into, a case under chapter 7 of the Bankruptcy Code; and
(i)    any plan of reorganization filed or supported by any Debtor shall expressly provide for assumption or reinstatement, as applicable, of all of the Alaska Agreements and reinstatement or replacement of each of the related obligations and/or guarantees, subject to applicable cure periods.
For the avoidance of doubt, notwithstanding the foregoing, during the pendency of and following any stay or appeal of the Assumption Order, Alaska and each SPV Party must continue to perform all obligations under the Alaska Agreements, including making any and all payments under the Alaska Agreements in accordance with the terms thereof and as described above and, in the event of any such payment default (subject to any applicable cure or grace periods under the applicable Alaska Agreements), nothing shall limit any of the note holders’ rights and remedies including but not limited to any termination rights under the Alaska Agreements.
“Alaska Intercompany Loan” means one or more loans made by Loyalty Co to Alaska pursuant to the Alaska Intercompany Note with the proceeds of the Term Loans and Notes issued under this Indenture that have been distributed to Loyalty Co.
“Alaska Intercompany Note” means the promissory note(s) evidencing the Alaska Intercompany Loan.
“Alaska Security Agreement” shall mean that certain Security Agreement, dated as of the Closing Date, among Alaska and the Master Collateral Agent.
“Alaska Traveler Related Data” means (a) data generated, produced or acquired as a result of the issuance, modification or cancellation of customer tickets from Alaska or for flights on Alaska, including data in or derived from “Passenger Name Records” (including name and contact information) associated with flights on Alaska, (b) payment-related information, (c) customer login to the Alaskaair.com website or any successor website and (d) a customer’s flight-related experience, but excluding in the case of clause (a) information that would not be generated, produced, collected or acquired in the absence of a Loyalty Program. The parties acknowledge and agree that customer name, contact information (including name, mailing address, email address, and phone numbers), Mileage Plan ID number or login and communication and promotion opt-ins (as described in clause (b) of the definition of “Mileage Plan Member Profile Data”) (to the extent that such communication and promotion opt-ins are not specific to the Mileage Plan Program) are included in both Mileage Plan Customer Data and

Alaska Traveler Related Data (it being understood that Parent and its Subsidiaries shall be entitled to continue marketing their airline business in the ordinary course).
“Allocation Date” means, with respect to any Payment Date and the related Quarterly Reporting Period, the Business Day that is two (2) Business Days prior to such Payment Date.
“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to Alaska or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.
“Applicable Procedures” means, with respect to any selection of Notes, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Notes Depositary, Euroclear and/or Clearstream that apply to such selection, transfer or exchange.
“Appraisal” means an appraisal of the value of the Collateral by an Approved Appraisal Firm delivered by the Issuer to the Trustee and the Master Collateral Agent pursuant to the Notes Documents.
“Approved Appraisal Firm” means each of MBA Aviation, BDO, BK Associates, Inc. and Duff & Phelps, LLC (or any of their respective successors or assigns) or any other entity proposed by Alaska that is reasonably acceptable to the Required Debtholders.
“Approved Independent Director List” means the list of no fewer than four (4) individuals that are eligible to act as an Independent Director for the SPV Parties pursuant to the Credit Agreement, which may be updated from time to time by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) by providing written notice to the Issuer; provided that, with respect to the initial list as scheduled in the Credit Agreement and any updates thereto made by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) thereafter, the relevant SPV Party may, upon providing thirty (30) days’ prior written notice to the Master Collateral Agent, reject up to two (2) listed individuals for any reason, and the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may thereafter amend the list to replace such individuals; provided further that in all cases, the Approved Independent Director List shall only include individuals who satisfy the Independent Director Criteria.
“Approved Replacement Independent Director” means, at any time, each individual listed on the Approved Independent Director List at such time; provided that, if the ordinary shareholder(s) of an SPV Party reasonably disagrees that none of the individuals listed on the Approved Independent Director List (i) satisfy clause (c) in the definition of “Independent Director Criteria” or (ii) are willing to act as Independent Director at a compensation level reasonably customary for directors of this type (it being agreed that the compensation level commensurate with that of the Independent Director the vacancy of which is being filled shall be deemed reasonably customary), then the ordinary shareholder(s) of the relevant SPV Party may appoint any other Person who meets the Independent Director Criteria as a replacement Independent Director.

“ARB Indebtedness” means, with respect to Parent or any of its Subsidiaries, without duplication, all Indebtedness or obligations of Parent or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Assigned Mileage Plan Agreement Rights” shall mean (a) all of Alaska’s rights to receive payments under or with respect to each Mileage Plan Agreement (other than any Intercompany Agreements) and all payments due and to become due thereunder (including all of Alaska’s present and future “accounts”, “payment intangibles” and “general intangibles” (as each such term is defined in the UCC in effect from time to time in each relevant jurisdiction) arising under such Mileage Plan Agreement), and (b) all of Alaska’s other rights, title and interest in, to and under each Mileage Plan Agreement (but not its obligations thereunder except, in the case of the Bank of America Co-Branded Agreement, to the extent set forth in the Bank of America Co-Branded Consent) other than any Intercompany Agreements.
“Available Funds” means, with respect to any Payment Date, the sum of (i) each Series of Notes’ Pro Rata Share of funds allocated pursuant to the Collateral Agency and Accounts Agreement for such Payment Date and transferred from the Collection Account to the Notes Payment Account on or prior to such Payment Date pursuant to the Collateral Agency and Accounts Agreement, (ii) any amounts transferred to the Notes Payment Account from the Notes Reserve Account for application on such Payment Date and (iii) any other amounts deposited into the Notes Payment Account by or on behalf of the Issuer on or prior to such Payment Date.
“Bank of America Co-Branded Agreement” means that certain Third Amended and Restated Alaska Airlines Affinity Card Agreement dated as of January 1, 2013 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).
“Bank of America Co-Branded Consent” means that certain Loyalty Partner Consent to Assignment, dated on or around the date hereof, between Bank of America, N.A. (together with its successors and assigns permitted under the terms of the Bank of America Co-Branded Agreement), Alaska (together with its successors and assigns permitted under the terms of the Bank of America Co-Branded Agreement), Loyalty Co and U.S. Bank Trust Company, National Association, as Master Collateral Agent.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law relating to reorganization, restructuring, arrangement, adjustment, winding-up, liquidation (including provisional liquidation), dissolution, composition or other debtor relief, including, without limitation, Part V and sections 86-88 (inclusive) of the Companies Act (as amended) of the Cayman Islands and the Companies Winding Up Rules (as amended) of the Cayman Islands, each as amended from time to time, and any bankruptcy, insolvency, winding up, liquidation (including provisional liquidation), restructuring, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.
“Board of Directors” means:
(1)    with respect to a corporation or an exempted company, the board of directors of the corporation or exempted company, as applicable, or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or such other domestic city in which the Corporate Trust Office of the Trustee, the Collateral Custodian, Master Collateral Agent or the Depositary is located (in each case, as set forth in the Collateral Agency and Accounts Agreement, as such locations may be updated pursuant to the Collateral Agency and Accounts Agreement) are required or authorized to remain closed.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Cash Equivalents” means:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the federal government of the United States (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state, provincial and local government entities, in each case maturing within one year from the date of acquisition thereof, which have, at the date of such acquisition, a rating of at least A- (or the equivalent thereof) from S&P, A-3 (or the equivalent thereof) from Moody’s or A- (or the equivalent thereof) from Fitch;
(3)    obligations of domestic or foreign companies and their Subsidiaries, including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof and which have, at the date of such acquisition, a rating of at least A- (or the equivalent thereof) from S&P, A-3 (or the equivalent thereof) from Moody’s, or A- (or the equivalent thereof) from Fitch;
(4)    commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or Fitch, or P-2 (or the equivalent thereof) from Moody’s;
(5)    certificates of deposit, banker’s acceptances, banker’s discount notes, time deposits, US Dollar time deposits or overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $100,000,000;
(6)    fully collateralized repurchase agreements with a term of not more than six (6) months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company organized under the 40 Act, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest 95% of their assets in obligations of the type described in clauses (1) through (6) of this definition, including but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the 40 Act or with the criteria set forth in National Instrument 81-102—Mutual Funds, as amended, (ii) are rated AAA (or the equivalent thereof) by S&P, Aaa (or the equivalent thereof) by Moody’s, or AAA (or the equivalent thereof) from Fitch and (iii) have portfolio assets of at least $500,000,000;
(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100,000,000;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- (or the equivalent thereof) from S&P, A-3 (or the equivalent thereof) from Moody’s, or A- (or the equivalent thereof) from Fitch; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Cayman Share Mortgages” means (i) the Cayman Islands law governed equitable mortgage over shares in Loyalty Co, dated the Closing Date, between HoldCo and the Master

Collateral Agent and (ii) the Cayman Islands law governed equitable mortgage over shares in HoldCo, dated the Closing Date, between Alaska and the Master Collateral Agent.
“CFC” means “controlled foreign corporation” within the meaning of Section 957(a) of the Code; provided that, for the avoidance of doubt, no SPV Party shall be considered to be a CFC.
“Change of Control” means the occurrence of either an “SPV Party Change of Control” or a “Parent Change of Control”, as applicable.
“Clearstream” means Clearstream Banking S.A. and its successors.
“Closing Date” means the date of original issuance of the Initial Notes.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the assets and properties of the Grantors upon which Liens have been granted to the Master Collateral Agent or the Trustee to secure the Senior Secured Debt Obligations, including without limitation all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document or otherwise constituting Excluded Property.
“Collateral Administrator” means U.S. Bank Trust Company, National Association, as collateral administrator under the Credit Agreement or, its permitted successors and assigns in such capacity.
“Collateral Agency and Accounts Agreement” means that certain Collateral Agency and Accounts Agreement dated as of the Closing Date, among the Issuer, each Grantor from time to time party thereto, the Depositary, the Collateral Administrator, the Trustee, each other Senior Secured Debt Representative from time to time party thereto and the Master Collateral Agent.
“Collateral Controlling Party” means (i) so long as the Term Loans are outstanding, the Master Collateral Agent acting as the Collateral Administrator (acting at the direction of the Administrative Agent or the required lenders under the Credit Agreement) and (ii) otherwise, the Master Collateral Agent, acting at the direction of the Required Debtholders.
“Collateral Custodian” means U.S. Bank National Association, as account bank with respect to the Notes Payment Account and the Notes Reserve Account, together with its permitted successors and assigns in such capacity.
“Collateral Documents” means, collectively, any Account Control Agreements, the Security Agreement, the Alaska Security Agreement, each IP Security Agreement, the Collateral Agency and Accounts Agreement, the Cayman Share Mortgages and other agreements, instruments or documents that create or purport to create a Lien in favor of the Master Collateral Agent or the Trustee for the benefit of the Senior Secured Parties, in each case, as may be amended and restated from time to time, and so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Sale” means the Disposition of any Collateral.
“Collection Account” means the account of Loyalty Co held at the Depositary with the account name: “AS Mileage Plan IP Ltd.”, account number: 138110571838, and which account is established and maintained at the Seattle, Washington office of the Depositary and under the control of the Master Collateral Agent pursuant to a Collateral Agency and Accounts Agreement.
“Collections” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Contingent Payment Event” means any indemnity, termination payment or liquidated damages under a Mileage Plan Agreement, an IP Agreement or an Intercompany Agreement.
“Contribution Agreements” means each of the agreements set forth on a schedule to the Credit Agreement and each other contribution, assignment or transfer agreement entered into after the date hereof pursuant to which Alaska and HoldCo, respectively, contribute, assign or transfer (i) all of Alaska’s and HoldCo’s rights, title and interest in and to the Mileage Plan Intellectual Property that it owns or purports to own, or later develops or acquires and owns (excluding the Specified Intellectual Property), (ii) all of Alaska’s and HoldCo’s rights to establish, create, organize, initiate, participate, operate, assist, benefit from, promote or otherwise be involved in or associated with, in any capacity, the Mileage Plan Program or any other customer loyalty miles program or any similar customer loyalty program (other than with respect to a Specified Minority Owned Program or a Permitted Acquisition Loyalty Program) and (iii) all of Alaska’s and HoldCo’s rights, title and interest in, to and under the Mileage Plan Agreements (other than the Intercompany Agreements), in each case, directly or indirectly to Loyalty Co.
“Corporate Trust Office” shall be at the address of the Trustee, specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
“Credit Agreement” means that certain Term Loan Credit and Guaranty Agreement, dated as of the Closing Date, by and among the Issuer, the Guarantors, the lenders party thereto, the Administrative Agent, and U.S. Bank Trust Company, National Association as collateral administrator.
“Currency” means miles, points and/or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradable property and that can be sold or issued.

“Data IP Licenses” means (a) the HoldCo-to-Alaska Data IP License and (b) the Issuer-to-HoldCo Data IP License.
“Data Protection Laws” means all laws, rules and regulations applicable in any relevant jurisdiction to the Issuer or each applicable Guarantor or Subsidiary thereof regarding privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), processing, encryption, security, safeguarding, loss, disclosure and use of Personal Data (including Personal Data of employees, contractors, customers, loan applicants and third parties), On-line Tracking Data, and email and mobile communications, including any approvals or notices required in connection therewith.
“Dated Mileage Plan Member Profile Data” means, as of any date, Mileage Plan Member Profile Data set forth in clauses (d) and (e) of the definition thereof that was generated more than three (3) years before such date.
“Day Count Fraction” means the number of days elapsed in such period on a 30/360 basis.
“Debt Service Coverage Ratio (Senior Debt)” means, with respect to any Determination Date, the ratio obtained by dividing (i) the sum (without duplication) of (x) the aggregate amount of Collections deposited to the Collection Account during the related DSCR Measurement Period and (y) Cure Amounts deposited to the Collection Account during such DSCR Measurement Period (and which remain on deposit in the Collection Account on such Determination Date) by (ii) the Semi-Annual Debt Service (Senior Debt) for such Determination Date; provided, however, that any amounts due during a Quarterly Reporting Period but deposited into the Collection Account no later than the Determination Date related to such Quarterly Reporting Period may at Loyalty Co’s option upon notice to the Master Collateral Agent and the Trustee, be treated as if such amounts were on deposit in the Collection Account as of the end of such Quarterly Reporting Period and if so treated, such amounts shall not be considered Collections for any other Payment Date for purposes of the Debt Service Coverage Ratio (Senior Debt) calculation.
“Debt Service Coverage Ratio (Senior Debt and Junior Debt)” means, with respect to any Determination Date, the ratio obtained by dividing (i) the sum (without duplication) of (x) the aggregate amount of Collections deposited to the Collection Account during the related DSCR Measurement Period and (y) Cure Amounts deposited to the Collection Account on or prior to such Determination Date (and which remain on deposit in the Collection Account on such Determination Date) by (ii) the Semi-Annual Debt Service (Senior Debt and Junior Debt) for such Determination Date; provided, however, that any amounts due during a Quarterly Reporting Period but deposited into the Collection Account no later than the Determination Date related to such Quarterly Reporting Period may at Loyalty Co’s option upon notice to the Master Collateral Agent and the Trustee, be treated as if such amounts were on deposit in the Collection Account as of the end of such Quarterly Reporting Period and if so treated, such amounts shall not be considered Collections for any other Payment Date for purposes of the Debt Service Coverage Ratio (Senior Debt and Junior Debt) calculation.

“Debt Service Coverage Ratio Test” shall be satisfied as of any Determination Date if the Debt Service Coverage Ratio (Senior Debt) is not less than (i) for the Determination Dates in April 2025, July 2025 and October 2025, 1.25 to 1.00; (ii) for the Determination Dates in January 2026, April 2026, July 2026 and October 2026, 1.50 to 1.00; and (iii) for any Determination Date thereafter, 1.75 to 1.00; provided that, the Debt Service Coverage Ratio Test shall be deemed to be satisfied on the Determination Date occurring in January 2025.
“Declaration of Trust” shall mean (i) that certain Declaration of Trust with respect to the Issuer granted by Walkers Fiduciary Limited, (ii) that certain Declaration of Trust with respect to the special share in HoldCo granted by Walkers Fiduciary Limited; and (iii) any declaration of trust with respect to any other SPV Party formed or incorporated under the laws of the Cayman Islands and, in each case, with respect to which the Master Collateral Agent shall be appointed as a Proxy (as defined therein) pursuant to a Proxy Instrument (as defined therein). For the avoidance of doubt, references in this Indenture to Senior Secured Debt Documents pursuant to which the Master Collateral Agent “is a party or third party beneficiary” (or similar words of like effect) shall include the Declarations of Trust and Proxy Instruments.
“Deeds of Undertaking” means (i) the deed of undertaking in respect of Loyalty Co to be entered into on or about the Closing Date among Loyalty Co, HoldCo, the Master Collateral Agent and Walkers Fiduciary Limited, and (ii) the deed of undertaking in respect of HoldCo to be entered into on or about the Closing Date among HoldCo, Alaska, the Master Collateral Agent and Walkers Fiduciary Limited.
“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note, in each case except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Deposit Account” has the meaning given to it in the UCC.
“Depositary” means Bank of America, N.A. in its capacity as Depositary under the Collateral Agency and Accounts Agreement.
“Determination Date” means, with respect to any Quarterly Reporting Period, the Payment Date occurring in the immediately succeeding fiscal quarter, unless an Early Amortization Period is in effect as of the last day of such Quarterly Reporting Period, in which case it shall mean the third Business Day preceding such Payment Date.
“Direct IP License” means that certain Intellectual Property License Agreement between the Issuer, as licensor, and Alaska, as licensee, to be dated on or about the Closing Date.

“Discharge of Senior Secured Debt Obligations” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“DSCR Measurement Period” means, with respect to any Determination Date, the period comprising (a) the most recently completed Quarterly Reporting Period and (b) the Quarterly Reporting Period immediately preceding such most recently completed Quarterly Reporting Period.
“DTC” means The Depository Trust Company.
“Early Amortization Cure” shall be deemed to occur on, (a) in the case of an Early Amortization Event that arises under Section 6.01(a)(i), the earlier of (i) the date Cure Amounts related to the Early Amortization Event have been deposited to the Collection Account and (ii) the first day of the Quarterly Reporting Period following the Quarterly Reporting Period related to the Determination Date on which the Debt Service Coverage Ratio (Senior Debt) is satisfied, (b) in the case of an Early Amortization Event that arises under Section 6.01(a)(ii), the date on which the balance in the Notes Reserve Account is at least equal to the Notes Reserve Account Required Balance, and (c) in the case of an Early Amortization Event that arises under Section 6.01(a)(iii) or Section 6.01(a)(iv), the date that no Event of Default under this Indenture or other Senior Secured Debt Document, as applicable, shall exist or be continuing.
“Early Amortization Payment” means, with respect to any Payment Date, if the Early Amortization Period was in effect as of the last day of the most recently completed Quarterly Reporting Period, an amount equal to the lesser of
(i)    50% of the excess of
(A)    the Notes’ Pro Rata Share of the sum of (1) the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period minus (2) if such Early Amortization Period was not in effect on the first day of such Quarterly Reporting Period, the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period prior to the first day of such Early Amortization Period plus (3) any Cure Amounts attributable to such Quarterly Reporting Period deposited in the Collection Account on or prior to the related Determination Date, over
(B)    the amount as most recently estimated by Alaska to be distributed pursuant to clauses (a) through (h) of Section 4.01 on the related Payment Date;

and
(ii) the amount necessary to pay the outstanding principal balance of the Notes (and accrued interest thereon) in full;
provided that, in each case, if an Early Amortization Cure has occurred on or prior to such Payment Date or the Early Amortization Period is otherwise no longer in effect as of such Payment Date, the “Early Amortization Payment” with respect to such Payment Date shall be zero.
“Early Amortization Period” means the period commencing on the occurrence of an Early Amortization Event, and ending on the earlier of (a) the date (if any) on which the Early Amortization Cure is consummated and (b) the date all Obligations (other than contingent obligations not due and owing) have been paid in full in cash.
“Eligible Deposit Account” means (a) a segregated deposit account maintained with a depository institution or trust company whose short term unsecured debt obligations are rated at least, if rated by S&P, A-1 by S&P, if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F-1 by Fitch, (b) a segregated account which is maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch or (c) a segregated trust account maintained in the corporate trust department of a federally or state chartered depository institution whose long-term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the date hereof.
“Equity Interests” means shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether direct or indirect), share capital in an exempted company and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Alaska, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“Escrow Accounts” means accounts of Alaska or any Subsidiary, solely to the extent any such accounts hold funds set aside by Alaska or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by Alaska or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges; (b)

any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees; (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes; (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law); (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (g) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“Euroclear” means Euroclear Bank SA/NV and its successors, as operator of the Euroclear System.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Rate” means, on any day, the rate at which the currency other than the Required Currency may be exchanged into the Required Currency at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. To the extent that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by Alaska in good faith.
“Excluded Intellectual Property” means all (a) Intellectual Property other than the Mileage Plan Intellectual Property and (b) Alaska Traveler Related Data.
“Excluded Property” has, (a) with respect to Collateral granted by an SPV Party, the meaning set forth in the Security Agreement, and (b) with respect to Collateral granted by Alaska, the meaning set forth in the Alaska Security Agreement.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of Alaska or Parent (unless otherwise provided in this Indenture); provided that any such officer of Alaska or Parent shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
“Fees” means (i) to the Trustee, the fees set forth in the fee letter between the Trustee and the Issuer, and (ii) to the Collateral Administrator and the Master Collateral Agent, the fees set forth in the Collateral Administrator and Master Collateral Agent Fee Letter, among the Collateral Administrator, the Master Collateral Agent and the Issuer, in each case at the times set forth therein.

“Finance Lease Obligation” means, as applied to any Person, an obligation that is required to be accounted for as a finance or capital lease (and not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.
“Foreign Mileage Plan Agreement” means any Mileage Plan Agreement entered into after the Closing Date by Alaska and/or Loyalty Co where any co-branding, partnering or other counterparty thereto is not an entity existing under the laws of the United States or any state thereof.
“FSHCO” means any Subsidiary substantially all the assets of which consist of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more (a) CFCs and/or (b) other Subsidiaries substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more CFCs; provided that no SPV Party shall be considered to be a FSHCO.
“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note, in each case, issued in accordance with Section 2.01, Section 2.06(b) or Section 2.06(d) hereof.
“Government Securities” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Person thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” means the Issuer and each Guarantor that shall at any time pledge Collateral under a Collateral Document.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposits or (ii) customary contractual indemnities in commercial agreements, in each case in the ordinary course of business and consistent with past practice. The amount of any obligation relating to a Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if less, the maximum reasonably anticipated liability for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by the guarantor in good faith.

“Guarantors” means, collectively, HoldCo, Alaska and Parent, each Permitted Loyalty Subsidiary and each Subsidiary of Alaska or Parent that becomes a Guarantor pursuant to Section 4.12.
“HoldCo” means AS Mileage Plan Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.
“HoldCo-to-Alaska Data IP License” means that certain Intellectual Property Sublicense Agreement between HoldCo, as licensor, and Alaska, as licensee, to be dated on or about the Closing Date.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books, which shall initially be the respective nominee of DTC.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including in connection with deposits or advances), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accrued expenses incurred and current accounts payable, in each case in the ordinary course of business), (c) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) Finance Lease Obligations, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Director” means, at any time with respect to any SPV Party, a director of such SPV Party that (1)(a) is appointed as Independent Director on the Closing Date and satisfies the Independent Director Criteria at such time or (b) is an Approved Replacement Independent Director that has been selected by the ordinary shareholder(s) of such SPV Party and (2) is a duly appointed “Independent Director” under and as defined in the constitutional documents of such SPV Party.
“Independent Director Criteria” means criteria that shall be satisfied only in respect of a natural person that (a) is a director who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience; (b) either is approved by both Alaska and the Administrative Agent or is provided by a company nationally recognized in the United States or the Cayman Islands for providing professional independent managers, that is not an Affiliate of Alaska or any SPV Party or the Master Collateral Agent and that provides professional independent managers or directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director; and (c) is not, and has never been, and will not while serving as Independent Director be, any of the following: (i) a member, partner, equityholder, manager, director, officer or employee of Loyalty Co or any of its equityholders, the Master Collateral Agent or any Affiliates of the foregoing (other than (A) equity ownership in Alaska which (x) constitutes an immaterial amount of Alaska Stock and (y) is not material to the net worth of such Independent Director or (B) as an Independent Director of any SPV Party or any other Affiliate of Loyalty Co that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Person either is approved by the Administrative Agent or is employed by a company that routinely provides professional independent managers or directors); (ii) a creditor, supplier or service provider (including provider of professional services) to Loyalty Co, the Master Collateral Agent or any of their respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and other corporate services to Loyalty Co, the Master Collateral Agent or any of their respective equityholders or Affiliates in the ordinary course of business); (iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (iv) a Person that controls (whether directly, indirectly or otherwise) any of clause (i), (ii) or (iii) above.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Purchasers” means the persons named as initial purchasers in the Purchase Agreement, dated as of October 1, 2024.
“Insolvency or Liquidation Proceeding” means:
(a)    any case commenced by or against the Issuer or Guarantor under the Bankruptcy Code or any similar foreign, federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or such Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or such Guarantor or any similar case or proceeding relative to the Issuer or such Guarantor or its creditors, as such, in each case whether or not voluntary;
(b)    any liquidation (including provisional liquidation), winding up, restructuring, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or a Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c)    any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all issued patents and patent applications, registered trademarks or service marks and applications to register any trademarks or service marks, brand names, trade dress, registered copyrights and applications for registration of copyrights, Trade Secrets, domain names, social media accounts and other intellectual property, whether registered or unregistered, including unregistered copyrights in software and source code and applications to register any of the foregoing.
“Intercompany Agreements” means all currently existing or future agreements between Alaska and its Subsidiaries governing (a) the sale, transfer or redemption of Miles, or (b) the provision of services by Alaska or any of its Subsidiaries to Loyalty Co in connection with the Mileage Plan Program including: the Intercompany Agreement, dated as of the Closing Date, between Alaska and Loyalty Co, which, for the avoidance of doubt, is the only Intercompany Agreement in effect on the Closing Date.
“Intercreditor Agreements” means each of the Junior Lien Intercreditor Agreement and the Collateral Agency and Accounts Agreement.
“Interest Distribution Amount” means, with respect to each Payment Date, the sum of the amount equal to (1) the sum of the amount equal to (a) the product of (i) the Interest Rate for the 2029 Notes for the related Interest Period, multiplied by (ii) the Day Count Fraction, and multiplied by (iii) the outstanding principal amount of the 2029 Notes as of the first day of the related Interest Period, plus (b) any unpaid Interest Distribution Amount in respect thereof from prior Payment Dates plus, to the extent permitted by law, interest thereon at the applicable Interest Rate for the 2029 Notes for the related Interest Period, plus (2) the sum of the amount equal to (a) the product of (i) the Interest Rate for the 2031 Notes for the related Interest Period, multiplied by (ii) the Day Count Fraction, and multiplied by (iii) the outstanding principal amount of the 2031 Notes as of the first day of the related Interest Period, plus (b) any unpaid Interest Distribution Amount in respect thereof from prior Payment Dates plus, to the extent permitted by law, interest thereon at the applicable Interest Rate for the 2031 Notes for the related Interest Period.
“Interest Period” means, for each Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, with respect to the initial Payment Date, the Closing Date) to but excluding such Payment Date.
“Interest Rate” means 5.021% per annum with respect to the 2029 Notes and 5.308% per annum with respect to the 2031 Notes, in each case plus, if applicable pursuant to Section 2.12, interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate equal to the rate then applicable plus 2.0%.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by Alaska after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by Alaska in such third Person. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“IP Agreements” means (a) the Contribution Agreements, (b) the IP Licenses, (c) the IP Management Agreement and (d) each other contribution agreement, license or sublicense related to the Mileage Plan Intellectual Property that is required to be entered into after the Closing Date pursuant to the terms of the Term Loan Documents and mutually specified as an “IP Agreement”.
“IP Licenses” means (a) the Data IP Licenses and (b) the Direct IP License.
“IP Management Agreement” means that certain Management Agreement among Loyalty Co, the IP Manager and the Master Collateral Agent pursuant to which the IP Manager will provide certain services to Loyalty Co with respect to Mileage Plan Intellectual Property, to be dated on or about the Closing Date.
“IP Manager” means Alaska (or any of its affiliates to the extent a permitted successor or assign) in its capacity as IP Manager under the IP Management Agreement, or any Successor Manager (as such term is defined under the IP Management Agreement).
“IP Security Agreements” shall have the meaning set forth in the Security Agreement.
“Issuer” has the meaning set forth in the preamble hereto until a successor replaces the Issuer in accordance with the applicable provisions of this Indenture and, thereafter, includes such successor.
“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.
“Issuer Parties” means the Issuer and the Guarantors.
“Issuer-to-HoldCo Data IP License” means that certain Intellectual Property License Agreement between the Issuer, as licensor, and HoldCo, as licensee, to be dated on or about the Closing Date.

“Junior Lien Debt” means, any Indebtedness owed to any other Person, so long as (i) such Indebtedness is expressly subordinated in right of payment to the Notes and any other Senior Secured Debt Obligations in the agreement, indenture or other instrument governing such Indebtedness and in a Junior Lien Intercreditor Agreement, (ii) the Liens on the Collateral securing such Indebtedness are subordinated to the Liens on the Collateral securing the Notes and any other Senior Secured Debt Obligations pursuant to a Junior Lien Intercreditor Agreement, (iii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Notes, (iv) the maturity date for such Indebtedness shall be at least 91 days after the Latest Maturity Date, and (v) the terms and conditions governing such Indebtedness of the Issuer Parties shall (a) be reasonably acceptable to any Senior Secured Debt Representative or (b) not be materially more restrictive, when taken as a whole, on the SPV Parties (as determined in good faith by Loyalty Co), than the terms of the then-outstanding Notes (except for (x) terms that are conformed (or added) for the benefit of the Holders holding then-outstanding Notes pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of Loyalty Co and the Trustee, (y) covenants, events of default and guarantees applicable only to periods after the Latest Maturity Date (as of the date of the incurrence of such Junior Lien Debt) and (z) pricing, fees, rate floors, premiums, optional repurchase or redemption terms) unless the Holders under the then-outstanding Notes, receive the benefit of such more restrictive terms; provided that (i) in no event shall such Indebtedness be subject to events of default, mandatory repurchase or acceleration resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Alaska Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Alaska other than any SPV Party) except on the same terms as the Notes and (ii) any such Indebtedness shall include separateness provisions regarding each SPV Party substantially similar to the provisions set forth in Section 4.08.
“Junior Lien Debt Documents” means any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Junior Lien Debt.
“Junior Lien Intercreditor Agreement” mean an intercreditor and subordination agreement among the Master Collateral Agent, the Grantors party thereto, the Collateral Administrator, the Trustee and the other representatives party thereto, including the representative of the holders of Junior Lien Debt, and substantially in the form attached as an exhibit to the Collateral Agency and Accounts Agreement with such necessary changes (so long as no such change is adverse to the interests of the Senior Secured Parties) approved by the Collateral Controlling Party.
“Junior Lien Secured Amortization Amount” means, with respect to any Payment Date, the sum of the “Scheduled Principal Amortization Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Junior Lien Debt Documents) that will be due on such Payment Date for each series of Junior Lien Debt (but excluding, for the avoidance of doubt, any balloon or bullet payments of all or substantially all of the principal amount thereof at final maturity thereof).

“Latest Maturity Date” means, at any date of determination, the latest maturity date of any outstanding Priority Lien Debt.
“Lien” means (a) any mortgage, deed of trust, pledge, deed to secure debt, hypothecation, security interest, easement (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-ways, reservations, encroachments, zoning and other land use restrictions, claim or any other title defect, lease, encumbrance, restriction, lien or charge of any kind whatsoever and (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any Finance Lease Obligations having substantially the same economic effect as any of the foregoing, but in any event not in respect of any Non-Finance Lease Obligations).
“Loyalty Co” has the meaning set forth in the preamble hereto until a successor replaces Loyalty Co in accordance with the applicable provisions of this Indenture and, thereafter, includes such successor.
“Loyalty Program” means any customer loyalty program available to individuals (i.e., natural persons) that grants members in such program Currency based on a member’s purchasing behavior and that allows a member to accrue and redeem such Currency for a benefit or reward, including flights and/or other goods and services. For clarity, Alaska’s lounges or clubs and any memberships related thereto shall not constitute, and shall not be deemed to constitute, “Loyalty Programs.”
“LTV Ratio” means each of the LTV Ratio (Senior Debt) or the LTV Ratio (Senior Debt and Junior Debt), as the context may require.
“LTV Ratio (Senior Debt)” means, on any date, the ratio (expressed as a percentage) equal to (a) the aggregate principal amount of Senior Secured Debt outstanding on such date, divided by (b) the value of the Collateral determined pursuant to the most recent Appraisal submitted to the Trustee. The LTV Ratio (Senior Debt) will be tested upon the incurrence of any Senior Secured Debt.
“LTV Ratio (Senior Debt and Junior Debt)” means, on any date, the ratio (expressed as a percentage) equal to (a) the sum of (1) the aggregate principal amount of Senior Secured Debt outstanding on such date and (2) the aggregate principal amount of Junior Lien Debt outstanding on such date, divided by (b) the value of the Collateral determined pursuant to the most recent Appraisal submitted to the Trustee. The LTV Ratio (Senior Debt and Junior Debt) will be tested upon the incurrence of any Junior Lien Debt.
“Master Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as master collateral agent for the Senior Secured Parties under the Collateral Agency and Accounts Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations or financial condition of Alaska and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any Notes Document or the rights or remedies of the Notes

Secured Parties, (c) the ability of Loyalty Co to pay the Obligations, (d) the validity, enforceability or collectability of the Material Mileage Plan Agreements, the IP Licenses or the Contribution Agreements generally or any material portion of the Material Mileage Plan Agreements, the IP Licenses or the Contribution Agreements, taken as a whole, (e) the business and operations of the Mileage Plan Program or (f) the ability of the Issuer Parties to perform their material obligations under the IP Agreements, the Alaska Intercompany Loan, or the Material Mileage Plan Agreements to which it is a party; provided that no condition or event that has been disclosed in the public filings for Alaska on or prior to the Closing Date shall be considered a “Material Adverse Effect” under this Indenture.
“Material Indebtedness” means Indebtedness of the Issuer or Guarantor (other than the Notes) outstanding under the same agreement in a principal amount exceeding $200,000,000.
“Material Mileage Plan Agreements” means (a) each Intercompany Agreement, (b) the Bank of America Co-Branded Agreements, together with the related Bank of America Co-Branded Consent, (c) each Permitted Replacement Mileage Plan Agreement, and (d) as of any date, each other Mileage Plan Agreement that generated Transaction Revenues equal to 25% or more of Transaction Revenues from Mileage Plan Agreements received over the twelve (12) months prior to such date, in each case, as amended, restated, supplemented, or otherwise modified from time to time as permitted by the Term Loan Documents.
“Material Modification” means:
(1)    any amendment or waiver of, or modification or supplement to, a Material Mileage Plan Agreement (other than the Intercompany Agreements) executed or effected on or after the Closing Date which: (a) extends, waives, delays or contractually or structurally subordinates one or more payments due to Alaska or any SPV Party with respect to such Material Mileage Plan Agreement; (b) reduces the rate or amount of payments due to Alaska or any SPV Party with respect to such Material Mileage Plan Agreement; (c) gives any Person other than Alaska or the SPV Parties party to such Material Mileage Plan Agreement additional or improved termination rights with respect to such Material Mileage Plan Agreement; (d) shortens the term of such Material Mileage Plan Agreement or expands or improves any counterparty’s rights or remedies following a termination; or (e) imposes new financial obligations on Alaska or any SPV Party under such Material Mileage Plan Agreement, in each case, to the extent such amendment, waiver, modification or other supplement would reasonably be expected to result in a Payment Material Adverse Effect; and
(2)    any amendment or waiver of, or modification or supplement to, an Intercompany Agreement or the Alaska Intercompany Loan which: (a) sets or shortens the scheduled maturity or term of the Intercompany Agreements to a date earlier than the Latest Maturity Date then in effect, (b) (i) sets or shortens the scheduled maturity of the Alaska Intercompany Loan to a date earlier than the Latest Maturity Date then in effect, (ii) changes the obligor on the Alaska Intercompany Loan, or (iii) reduces the outstanding principal amount of the Alaska Intercompany Loan held by Loyalty Co to be less than the aggregate outstanding principal amount of the Senior Secured Debt outstanding, (iv) changes the ability of Alaska to repay the Alaska Intercompany Loan or the payee under the Alaska Intercompany Loan to demand payment in a manner that would result in the outstanding principal amount of the Alaska Intercompany Loan held by Loyalty Co to be less than the aggregate outstanding principal amount of the Senior Secured Debt outstanding (c) amends, modifies or otherwise changes the EBITDA Margin for Miles payments payable by Alaska to Loyalty Co as specified in Section 3.3 of the Intercompany Agreement (including changes to the definitions of “EBITDA Margin” and “Excluded Miles” in the Intercompany Agreement or Exhibit 1 to the Intercompany Agreement) in a manner reducing the amount payable to Loyalty Co or reduces the frequency of payments under the Intercompany Agreements to be less frequent than monthly, (d) amends, modifies or otherwise changes the calculation or rate of fees, expenses or termination payments due and owing under the Intercompany Agreements except to the extent addressed in clause (c) above, in a manner reducing the amount owed to Loyalty Co, (e) changes the contractual subordination of payments thereunder, in a manner materially adverse to the holders of the Notes, (f) changes the ability for the Master Collateral Agent to demand payment under the Alaska Intercompany Loan, (g) permits payments due to Loyalty Co to be deposited to an account other than the Collection Account, (h) changes the amendment standards applicable to such agreement (other than changes affecting rights of the Trustee or the Master Collateral Agent to consent to amendments, which is covered by clause (i)), (i) materially impairs the rights of the Trustee or the Master Collateral Agent to enforce or consent to amendments to any provisions of any such agreement in accordance therewith, (j) changes Section 2.3 of the Intercompany Agreement such that Loyalty Co no longer has the exclusive right to issue and create Miles (other than those attributable to any arrangement or transaction with any non-airline third-parties) with respect to the Mileage Plan (provided that, for the avoidance of doubt, Alaska shall be permitted to credit or transfer Miles purchased and/or transferred from Loyalty Co to Alaska’s customers and counterparties to any Mileage Plan Agreement, Alaska Airline Business Agreement or Retained Agreement) or (k) amends, modifies or otherwise changes Section 2.1 of the Intercompany Agreement in any manner that materially and adversely affects Loyalty Co’s ability to perform its obligations under the Mileage Plan Agreements or any other agreement related to the Mileage Plan Program, and in the case of clauses (c), (d), (f) and (h) if the amendment, waiver, modification or supplement would reasonably be expected to cause a Payment Material Adverse Effect (provided that in the case of clause (c), any change to the 20% EBITDA Margin or to the inclusion of redemption cost or operating expense in EBITDA Margin will not be subject to a Payment Material Adverse Effect qualification).
Notwithstanding anything to the contrary in this definition, the entrance into a Permitted Replacement Mileage Plan Agreement shall not constitute a Material Modification.
“Mileage Plan Agreements” means all currently existing, future and successor co-branding, partnering or similar agreements related to or entered into in connection with the Mileage Plan Program including each Material Mileage Plan Agreement, but excluding (i) agreements used to operate the airline business of Parent and its Subsidiaries that, even if used in connection with the Mileage Plan Program, would be used to operate the airline business of Parent and its Subsidiaries in the absence of a Loyalty Program (it being agreed that the agreements set forth in clause (i) shall not include any credit card co-branding, partnering or similar agreements) (“Alaska Airlines Business Agreements”) and (ii) any Retained Agreements.

“Mileage Plan Customer Data” means all data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Alaska or Loyalty Co and used, generated or produced as part of the Mileage Plan Program, including all of the following: (a) a list of all members of the Mileage Plan Program; and (b) the Mileage Plan Member Profile Data for each member of the Mileage Plan Program, but excluding Alaska Traveler Related Data.
“Mileage Plan Intellectual Property” means (a) Mileage Plan Customer Data, (b) certain proprietary source code set forth in a schedule to the Credit Agreement, (c) certain registered trademarks and trademark applications set forth in a schedule to the Credit Agreement, (d) certain issued patents and patent applications set forth in a schedule to the Credit Agreement, (e) certain registered copyrights set forth in a schedule to the Credit Agreement, and (f) certain other data, proprietary source code, registered trademarks, issued patents, registered copyrights and applications for the foregoing, in each case, that are owned or purported to be owned by Alaska or its Subsidiaries and are used in the Mileage Plan Program and which are required to be contributed to Loyalty Co from time to time as set forth in this Indenture and the Collateral. For the avoidance of doubt, the Mileage Plan Intellectual Property shall exclude all Airline Business Intellectual Property.
“Mileage Plan Member Profile Data” means, with respect to each member of the Mileage Plan Program, such member’s (a) name, mailing address, email address, and phone numbers, (b) communication and promotion opt-ins, (c) total miles balance, (d) third-party engagement history, (e) accrual and redemption activity, (f) Mileage Plan Program account number, and (g) annual member status (e.g., MVP, etc.); provided that clauses (b) through (e) shall exclude Alaska Traveler Related Data.
“Mileage Plan Program” means any Loyalty Program which is operated, owned or controlled, directly or indirectly by Loyalty Co, Alaska or any of its subsidiaries, or principally associated with Loyalty Co, Alaska or any of its subsidiaries, as in effect from time to time, whether under the “Mileage Plan” name or otherwise, in each case including any successor program but excluding any Permitted Acquisition Loyalty Program and any Specified Minority Owned Program.
“Mileage Plan Revenues” means, with respect to any period, the aggregate amount of cash revenues attributable to the Mileage Plan Program during such period (including any cash revenue attributable to the Retained Agreements and the Intercompany Agreements).
“Miles” means the Currency under the Mileage Plan Program.
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Net Proceeds” means (a) with respect to any Collateral Sale, Recovery Event or Contingent Payment Event, the aggregate cash proceeds and Cash Equivalents received by Alaska or any of its Subsidiaries in respect thereof, net of: (i) the direct costs and expenses relating to such Collateral Sale, Recovery Event or Contingent Payment Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, taxes paid or payable as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; and (ii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (b) with respect to any issuance or incurrence of Indebtedness (including Indebtedness under the Credit Agreement or Permitted Pre-paid Miles Purchases), the cash proceeds thereof, net of (i) any fees, underwriting discounts and commissions, premiums, and other costs and expenses incurred in connection with such issuance and (ii) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant, accountant, and other customary fees.
“Non-Control Investment” means an investment in an airline in which Alaska does not possess, directly or indirectly, (a) more than 50% of the voting power of the ownership interests of such airline or the entity that operates any Loyalty Program thereof or (b) the ability to appoint a majority of the members of the Board of Directors (or equivalent governing body) of such airline or the entity that operates the loyalty program thereof.
“Non-Finance Lease Obligations” means a lease obligation that is not required to be accounted for as a finance or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. An operating lease shall be considered a Non-Finance Lease Obligation.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.
“Notes Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Notes Depositary with respect to the Notes, and any and all successors thereto appointed as Notes Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Notes Documents” means this Indenture, the Collateral Documents, any supplemental indentures and any other instrument or agreement (which is designated as a Notes Document therein) executed and delivered by the Issuer or any Guarantor to the Trustee or the Master Collateral Agent.
“Notes Reserve Account Required Balance” means, with respect to any date, an amount equal to the Interest Distribution Amount that was due with respect to the Notes on the most recent Payment Date; provided that (i) at any time prior to the second Payment Date following the Closing Date, the Notes Reserve Account Required Balance shall be an amount equal to the Interest Distribution Amount that would be payable on the next occurring Payment Date assuming the Day Count Fraction (or such similar or analogous term) is determined using an elapsed period of 90 days and (ii) for the avoidance of doubt, on each Payment Date (other than the first Payment Date following the Closing Date) the Notes Reserve Account Required Balance shall be the Interest Distribution Amount that is due on such Payment Date with respect to the Notes.
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization, restructuring, liquidation (including provisional liquidation), winding up or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Issuer to any Agent or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Indenture or Collateral Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to any Agent or any Holder that are required to be paid by the Issuer pursuant hereto or under any other Collateral Document) or otherwise.
“Offering Memorandum” means the Offering Memorandum, dated October 1, 2024 relating to the offering of the Notes.
“Officer” means, (i) with respect to any SPV Party, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Director, any Manager, any Managing Member or any Vice-President of such Person and (ii) with respect to Alaska or Parent, its respective chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, controller, chief accounting officer, secretary or assistant secretary, but in any event, with respect to financial matters, its respective chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer on its own behalf or on behalf of an Affiliate of the Issuer or Parent signed by a Responsible Officer of the Issuer.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer Parties.
“On-line Tracking Data” means any information or data collected in relation to on-line activities that can reasonably be associated with a particular user or computer or other device.
“Par Call Date” means, (a) in respect of the 2029 Notes, the 2029 Notes Par Call Date, and (b), in respect of the 2031 Notes, the 2031 Notes Par Call Date.
“Parent” has the meaning set forth in the preamble hereto.

“Parent Change of Control” means the occurrence of any of the following:
(a)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than Parent or any of its Subsidiaries; or
(b)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (measured by voting power rather than number of shares), other than, in the case of clause (a) above or this clause (b), (A) any such transaction where the Voting Stock of Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (B) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of Parent with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this subclause (B), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
For the avoidance of doubt, neither any Airline/Parent Merger nor any Airlines Merger are a Parent Change of Control.
“Parent Change of Control Triggering Event” means the occurrence of both a Parent Change of Control and a Rating Decline.
“Participant” means, with respect to the Notes Depositary, Euroclear or Clearstream, a Person who has an account with the Notes Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Payment Date” means (a) the 20th calendar day of January, April, July and October of each year, commencing January 20, 2025, or if such day is not a Business Day, the next succeeding Business Day and (b) as applicable, each of the 2029 Notes Maturity Date and the 2031 Notes Maturity Date.
“Payment Date Statement” means a written statement substantially in the form attached to this Indenture as Exhibit D, setting forth (i) in reasonable detail, compliance with the Debt Service Coverage Ratio Test as of the last day of the most recently completed Quarterly Reporting Period and (ii) the amounts to be paid pursuant to Section 4.01 hereof on the related Payment Date.

“Payment Material Adverse Effect” means a material adverse effect on (a) the ability of Loyalty Co to pay the Obligations, (b) the validity or enforceability of any Notes Document, or (c) the validity, enforceability or collectability of the Mileage Plan Agreements, the IP Licenses or the Contribution Agreements generally or any material portion of the Mileage Plan Agreements, the IP Licenses or the Contribution Agreements, taken as a whole; provided that no condition or event that has been disclosed in the public filings for Parent or its Subsidiaries on or prior to the Closing Date shall be considered a “Payment Material Adverse Effect” under this Indenture.
“Payroll Accounts” means depository accounts used only for payroll.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Permitted Acquisition Loyalty Program” means a Loyalty Program owned, operated or controlled, directly or indirectly by a Specified Acquisition Entity or any of its Subsidiaries, or principally associated with such Specified Acquisition Entity or any of its Subsidiaries so long as: (1) the Specified Acquisition Entity’s Loyalty Program is operated so that it is not more competitive, taken as a whole, than the Mileage Plan Program (as determined by Alaska in good faith), (2) Alaska does not take any action that would reasonably be expected to materially disadvantage the Mileage Plan Program relative to the Specified Acquisition Entity’s Loyalty Program, (3) no members of the Mileage Plan Program are targeted for membership in the Specified Acquisition Entity’s Loyalty Program; provided that this clause (3) shall not prohibit general advertisements, promotions or similar general marketing activities related to the Specified Acquisition Entity, (4) except as attributable to market or business conditions as determined in good faith by Alaska, Alaska will devote substantially similar resources to the Mileage Plan Program, including to Alaska distribution and marketing channels, as were applicable immediately prior to the consummation of the acquisition of the Specified Acquisition Entity; and (5) Alaska does not announce to the public, the members of the Mileage Plan Program or the members of the Specified Acquisition Entity’s Loyalty Program that the Specified Acquisition Entity’s Loyalty Program is the primary Loyalty Program for Alaska.
“Permitted Business” means, (a) with respect to Parent and its Subsidiaries, any business that is similar, or reasonably related, ancillary, supportive or complementary to, any reasonable extension of the businesses in which Parent and its Subsidiaries are engaged on the Closing Date and (b) with respect to the SPV Parties, any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the businesses in which the SPV Parties are engaged (including the operation of the Mileage Plan Program) on the Closing Date.
“Permitted Deposit Amounts” means any amounts deposited by or on behalf of the Issuer in the Collection Account as permitted for certain purposes pursuant to the Collateral Agency and Accounts Agreement.

“Permitted Disposition” means any of the following:
(a)    the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)    the licensing or sub-licensing or granting of similar rights of Intellectual Property or other general intangibles pursuant to any Mileage Plan Agreement or as otherwise permitted by (or pursuant to) the IP Agreements;
(c)    the abandonment or cancellation of Intellectual Property in the ordinary course of business;
(d)    any transfer, deletion, de-identification or purge of any Personal Data that is required or permitted under applicable privacy laws, under any of Alaska’s or any of the SPV Parties’ public-facing privacy policies or in the ordinary course of business (including in connection with terminating inactive Mileage Plan Program member accounts) pursuant to Alaska’s or the applicable SPV Party’s privacy and data retention policies consistent with past practice;
(e)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(f)    to the extent constituting a Disposition, (i) the incurrence of Liens that are permitted to be incurred pursuant to Section 4.25, (ii) the making of (x) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.22 or (y) any Permitted Investment or (iii) to the extent permitted by Section 4.16, the re-designation of any Mileage Plan Agreement as a Retained Agreement (and the corresponding release thereof from the Collateral);
(g)    Dispositions in connection with any Intercompany Agreement or IP Agreements;
(h)    condemnation, expropriation or any similar action on assets or other dispositions required by a Governmental Authority or casualty or insured damage to assets;
(i)    surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims (or other Disposition of assets in connection therewith);
(j)    the expiration of the following registered Intellectual Property:  (A) any copyright, the term of which has expired under applicable law; (B) any patent, the term of which has expired under applicable law, taking into account all patent term adjustments and extensions, and provided that all maintenance fees are paid; and (C) any trademark or service mark, the term of which has expired under applicable law because a declaration or statement of use to maintain the registration cannot be submitted to, or has been finally rejected by, the relevant governmental authority because such trademark or service mark is no longer in use; in each case, subject to the terms and conditions of the IP Management Agreement;
(k)    [reserved];
(l)    the sale of Miles in the ordinary course of business under the terms of the Mileage Plan Agreements;
(m)    the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable, in each case other than in respect of (A) any Intercompany Agreement and (B) the Mileage Plan Agreements;
(n)    contributions of Collateral (i) from HoldCo to Loyalty Co and (ii) solely with respect the assets of a Permitted Acquisition Loyalty Program, from Loyalty Co to a Permitted Loyalty Subsidiary; and
(o)    the sale, lease or other transfer of any Currency in the ordinary course of business or in accordance with any Mileage Plan Agreement as in existence on the Closing Date (or any (i) permitted successor agreement thereto or (ii) new Mileage Plan Agreement permitted under this Indenture, in each case that is included in the Collateral), or subsequently approved by the Administrative Agent (or, if no Term Loans are outstanding, the Master Collateral Agent, acting at the direction of the Required Debtholders).
“Permitted Investments” means:
(1)    to the extent constituting an Investment, Investments in any SPV Party arising from the transactions contemplated in any Notes Document;
(2)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(3)    any Investments received in a good-faith compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;
(4)    redemption or repurchase of the Notes;
(5)    any guarantee of Indebtedness of the SPV Parties to the extent otherwise permitted under this Indenture;
(6)    accounts receivable arising in the ordinary course of business; and
(7)    Investments in connection with outsourcing initiatives in the ordinary course of business.

“Permitted Liens” means:
(1)    Liens securing the Priority Lien Debt, including pursuant to this Indenture and the Collateral Documents, so long as such Indebtedness and such Liens are subject to the Collateral Agency and Accounts Agreement;
(2)    Liens securing Junior Lien Debt; provided that such Liens secured by the Collateral shall (i) rank junior to the Liens secured by the Collateral securing the Obligations and (ii) be subject to a Junior Lien Intercreditor Agreement;
(3)    Liens of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or any comparable or successor provision on items in the course of collection;
(4)    (i) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, (ii) Liens in favor of depositary banks or a securities intermediary arising as a matter of law or that are contractual rights of set off encumbering deposits and that are within the general parameters customary in the banking or finance industry and (iii) other than with respect to the SPV Parties, attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;
(5)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(6)    Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(7)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default under this Indenture;
(8)    to the extent constituting Liens, the rights granted by Alaska or any SPV Party to Alaska or any SPV Party or the Master Collateral Agent pursuant to any Intercompany Agreement or IP Agreement (other than any rights granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Indenture);
(9)    (i) leases and subleases by any Grantor as they relate to any Collateral and to the extent such leases or subleases (A) do not interfere in any material respect with the business of such Grantor and (B) do not relate to Intellectual Property or Mileage Plan Agreements or (ii) to the extent constituting Liens, licenses, sub-licenses and similar rights as they relate to any Mileage Plan Intellectual Property (A) granted to any third-party counterparty of any Mileage Plan Agreements pursuant to the terms of such agreement or (B) as otherwise expressly permitted by the IP Licenses and the Collateral Documents to be granted to any Person

(other than any sub-license or similar right granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Indenture);
(10)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Priority Lien Debt or Junior Lien Debt in connection with a permitted repayment thereof and in favor of the Master Collateral Agent (in the case of Priority Lien Debt) or the collateral agent, administrative agent or trustee in respect of such Junior Lien Debt; provided that (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted under this Indenture;
(11)    Liens consisting of an agreement to dispose of any property pursuant to a Disposition permitted hereunder;
(12)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by any Grantor or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof, in each case so long as such rights (A) do not interfere in any material respect with the business of such Grantor and (B) do not relate to Intellectual Property or Mileage Plan Agreements except as provided in the Collateral Documents;
(13)    (i) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements in connection therewith or (ii) letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;
(14)    Liens in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(15)    [Reserved]; and
(16)    any extension, modification, renewal, refinancing or replacement of the Liens described in clauses (1) through (15) above, provided that such extension, modification, renewal or replacement does not increase the amount of Indebtedness associated therewith.
“Permitted Loyalty Subsidiary” shall mean, at any time, a Subsidiary of an SPV Party (x) formed in connection with the transactions contemplated under Sections 4.16(e) and/or (h) and designated as a Permitted Loyalty Subsidiary by the Borrower in accordance with Section 4.16(l) and such Subsidiary is an exempted company incorporated with limited liability under the laws of the Cayman Islands or such other jurisdiction agreed between the Borrower and the Administrative Agent or (y) that is any of Hawaiian Brand Intellectual Property, Ltd., Hawaiian Miles Loyalty, Ltd., Hawaiian Finance 1, Ltd. and/or Hawaiian Finance 2, Ltd. and becomes such a Subsidiary after the Closing Date; provided in each case that any such Subsidiary shall only be a Permitted Loyalty Subsidiary so long as (1) such Subsidiary satisfies each of the requirements set forth in Section 4.08, (2) such Subsidiary is a wholly-owned Subsidiary of Loyalty Co (or another SPV Party, so long as the Administrative Agent has consented thereto), (3) 100% of the Equity Interests in such Subsidiary and all of its assets are pledged as Collateral (except to the extent such assets constitute Excluded Property, and subject to Permitted Liens), (4) such Subsidiary is a “Grantor” (as defined in the Security Agreement) under and in accordance with the Security Agreement and (5) such Subsidiary is a Guarantor under the Credit Agreement and guarantees the Guaranteed Obligations (as defined in the Credit Agreement) in accordance with the terms thereof.
“Permitted Noteholders” means, at any time, Holders holding more than 50% of the aggregate outstanding principal amount of any Series of Notes.
“Permitted Pre-paid Miles Purchases” means Pre-paid Miles Purchases permitted by Section 4.23.
“Permitted Replacement Mileage Plan Agreement” means any Mileage Plan Agreement entered into by Alaska or any SPV Party (including any amendment or other modification to an existing Mileage Plan Agreement) to replace another Mileage Plan Agreement that is a Material Mileage Plan Agreement (other than an Intercompany Agreement) that has been (or will be) terminated, cancelled or expired; provided that:
(1)    [reserved];
(2)    the counterparty to such Permitted Replacement Mileage Plan Agreement shall have a corporate rating from at least two of S&P, Moody’s and Fitch of not lower than BBB (or the equivalent thereof), Baa2 (or the equivalent thereof) and BBB (or the equivalent thereof), respectively;
(3)    the projected cash revenues (as determined in good faith by Alaska and/or the SPV Parties) under such Permitted Replacement Mileage Plan Agreement for the immediately succeeding twenty-four (24) months shall equal no less than 75% of the actual cash revenues of the Material Mileage Plan Agreement that it is replacing determined on an annualized basis using the twelve (12) months preceding the termination of such Material Mileage Plan Agreement;
(4)    such Permitted Replacement Mileage Plan Agreement (if not an existing Mileage Plan Agreement) shall expressly permit Alaska or the applicable SPV Party to pledge its rights thereunder to the Master Collateral Agent;
(5)    such Permitted Replacement Mileage Plan Agreement (if not an existing Mileage Plan Agreement) shall have confidentiality obligations that are not materially more restrictive (taken as a whole) than the confidentiality obligations in the Material Mileage Plan Agreements in existence on the date hereof (as determined in good faith by Alaska and the SPV Parties);
(6)    such Permitted Replacement Mileage Plan Agreement shall not have a scheduled termination date prior to the Latest Maturity Date (or, in the case of a Permitted Replacement Mileage Plan Agreement that is also an existing Mileage Plan Agreement, not prior to the scheduled termination date in effect prior to the related amendment or other modification); provided that any such Permitted Replacement Mileage Plan Agreement that automatically renews at periodic intervals shall be deemed to have satisfied this clause (6); and
(7)    no Early Amortization Event or Event of Default would result therefrom.
It being acknowledged and agreed that so long as the conditions in clauses (1) through (7) of this definition are satisfied, an amendment and restatement, amendment and/or extension of a then-existing Material Mileage Plan Agreement with an existing counterparty shall constitute a Permitted Replacement Mileage Plan Agreement.
“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, exempted company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Personal Data” means (i) any information or data that alone or together with any other data or information can be used to identify, directly or indirectly, a natural person or otherwise relates to an identified or identifiable natural person and (ii) any other information or data considered to be personally identifiable information or data under applicable law.
“Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is a pension plan subject to the provisions of Title IV of ERISA, Section 412 or Section 430 of the Code or Section 302 of ERISA.
“Pre-paid Miles Purchases” means the sale by any Issuer Party of pre-paid Miles to a counterparty of a Mileage Plan Agreement or any similar transaction involving a counterparty of a Mileage Plan Agreement advancing funds to Alaska or any of its Subsidiaries against future payments to Alaska or any of its Subsidiaries by such counterparty under such Mileage Plan Agreement.
“Priority Lien” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Priority Lien Debt” means (i) the Term Loans outstanding under the Credit Agreement on the Closing Date; (ii) the Notes issued and outstanding on the Closing Date; and (iii) any incremental Term Loans or any additional Notes issued or any other Indebtedness incurred or issued after the Closing Date pursuant to and in accordance with Section 4.23(c).

“Priority Lien Debt Documents” means any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Priority Lien Debt (including the Notes Documents and the Term Loan Documents).
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Pro Rata Share” means, with respect to each Series of Senior Secured Debt, on any date of determination, the pro rata share of such Series of Senior Secured Debt (based upon the outstanding principal amount of such Series of Senior Secured Debt and all other Senior Secured Debt as of such date of determination).
“proceeds” means all “proceeds” as such term is defined in Article 9 of the UCC, including, without limitation, payments or distributions made with respect to any investment property, whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise Disposed of, whether such disposition is voluntary or involuntary, and any and all proceeds of loans.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Replacement Assets” means assets used or useful in the business of the Issuer Parties that shall be pledged as Collateral on a first lien basis.
“Quarterly Reporting Period” means (a) initially, the period commencing on the Closing Date and ending on December 31, 2024, and (b) thereafter, each successive period of three (3) consecutive months.
“Rating Agency” means (1) each of Fitch and Moody’s and (2) if either of Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of Alaska’s control, a “nationally recognized statistical rating organization” as defined in Section 3 (a)(62) of the Exchange Act, selected by Alaska (as certified by a Responsible Officer of Alaska) as a replacement agency for Fitch or Moody’s, or both of them, as the case may be.
“Rating Decline” means with respect to the Notes, if, within sixty (60) days after public notice of the occurrence of a Parent Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency providing a rating for the Notes), the rating of the Notes by each Rating Agency that initially rated the Notes and provides a rating for the Notes at such time shall be decreased by one or more gradations and in each case below Investment Grade; provided that a

Rating Decline shall not be deemed to have occurred if such Rating Agencies have not expressly indicated that such downgrade is a result of such Parent Change of Control.
“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.
“Redemption Premium” means, in connection with (a) any voluntary redemption of all or any portion of the Notes under Section 3.07(a) or Section 3.07(b) or (b) a mandatory redemption of all or any portion of the Notes in connection with a Mandatory Prepayment Event under Section 3.08(c) hereof, in each case in an amount equal to: (x) for the 2029 Notes, (i) prior to September 20, 2029 (the date one (1) month prior to the 2029 Notes Maturity Date (the “2029 Notes Par Call Date”), the 2029 Notes Make-Whole Amount and (ii) on or after the 2029 Notes Par Call Date, zero and (y) for the 2031 Notes, (i) prior to August 20, 2031 (the date two (2) months prior to the 2031 Notes Maturity Date (the “2031 Notes Par Call Date”), the 2031 Notes Make-Whole Amount and (ii) on or after the 2031 Notes Par Call Date, zero.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note, in each case bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Notes Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note, in each case bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Notes Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.
“Required Debtholders” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Required Number of Independent Directors” means, with respect to Loyalty Co, two (2) Independent Directors, and, with respect to all other SPV Parties, one (1) Independent Director.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, or requirements of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Responsible Officer” means (i) with respect to any SPV Party, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Director, any Manager, any Managing Member or any Vice-President of such Person, (ii) with respect to Alaska, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, controller, chief accounting officer, secretary or assistant secretary of Alaska, but in any event, with respect to financial matters, the chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer of Alaska, (iii) with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof and (iv) with respect to the Trustee or the Collateral Custodian, any officer within the Corporate Trust Office of the Trustee or the Collateral Custodian (or any successor division, unit, or group of the Trustee or the Collateral Custodian) or any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Retained Agreements” means, as of any date of determination, all currently existing co-branding, partnering or similar agreements related to or entered into in connection with the Mileage Plan Program and with respect to which the rights therein have not been transferred to Loyalty Co to the extent permitted under this Indenture, but excluding the Alaska Airlines Business Agreements
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services and its successors.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Equity Interests of the applicable Grantor that owns such Collateral.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, among Loyalty Co, HoldCo, certain other grantors party thereto from time to time, and the Master Collateral Agent, as it may be amended and restated from time to time.
“Semi-Annual Debt Service (Senior Debt)” means, for any Determination Date, an amount equal to the sum of:
(1)    an amount equal to (i) the Senior Secured Amortization Amount for the related Payment Date plus (ii) the Senior Secured Amortization Amount for the immediately preceding Payment Date;
(2)    an amount equal to (i) the Interest Distribution Amount that is or will be due on the related Payment Date plus (ii) the Interest Distribution Amount that was due on the Payment Date immediately preceding such Payment Date; and
(3)    an amount equal to (i) the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that are or will be due on the related Payment Date for each Series of Senior Secured Debt (other than the Notes) plus (ii) the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured

Debt Documents) that was due on the Payment Date immediately preceding such Payment Date for each Series of Senior Secured Debt (other than the Notes).
“Semi-Annual Debt Service (Senior Debt and Junior Debt)” means, for any Determination Date, an amount equal to the sum of:
(1)    an amount equal to (i) the Senior Secured Amortization Amount for the related Payment Date plus (ii) the Senior Secured Amortization Amount for the immediately preceding Payment Date;
(2)    an amount equal to (i) the Junior Lien Secured Amortization Amount for the related Payment Date plus (ii) the Junior Lien Secured Amortization Amount for the immediately preceding Payment Date;
(3)    an amount equal to (i) the Interest Distribution Amount that is or will be due on the related Payment Date plus (ii) the Interest Distribution Amount that was due on the Payment Date immediately preceding such Payment Date;
(4)    an amount equal to (i) the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that are or will be due on the related Payment Date for each Series of Senior Secured Debt (other than the Notes) plus (ii) the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that was due on the Payment Date immediately preceding such Payment Date for each Series of Senior Secured Debt (other than the Notes); and
(5)    an amount equal to (i) the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Junior Lien Debt Documents) that are or will be due on the related Payment Date for each series of Junior Lien Debt plus (ii) the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Junior Lien Debt Documents) that was due on the Payment Date immediately preceding such Payment Date for each series of Junior Lien Debt.
“Senior Secured Amortization Amount” means, with respect to any Payment Date, the sum of the “Scheduled Principal Amortization Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that will be due on such Payment Date for each Series of Senior Secured Debt (other than the Notes) (but excluding, for the avoidance of doubt, any balloon or bullet payments of the principal amount thereof at final maturity thereof), if any.
“Senior Secured Debt” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Documents” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.

“Senior Secured Debt Event of Default” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Obligations” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Representative” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Parties” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Series” means any series of Notes established pursuant to this Indenture.
“Series of Senior Secured Debt” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Specified Acquisition Entity” means (1) Hawaiian Airlines, Inc. or (2) any entity that is (x) acquired by Parent or any of its Subsidiaries (other than any SPV Party) after the Closing Date (whether such entity becomes wholly or less than 100% owned by Parent or any of its Subsidiaries (other than any SPV Party)) or (y) another commercial airline (including any business lines or divisions thereof) with which Parent or such a Subsidiary of Parent merges or enters into an acquisition transaction
“Specified Intellectual Property” means the Intellectual Property and data listed in any Contribution Agreement as being Specified Intellectual Property and any trademarks developed or acquired after the Closing Date, in each case, which cannot be transferred or contributed due to applicable law or regulation in any applicable jurisdictions, applicable privacy policy restrictions, domain registrar restrictions or existing contractual restrictions.
“Specified Minority Owned Program” means the primary Loyalty Program operated by any airline in which Parent and its Subsidiaries have a Non-Control Investment, in each case only so long as such entity remains a Non-Control Investment of Parent and its Subsidiaries.
“Specified Organization Documents” means (i) that certain Amended and Restated Memorandum of Association of Loyalty Co, adopted on the Closing Date, (ii) that certain Amended and Restated Memorandum of Association of HoldCo, adopted on the Closing Date and (iii) the Amended and Restated Memorandum of Association of each Permitted Loyalty Subsidiary (if any).
“SPV Parties” means Loyalty Co, HoldCo and any Permitted Loyalty Subsidiaries.

“SPV Party Change of Control” means the occurrence of any of the following:
(1)    (x) the failure of Alaska to directly own more than 50% of the Equity Interests in HoldCo (excluding any special share(s) issued to Walkers Fiduciary Limited (or its successors)) or (y) the failure of Alaska to directly own any of the Equity Interests in HoldCo (excluding any special share(s) issued to Walkers Fiduciary Limited (or its successors)) unless such Equity Interests were sold or transferred pursuant to a Permitted HoldCo Equity Minority Stake Sale; or
(2)    the failure of HoldCo to directly own 100% of the Equity Interests in Loyalty Co (excluding any special share(s) issued to Walkers Fiduciary Limited (or its successors)).
“SPV Provisions” means the definitions and articles specified in the definition of “Prohibited Resolutions” in the Specified Organization Documents of each SPV Party.
“Stated Maturity” means, with respect to any installment of interest or principal on the Notes, the date on which the payment of interest or principal was scheduled to be paid under this Indenture as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership, limited liability company or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock, unless and until any such instruments are so converted or exchanged.
“Stock Equivalents” means all equity securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable; provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock, unless and until any such instruments are so converted or exchanged.
“Subsidiary” means, with respect to any Person (in this definition referred to as the “parent”), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors (or equivalent governing body) is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Documents” means the Credit Agreement, the Collateral Documents, and all other documents designated as “Loan Documents” (or similar terms) in or pursuant to the Credit Agreement.
“Term Loans” means all term loans made pursuant to the Credit Agreement.
“Third-Party Processors” means a third-party provider or other third party that accesses, collects, stores, transmits, transfers, processes, discloses or uses Personal Data on behalf of the Issuer.
“Trade Secrets” means all confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data (including Mileage Plan Customer Data), databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, and formulas.
“Transaction Documents” means the Notes Documents, the IP Agreements, the Intercompany Agreements, the Alaska Intercompany Note, the Deeds of Undertaking, each Administration Agreement, the Declarations of Trust and the Specified Organization Documents.
“Transaction Revenue” means, without duplication, (a) all payments in cash paid to Loyalty Co under the Mileage Plan Agreements other than the Intercompany Agreements, (b) all payments in cash paid to Loyalty Co under the Intercompany Agreements and the IP Licenses and (c) all other payments in cash received by Loyalty Co (which shall include all cash revenues of the Mileage Plan Program). For the avoidance of doubt, Transaction Revenues shall not include (i) payments made by any SPV Party to any other SPV Party, (ii) any Permitted Deposit Amounts and (iii) any taxes paid to Loyalty Co that Loyalty Co collects for, or on behalf of, any Governmental Authority.
“Treasury Rate” means, with respect to any redemption date, the yield determined by Alaska (or any quotation agent selected by Alaska) in accordance with the following two paragraphs:
(1)    The Treasury Rate shall be determined by Alaska after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Alaska shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
(2)    If on the third business day preceding the redemption date H.15 TCM (or any successor designation or publication) is no longer published, Alaska shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Alaska shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Alaska shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.
Alaska’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date hereof.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note, in each case that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Notes Depositary, representing Notes that do not bear the Private Placement Legend.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election or appointment of the board of directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(x) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(y) the then-outstanding principal amount of such Indebtedness.
Section 1.2Other Definitions.

Term	Defined in Section
“2029 Notes”	Recitals
“2029 Notes Par Call Date”	Definition of “Redemption Premium”
“2031 Notes”	Recitals
“2031 Notes Par Call Date”	Definition of “Redemption Premium”
“Agreed Guarantee Principles”	4.12(c)
“Alaska Agreements”	Clause (a) of Definition of “Alaska Case Milestones”
“Alaska Airlines Business Agreements”	Definition of “Mileage Plan Agreements”
“Applicable Mandatory Prepayment Amount”	3.08(c)

“Applicable Mandatory Repurchase Offer Proceeds”	3.09(d)
“Archived Mileage Plan Member Profile Data”	4.31(d)
“Assumption Motion”	Clause (b) of Definition of “Alaska Case Milestones”
“Assumption Order”	Clause (c) of Definition of “Alaska Case Milestones”
“Authentication Order”	2.02
“Bankruptcy Case”	Definition of “Alaska Case Milestones”
“Bankruptcy Court”	Clause (b) of Definition of “Alaska Case Milestones”
“Cash Bond”	Clause (c) of Definition of “Alaska Case Milestones”
“Covenant Defeasance”	8.03
“CP Excess Proceeds”	3.09(c)
“CP Mandatory Repurchase Offer”	3.09(c)
“CP Mandatory Repurchase Offer Proceeds”	3.09(c)
“CP Threshold Amount”	3.09(c)
“CS Excess Proceeds”	3.09(b)
“CS Mandatory Repurchase Offer”	3.09(b)
“CS Mandatory Repurchase Offer Proceeds”	3.09(b)
“CS Threshold Amount”	3.09(b)
“Cure Amounts”	4.33
“Debtors”	Clause (b) of Definition of “Alaska Case Milestones”
“Early Amortization Event”	6.01(a)
“Event of Default”	6.02(a)
“Excess PPM Net Proceeds”	3.08(b)
“Fraudulent Transfer Laws”	12.01(a)
“guarantor”	Definition of “Guarantee”

“H.15”	Definition of “Treasury Rate”
“H.15 TCM”	Definition of “Treasury Rate”
“Initial Notes”	Recitals
“Interest Distribution Amounts”	Definition of “Semi-Annual Debt Service (Senior Debt and Junior Debt)”
“Issuance Mandatory Prepayment Amount”	3.08(a)
“Issuance Prepayment Date”	3.08(a)
“Issuance Remitted Amount”	3.08(a)
“Issuer”	Preamble
“Legal Defeasance”	8.02(a)
“Loyalty Co”	Preamble
“Mandatory Prepayment Event”	3.08(c)
“Mandatory Repurchase Date”	3.09(e)
“Mandatory Repurchase Offer”	3.09(d)
“Mandatory Repurchase Offer Notices”	3.09(g)
“Mandatory Repurchase Offer Period”	3.09(e)
“Mandatory Repurchase Offer Price”	3.09(e)
“Mileage Plan Customer Database”	4.31(d)
“Note Guarantees”	10.01(a)
“Note Register”	2.03
“Notes Payment Account”	4.18(a)
“Notes Reserve Account”	4.17(a)
“parent”	Definition of “Subsidiary”
“Parent Change of Control Offer”	4.34(a)
“Parent Change of Control Payment”	4.34(a)
“Parent Change of Control Payment Date”	4.34(a)
“Paying Agent”	2.03
“Permitted HoldCo Equity Minority Stake Sale” … 4.24(b)

“Permitted Person”	Clause (b) of Definition of “Parent Change of Control”
“Petition Date”	Clause (b) of Definition of “Alaska Case Milestones”
“PPM Mandatory Prepayment Amount”	3.08(b)
“PPM Mandatory Prepayment Event”	3.08(b)
“PPM Prepayment Date”	3.08(b)
“PPM Remitted Amount”	3.08(b)
“Prepayment Date”	3.08(c)
“Prepayment Record Date”	3.08(d)
“primary obligor”	Definition of “Guarantee”
“RE Excess Proceeds”	3.09(a)
“RE Mandatory Repurchase Offer”	3.09(a)
“RE Mandatory Repurchase Offer Proceeds”	3.09(a)
“RE Threshold Amount”	3.09(a)
“Redemption Date”	3.07(a)
“Registrar”	2.03
“Remaining Life”	Definition of “ Treasury Rate”
“Remitted Amount”	3.08(c)
“Required Currency”	12.18
“Restricted Payments”	4.22(a)
“Shortfall Period”	4.33
“Successor Company”	4.28(a)(ii)
“Trustee”	8.05(a)
Section 1.3[Reserved].
Section 1.4Rules of Construction.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)“will” shall be interpreted to express a command;
(f)provisions apply to successive events and transactions;
(g)references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and
(i)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.
Section 1.5Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments or records of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, the Collateral Custodian, if applicable, and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Collateral Custodian and the Issuer, if made in the manner provided in this Section 1.05.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Collateral Custodian or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including a Notes Depositary as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and such Notes Depositary may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Notes Depositary entitled under the Applicable Procedures to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Article 2

THE NOTES
Section 2.1Form and Dating; Terms.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof.
(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto for a 2029 Note or substantially in the form of Exhibit A-2 hereto for a 2031 Note (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect prepayments, repurchases, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby resulting from exchange from one Global Note to another shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Notes Depositary, and registered in the name of the Notes Depositary or the nominee of the Notes Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Notes

Depositary or its nominee, as the case may be, in connection with transfers of interest, exchanges, prepayments, repurchases and redemption as hereinafter provided.
(d)Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes in Exhibit A-1 and Exhibit A-2 attached hereto shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to (i) repurchase by the Issuer pursuant to a Mandatory Repurchase Offer as provided in Section 3.09 hereof or a Parent Change of Control Offer as provided in Section 4.34 hereof and (ii) mandatory prepayment by the Issuer pursuant to a Mandatory Prepayment Event as provided in Section 3.08. The Notes shall not be redeemable or prepayable, other than as provided in Article 3.
Additional Notes ranking pari passu with the 2029 Notes or the 2031 Notes, as applicable, may be created and issued from time to time by the Issuer without notice to or consent of the Holders and may be consolidated with and form a single class with any class of Initial Notes and shall have identical terms and conditions (other than the issue price, issuance date, initial date from which interest will accrue, first payment date, CUSIP and/or other securities numbers and, to the extent necessary, certain temporary securities law transfer restrictions) as such Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.23 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.2Execution and Authentication.
One or more Responsible Officers of the Issuer shall sign the Notes on behalf of the Issuer by manual, facsimile or electronic signature.
If a Responsible Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication unless otherwise provided by resolution of the Board of Directors of the Issuer, a supplemental indenture or an Officer’s Certificate. On the Closing Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent of services of notices and demands.
Section 2.3Registrar and Paying Agent.
The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer hereby appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent for the Notes unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time the Notes are first issued. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture.
The Issuer initially appoints DTC to act as Notes Depositary with respect to the Global Notes.
Section 2.4Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of interest, principal and premium, if any, on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.6Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Notes Depositary or to a successor Notes Depositary or a nominee of such successor Notes Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Notes Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Notes Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Notes Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or Section 2.06(c) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Notes Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend;

provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof but otherwise comply with the terms of this Indenture, including Section 2.06(a) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Notes Depositary in accordance with the Applicable Procedures directing the Notes Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) subsequent to any of the events in clause (i) or (ii) of Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Notes Depositary in accordance with the Applicable Procedures directing the Notes Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Notes Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of the certificates in the form of Exhibit B hereto. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Issuer, the Guarantors or any of their respective Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and upon receipt of an Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Notes Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a

Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(i)(A) and Section 2.06(c)(i)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certifications required pursuant to Exhibit B hereto, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from or through the Notes Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to the Issuer, the Guarantors or any of their respective Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) of this Section 2.06(d)(i), the applicable Restricted Global Note, in the case of clause (B) of this Section 2.06(d)(i), the applicable 144A Global Note, and in the case of clause (C) of this Section 2.06(d)(i), the applicable Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar or Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the applicable conditions in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar or Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)[Reserved].
(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON

BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE DATE ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREOF, ONLY (A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE NOTES DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(H) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL

NOTE MAY BE TRANSFERRED TO A SUCCESSOR NOTES DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE NOTES DEPOSITARY TO A NOMINEE OF THE NOTES DEPOSITARY OR BY A NOMINEE OF THE NOTES DEPOSITARY TO THE NOTES DEPOSITARY OR ANOTHER NOMINEE OF THE NOTES DEPOSITARY OR BY THE NOTES DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR NOTES DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR NOTES DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE NOTES.”
(iv)OID Legend. Each Global Note and each Definitive Note issued at a more than de minimis discount to its redemption price at maturity (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY

OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT ALASKA AIR GROUP, INC., 19300 INTERNATIONAL BOULEVARD, SEATTLE, WASHINGTON, 98188 OR (206)-392-5040.”
(v)ERISA Legend. Each Global Note and each Definitive Note issued in exchange for a beneficial interest in a Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER: (A) IT IS NOT AND IS NOT DEEMED TO BE (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR”), OR (IV) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”); OR (B) (1) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAWS AND (2) THE DECISION TO ACQUIRE AND HOLD THE NOTES HAS BEEN AND WILL CONTINUE TO BE MADE BY A DULY AUTHORIZED FIDUCIARY WHO IS INDEPENDENT OF THE TRANSACTION PARTIES AND WHO UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE PLAN, IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES.”
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(ii)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 4.34 and Section 9.05 hereof).
(iii)Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Parent Change of Control Offer, a Mandatory Repurchase Offer or other tender offer, in whole or in part, except the unredeemed or untendered portion of any Note being redeemed or repurchased in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Payment Date.

(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of interest, principal and premium, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.35 hereof, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other form of electronic transmission approved by the Registrar.
(x)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a Participant or Indirect Participant in, the Notes Depositary or other Person with respect to the accuracy of the records of the Notes Depositary or its nominee or of any Participant or Indirect Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant, member, beneficial owner, or other Person (other than the Notes Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. The Trustee may rely and shall be fully protected in relying upon information furnished by the Notes Depositary with respect to its members, Participants or Indirect Participants, and any beneficial owners.
(xi)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Notes Depositary’s participants, members, or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, the Collateral Custodian nor any of their agents shall have any responsibility for any actions taken or not taken by the Notes Depositary.
Section 2.7Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver in exchange therefor, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute, and upon the Issuer’s request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer, in its discretion, may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.8Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in this Section 2.08 or Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Subject to Section 2.09, in determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of Notes that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.
Section 2.9Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not either Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 2.10Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial Holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial Holders, respectively, of Notes under this Indenture.
Section 2.11Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all cancelled Notes shall be delivered to the Issuer upon its written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12Defaulted Interest.
If the Issuer or the Guarantors default in a payment of interest or principal on the Notes or in the payment of any other amount that becomes due and payable under this Indenture, whether at Stated Maturity, by acceleration or otherwise, the Issuer shall on written demand of the Trustee pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate equal to the rate then applicable plus 2.0%, pursuant to clause (a) or (b) below, as the Issuer shall elect:
(a)The Issuer may elect to make such payment to the persons who are Holders of the Notes on a subsequent special record date. The Issuer shall fix the payment date for such defaulted interest and the special record date therefor, which shall not be more than 15 days nor less than 10 days prior to such payment date. At least 10 days before the special record date, the Issuer shall mail to the Trustee and to each Holder of the Notes a notice that states the special record date, the payment date and the amount of interest to be paid.
(b)The Issuer may elect to make such payment in any other lawful manner.
Payment of defaulted interest and any interest thereon to the Trustee shall be deemed to satisfy the Issuer’s obligation to pay such defaulted interest and any interest thereon for all purposes of this Indenture.
Section 2.13CUSIP and ISIN Numbers.
The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.
Article 3

REDEMPTION
Section 3.1Notices to Trustee.

If the Issuer elects to redeem Notes of a Series pursuant to Section 3.07 hereof, they shall furnish to the Trustee, not less than 10 days before notice of redemption is required to be sent or caused to be sent to Holders of Notes of such Series pursuant to Section 3.03 hereof but not more than 60 days before a redemption date (except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed, (iv) the redemption price and (v) if applicable, any conditions to such redemption.
Section 3.2Selection of Notes to Be Redeemed.
If less than all of the Notes of a Series are to be redeemed at any time, such Notes shall be selected for redemption by the Trustee (1) if such Notes are listed on an exchange and such listing is known to the Trustee, in compliance with the requirements of such exchange or in the case of Global Notes, in accordance with customary procedures of the Notes Depositary or (2) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or integral multiples of $1.00 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
The Trustee shall not be responsible for any actions taken or not taken by a Notes Depositary pursuant to its Applicable Procedures.
Section 3.3Notice of Redemption.
If the Issuer elects to redeem Notes of a Series pursuant to Section 3.07 hereof, the Issuer shall deliver notices of redemption electronically or by first-class mail, postage prepaid, at least 10 but not more than 60 days before the purchase or redemption date to each Holder of Notes of such Series (with a copy to the Trustee) at such Holder’s registered address or otherwise in accordance with the Applicable Procedures of the Notes Depositary, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof. Notices of redemption may be conditional.

(a)The notice shall identify the Notes to be redeemed and shall state:
(i)the redemption date;
(ii)the redemption price;
(iii)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(iv)the name and address of the Paying Agent;
(v)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi)that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(vii)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(ix)any condition to such redemption.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s names and at its expense; provided that the Issuer shall have delivered written notice to the Trustee, at least 5 Business Days prior to the date on which notice of redemption is to be sent (unless a shorter notice shall be agreed to by the Trustee) in the form of an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, without limitation, the consummation of an incurrence or issuance of debt or equity or a Change of Control or other corporate transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
Section 3.4Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, unless such redemption is conditioned on the happening of a future event. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.5Deposit of Redemption or Purchase Price.
Subject to the last paragraph of Section 3.03, prior to 4:00 p.m. (New York City time) on the Business Day prior to the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date but on or prior to the related Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.6Notes Redeemed or Purchased in Part.
Upon surrender of a Definitive Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall, upon receipt of an Authentication Order, authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.7Optional Redemption.
(a)At any time, the Issuer may on one or more occasions redeem all or a part of the 2029 Notes, upon notice as described under Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the 2029 Notes to be redeemed, together with all accrued and unpaid interest, if any, thereon, to, but not including, the date of redemption (the “Redemption Date”), plus the applicable Redemption Premium (if any).
(b)At any time, the Issuer may on one or more occasions redeem all or a part of the 2031 Notes, upon notice as described under Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the 2031 Notes to be redeemed, together with all accrued and unpaid interest, if any, thereon, to, but not including, the Redemption Date, plus the applicable Redemption Premium (if any).
(c)Notwithstanding this Section 3.07, in connection with a Parent Change of Control Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than twenty (20) nor more than sixty (60) days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount thereof plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date (subject to the right of Holders on record on the relevant record date to receive interest on the relevant interest payment) and without any Redemption Premium.
(d)If the optional Redemption Date is on or after a record date and on or before the corresponding Payment Date, the accrued and unpaid interest, if any, to, but not including, the Redemption Date will be paid on the Redemption Date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.
(e)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.
Section 3.8Mandatory Prepayments.
(a)Within five (5) Business Days of Loyalty Co or any other SPV Party receiving any Net Proceeds from the issuance or incurrence of any Indebtedness of Loyalty Co or any other SPV Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 4.23), the Issuer shall cause each Series of Notes’ Pro Rata Share of such Net

Proceeds (the “Issuance Mandatory Prepayment Amount”), plus accrued and unpaid interest on the aggregate principal amount of Notes to be prepaid to, but excluding, the Prepayment Date (as defined below) (the “Issuance Remitted Amount”), to be remitted to the Trustee to be paid by the Trustee to Holders as of the Prepayment Record Date (as defined below) (such remittance date, as the case may be, a “Issuance Prepayment Date”).
(b)Within ten (10) Business Days of Alaska or any of its Subsidiaries receiving any Net Proceeds of a Pre-paid Miles Purchase which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Pre-paid Miles Purchases since the Closing Date, are in excess of $500,000,000 (such excess, “Excess PPM Net Proceeds”, and such event, a “PPM Mandatory Prepayment Event”), the Issuer shall cause each Series of Notes’ Pro Rata Share of such Excess PPM Net Proceeds (the “PPM Mandatory Prepayment Amount”), plus accrued and unpaid interest on the aggregate principal amount of Notes to be prepaid to, but excluding, the Prepayment Date (as defined below) (the “PPM Remitted Amount”), to be remitted to the Trustee to be paid by the Trustee to Holders as of the Prepayment Record Date (as defined below) (such remittance date, as the case may be, a “PPM Prepayment Date”); provided that the Issuer shall not be required to make such prepayment so long as the aggregate amount of Net Proceeds received from Pre-paid Miles Purchases since the Closing Date is less than $550,000,000.
(c)“Mandatory Prepayment Event” means each of the events set forth in the foregoing clauses (a) and (b) of this Section 3.08. “Applicable Mandatory Prepayment Amount” means either the Issuance Mandatory Prepayment Amount or the PPM Mandatory Prepayment Amount, as applicable. “Remitted Amount” means either the Issuance Remitted Amount or the PPM Remitted Amount, as applicable. “Prepayment Date” shall mean either the Issuance Prepayment Date or the PPM Prepayment Date, as applicable.
(d)On such Prepayment Date, the Trustee will apply the Remitted Amount to prepay the maximum principal amount of each Series of Notes that may be prepaid with the portion of such Remitted Amount representing the Applicable Mandatory Prepayment Amount at a prepayment price equal to the redemption price that would be due if the Series of Notes were being redeemed pursuant to Section 3.07 on the applicable Prepayment Date, plus accrued and unpaid interest on the principal amount being prepaid up to, but excluding, the Prepayment Date. The “Prepayment Record Date” for any Prepayment Date will be the date of the applicable Mandatory Prepayment Event.
(e)Notwithstanding Sections 3.08(a), (b) and (d), if following a Mandatory Prepayment Event but prior to the related Prepayment Date, the Issuer pays the related Applicable Mandatory Prepayment Amount to the Holders on an intervening Payment Date pursuant to the provisions described under Section 4.01, no mandatory prepayment pursuant to the provisions of Sections 3.08(a), (b) and (d) will be required.
(f)In connection with any mandatory prepayment of a Series of Notes pursuant to this Section 3.08, the Issuer, or the Trustee on behalf of the Issuer pursuant to written instructions from the Issuer to the Trustee, shall issue a written notice to the Holders at least two (2) Business Days prior to the Prepayment Date, which notice shall include a description of the

Mandatory Prepayment Event, the aggregate principal amount of Notes to be prepaid, the prepayment price and the Prepayment Date.
(g)Any prepayment made pursuant to this Section 3.08 shall be made pursuant to the procedures set forth in this Indenture, except to the extent inconsistent with this Section 3.08). The Notes shall not be entitled to the benefit of any sinking fund.
Section 3.9Mandatory Repurchase Offers.
(a)No later than ten (10) Business Days following the date of receipt by Alaska or any of its Subsidiaries of any Net Proceeds in respect of any Recovery Event (in each case, in respect of Collateral) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Recovery Events since the Closing Date, are in excess of $10,000,000 (the “RE Threshold Amount”, and all such Net Proceeds in excess of the RE Threshold Amount, “RE Excess Proceeds”), the Issuer shall (i) give written notice to the Trustee of such Recovery Event and (ii) make an offer (an “RE Mandatory Repurchase Offer”) to all Holders to purchase the maximum principal amount of Notes on a pro rata basis that may be purchased out of the Notes’ Pro Rata Share of such RE Excess Proceeds (other than any such RE Excess Proceeds withheld for reinvestment pursuant to the proviso in this clause (a)) (the “RE Mandatory Repurchase Offer Proceeds”); provided that (1) so long as no Event of Default shall have occurred and be continuing at the time of receipt of such RE Excess Proceeds, the Issuer shall have the option to (x) invest such RE Excess Proceeds within 365 days of receipt thereof in Qualified Replacement Assets (or, if a binding commitment for any such investment has been entered into within such 365-day period, within 180 days after the end of such 365-day period) or (y) repair, replace or restore the assets which are the subject of such Recovery Event; and (2) within ten (10) Business Days of the end of such permitted reinvestment period (or earlier if the Issuer so elects), the Issuer shall make an RE Mandatory Repurchase Offer with respect to aggregate amount of such RE Excess Proceeds not used in accordance with the preceding subclause (1).
(b)No later than ten (10) Business Days following the date of receipt by Alaska or any of its Subsidiaries of any Net Proceeds in respect of (x) any Collateral Sale of Mileage Plan Intellectual Property (other than with respect to any Permitted Pre-paid Miles Purchase or Permitted Disposition) or (y) any Collateral Sale which Net Proceeds (other than with respect to any Permitted Pre-paid Miles Purchase, Permitted Disposition or Permitted HoldCo Equity Minority Stake Sale), together with the aggregate amount of Net Proceeds previously received from any such Collateral Sales (other than with respect to any Permitted Pre-paid Miles Purchase, Permitted Disposition or Permitted HoldCo Equity Minority Stake Sale) during the fiscal year in which such date occurs, are in excess of $10,000,000 (the “CS Threshold Amount”, and all such Net Proceeds in excess of the CS Threshold Amount together with all Net Proceeds of any Collateral Sale of Mileage Plan Intellectual Property, “CS Excess Proceeds”), the Issuer shall make an offer (a “CS Mandatory Repurchase Offer”) to all Holders to purchase the maximum principal amount of each Series of Notes on a pro rata basis that may be purchased out of the Notes’ Pro Rata Share of such CS Excess Proceeds (the “CS Mandatory Repurchase Offer Proceeds”).

(c)No later than ten (10) Business Days of Alaska or any of its Subsidiaries receiving any Net Proceeds as a result of any Contingent Payment Event which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Contingent Payment Events since the Closing Date, are in excess of $50,000,000 (the “CP Threshold Amount”, and all such Net Proceeds in excess of the CP Threshold Amount, “CP Excess Proceeds”), the Issuer shall make an offer (a “CP Mandatory Repurchase Offer”) to all Holders to purchase the maximum principal amount of each Series of Notes on a pro rata basis that may be purchased out of the Notes’ Pro Rata Share of such CP Excess Proceeds (the “CP Mandatory Repurchase Offer Proceeds”).
(d)“Mandatory Repurchase Offer” means an RE Mandatory Repurchase Offer, a CS Mandatory Repurchase Offer or a CP Mandatory Repurchase Offer, as applicable. “Applicable Mandatory Repurchase Offer Proceeds” means RE Mandatory Repurchase Offer Proceeds, CS Mandatory Repurchase Offer Proceeds or CP Mandatory Repurchase Offer Proceeds, as applicable.
(e)Each Mandatory Repurchase Offer shall remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Mandatory Repurchase Offer Period”). Promptly after the expiration of the Mandatory Repurchase Offer Period (the “Mandatory Repurchase Date”), the Issuer shall apply all of the Applicable Mandatory Repurchase Offer Proceeds to repurchase all of the Notes tendered in the Mandatory Repurchase Offer at a repurchase price equal to 100% of the principal amount being repurchased, plus accrued and unpaid interest thereon to, but excluding the Mandatory Repurchase Date (the “Mandatory Repurchase Offer Price”) and without any premium or penalty; provided that if the aggregate Mandatory Repurchase Offer Price for all Notes tendered in such Mandatory Repurchase Offer exceeds the total amount of Applicable Mandatory Repurchase Offer Proceeds, then such tendered Notes shall be repurchased pro rata up to the maximum amount of each Series of Notes that can be repurchased with such Applicable Mandatory Repurchase Offer Proceeds.
(f)If the Mandatory Repurchase Date is on or after a record date and on or before the related Payment Date, any accrued and unpaid interest up to but excluding the Mandatory Repurchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Mandatory Repurchase Offer.
(g)Subject to Section 3.09(a), the Issuer will mail or send electronically pursuant to the Notes Depositary’s Applicable Procedures a notice of Mandatory Repurchase Offer (“Mandatory Repurchase Offer Notices”) to all Holders no later than ten (10) Business Days after the receipt of Net Proceeds therefrom. The Mandatory Repurchase Offer Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Mandatory Repurchase Offer. The Mandatory Repurchase Offer shall be made to all Holders. The Mandatory Repurchase Offer Notice, which shall govern the terms of the Mandatory Repurchase Offer, shall state:

(i)that the Mandatory Repurchase Offer is being made pursuant to this Section 3.09 and the length of time the Mandatory Repurchase Offer shall remain open;
(ii)the Applicable Mandatory Repurchase Offer Proceeds, the repurchase price and the Mandatory Repurchase Date;
(iii)that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Mandatory Repurchase Offer shall cease to accrue interest after the Mandatory Repurchase Date;
(v)that Holders electing to have a Note purchased pursuant to a Mandatory Repurchase Offer may elect to have Notes purchased in minimum amounts of $2,000 or integral multiples of $1.00 in excess thereof only;
(vi)that Holders electing to have a Note purchased pursuant to any Mandatory Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Notes Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two (2) Business Days before the Mandatory Repurchase Date;
(vii)that Holders shall be entitled to withdraw their election if the Issuer, the Notes Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Mandatory Repurchase Offer Period, a facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;
(viii)that, if the aggregate principal amount of Notes surrendered by the Holders thereof exceeds the amount that can be repurchased with the Applicable Mandatory Repurchase Offer Proceeds, the Trustee shall select the Notes (while the Notes are in global form pursuant to the procedures of the Notes Depositary) to be purchased on a pro rata basis based on the principal amount of the Notes tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1.00 in excess thereof, shall remain outstanding after such purchase) to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances; and
(ix)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
(h)To the extent that the aggregate principal amount of Notes of a Series validly tendered or otherwise surrendered in connection with a Mandatory Repurchase Offer is less than the Applicable Mandatory Repurchase Offer Proceeds, the Issuer may, after purchasing all such Notes of such Series validly tendered and not withdrawn, use the remaining Applicable Mandatory Repurchase Offer Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes of a Series validly tendered pursuant to any Mandatory Repurchase Offer exceeds the amount that can be repurchased with the Applicable Mandatory Repurchase Offer Proceeds with respect to such Series, the Trustee will allocate the Applicable Mandatory Repurchase Offer Proceeds to purchase Notes of such Series on a pro rata basis on the basis of the aggregate principal amount of tendered Notes of such Series; provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of any repurchase of Notes in a Mandatory Repurchase Offer, the amount of Applicable Mandatory Repurchase Offer Proceeds shall be reset at zero.
(i)On or before the Mandatory Repurchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof validly tendered pursuant to the Mandatory Repurchase Offer, or if less than the Mandatory Repurchase Offer Price has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
(j)The Issuer, the Notes Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the repurchase price of the Notes properly tendered by such Holder and accepted by the Issuer for repurchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a minimum denomination of $2,000 or an integral multiple of $1.00 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.
The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Mandatory Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of such compliance.

Article 4

COVENANTS
Section 4.1Payment of Notes.
Subject to Section 6.02, on each Payment Date on which an Event of Default is not continuing, all Available Funds in the Notes Payment Account as of such Payment Date shall be distributed based upon the Payment Date Statement furnished on the related Determination Date by the Issuer in the following order of priority:
(a)first, (w) to the payment of the Notes’ Pro Rata Share of any Cayman Islands governmental fees owing by the SPV Parties in an amount not to exceed $200,000 in the aggregate per annum, then (x) ratably to (i) the Master Collateral Agent, the amount of the Notes’ Pro Rata Share of any Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Master Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents and (ii) the Trustee and the Collateral Custodian, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Trustee and the Collateral Custodian pursuant to the terms of this Indenture and the Notes Documents, in an amount not to exceed $200,000 in the aggregate per annum, then (y) to the Depositary, the Notes’ Pro Rata Share of any Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Depositary pursuant to the terms of this Indenture and the Collateral Documents, and then (z) ratably the Notes’ Pro Rata Share of the amount of any fees, expenses and other amounts due and owing to the Cayman Islands registered office and/or corporate service provider (including the Administrator and Walkers Fiduciary Limited (or its successors) as share trustee) of any SPV Party and any Independent Director of any SPV Party, in an amount not to exceed $200,000 in the aggregate per Payment Date, in the case of each of clause (w), (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such parties have agreed with the Issuer for payment at a later date;
(b)second, to the Trustee, on behalf of the Holders, an amount equal to the Interest Distribution Amount for each Series of Notes with respect to such Payment Date minus the amount of interest paid by the Issuer after the immediately preceding Payment Date and prior to such Payment Date;
(c)third, ratably (if applicable) (x) on the 2029 Notes Maturity Date only, to the Trustee, on behalf of the Holders of the 2029 Notes, an amount equal to the outstanding principal amount of the 2029 Notes and (y) on the 2031 Notes Maturity Date only, to the Trustee, on behalf of the Holders of the 2031 Notes, an amount equal to the outstanding principal amount of the 2031 Notes;
(d)fourth, to the Notes Reserve Account, if the amount on deposit in the Notes Reserve Account is less than the Notes Reserve Account Required Balance, the amount of such shortfall;

(e)fifth, to the extent not already paid, to the Trustee on behalf of the Holders, as a reduction in the outstanding principal amount of the Notes, the Remitted Amount for any mandatory prepayments required pursuant to Section 3.08;
(f)sixth, after the fifth anniversary of the Closing Date, any “AHYDO catch-up payments” on the Notes;
(g)seventh, without duplication of any premium paid above, any premium due and unpaid as of such Payment Date;
(h)eighth, to pay (x) ratably to the Master Collateral Agent, the Collateral Custodian and the Trustee, then (y) to the Depositary, and then (z) to any other Person (other than Parent or any of its Subsidiaries (provided that any payment to the IP Manager pursuant to the IP Management Agreement shall be permitted pursuant to this clause (h)), including any Independent Director of any SPV Party and the IP Manager, any additional Obligations due and payable to such Person on such Payment Date, in the case of clauses (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such parties have agreed with the Issuer for payment at a later date;
(i)ninth, if an Early Amortization Period is in effect as of the last day of the most recently completed Quarterly Reporting Period, then to the Trustee on behalf of the Holders, as a reduction in the outstanding principal balance of the Notes, an amount equal to the Early Amortization Payment for such Payment Date;
(j)tenth, to the extent any amounts are due and owing under any other Priority Lien Debt, to the Master Collateral Agent for further distribution to the appropriate Person pursuant to the Collateral Agency and Accounts Agreement; and
(k)eleventh, all remaining amounts shall be released to or at the direction of Loyalty Co.
For the avoidance of doubt, to the extent Available Funds with respect to any Payment Date are insufficient to pay amounts due under this Indenture to the Agents, Holders or any other Person on such Payment Date, the Issuer, and to the extent provided in Article 10 hereof, the Guarantors, are fully obligated to timely pay such amounts to the Agents, Holders or other Persons.
Section 4.2Financial Statements, Reports, Etc.
The Issuer shall furnish to the Trustee:
(a)Within thirty (30) days after Parent files them with the SEC, copies of the Parent’s annual report, quarterly reports, current reports and the other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act; provided that reports, information and documents filed by the Parent with the SEC via the EDGAR system (or any similar successor system) will be deemed to have been furnished to the Trustee as of the time such documents are so filed;
(b)Within one hundred eighty (180) days after the end of the fiscal year ending December 31, 2024, and within one hundred twenty (120) days after the end of each fiscal year thereafter, HoldCo’s unaudited consolidated balance sheet and related statement of income and cash flows, showing the financial condition of HoldCo and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year;
(c)[reserved];
(d)Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending on March 31, 2025, unaudited financial statements (including cash flows) of HoldCo and its Subsidiaries on a consolidated basis (including cash flows) as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year;
(e)Within ninety (90) days after the end of the fiscal year, a certificate of a Responsible Officer of Alaska certifying that, to the knowledge of such Responsible Officer, no Early Amortization Event or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such an Early Amortization Event or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(f)On or prior to each Determination Date, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with (i) Section 4.27 as of the last day of the most recently completed Quarterly Reporting Period and (ii) the Debt Service Coverage Ratio Test as of the last day of the most recently completed Quarterly Reporting Period;
(g)On each Determination Date, a Payment Date Statement to the Trustee and the Master Collateral Agent. The Trustee may, prior to the related Payment Date, provide notice to the Issuer and the Master Collateral Agent of any information contained in the Payment Date Statement that the Trustee believes to be incorrect. If the Trustee provides such a notice, the Issuer shall use its reasonable efforts to resolve the discrepancy and provide an updated Payment Date Statement on or prior to the related Payment Date. If the discrepancy is not resolved and a replacement Payment Date Statement is not received by the Trustee prior to the payment of Available Funds on the related Payment Date pursuant to Section 4.01 and it is later determined that the information identified by the Trustee as incorrect was in fact incorrect and such error resulted in a party receiving a smaller distribution on the Payment Date than they would have received had there not been such an error, then the Issuer shall indemnify such party for such shortfall;
(h)Promptly upon knowledge thereof by a Responsible Officer of the Issuer, give to the Trustee notice in writing of any Early Amortization Event or Event of Default;

(i)[Reserved]; and
(j)Subject to any confidentiality restrictions under binding agreements or limitations imposed by applicable law, a notice posted on a password protected website to which the Trustee will have access (or otherwise delivered to the Trustee, including, without limitation, by electronic mail) of (i) any material amendment, restatement, supplement, waiver or other material modification to any Material Mileage Plan Agreement (with such notice posted or delivered, as applicable, promptly but in each case within thirty (30) days of the effectiveness of such material amendment, restatement, supplement, waiver or other material modification) and (ii) any notice of termination, cancellation or expiration received or delivered by the Issuer or a Guarantor with respect to a Material Mileage Plan Agreement (with such notice posted or delivered, as applicable, as soon as reasonably practicable after such termination, cancellation or expiration).
In no event shall the Trustee be entitled to inspect, receive and make copies of materials, (i) except in connection with any enforcement or exercise of remedies, (A) that constitute non registered Mileage Plan Intellectual Property, non-financial Trade Secrets (including the Mileage Plan Customer Data) or non-financial proprietary information or (B) in respect of which disclosure to the Trustee, the Master Collateral Agent or any Holder (or their respective representatives or contractors) is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) or (ii) that are subject to attorney client or similar privilege or constitute attorney work product or constitute Excluded Intellectual Property. The Issuer agrees to provide copies of any notices or any deliverables given or received under the Collateral Agency and Accounts Agreement to the Trustee, including any notice or deliverable required to be provided to the Senior Secured Debt Representatives.
Subject to the next succeeding sentence, information delivered pursuant to this Section 4.02 to the Trustee may be made available by Alaska to the Holders by posting such information on a private, restricted website to which Holders, prospective investors, broker-dealers and securities analysts are given access. Information required to be delivered pursuant to this Section 4.02 by any Issuer Party shall be delivered pursuant to Section 12.02 hereto. Information required to be delivered pursuant to this Section 4.02 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Trustee on the date on which Loyalty Co provides written notice to the Trustee that such information has been posted on Alaska’s general commercial website (to the extent such information has been posted or is available as described in such notice), as such website may be specified by Loyalty Co to the Trustee from time to time. Information required to be delivered pursuant to this Section 4.02 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 4.02, or otherwise pursuant to this Indenture, shall be deemed to contain non-public information unless (i) expressly marked by an Issuer Party as “PUBLIC”, (ii) such notice or communication consists of copies of any Issuer Party’s public filings with the SEC or (iii) such notice or communication has been posted on Alaska’s general commercial website, as such website may be specified by Loyalty Co to the Trustee from time to time.

Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including an Issuer Party’s or any other Person’s compliance with any of its covenants under this Indenture or any other Notes Document (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report or other information delivered, filed or posted under or in connection with this Indenture, the other Notes Documents or the transactions contemplated hereunder or thereunder. For the avoidance of doubt, the Trustee shall have no duty to monitor or access any website of an Issuer Party or any other Person referenced herein, shall not have any duty to monitor, determine or inquire as to compliance or performance by any Issuer Party or any other Person of its obligations under this Section 4.02 or otherwise and the Trustee shall not be responsible or liable for any Issuer Party’s or any other Person’s non-performance or non-compliance with such obligations.
Section 4.3Taxes.
Each Issuer Party shall pay and discharge promptly all taxes, assessments, governmental charges, levies or claims imposed upon it or upon its income or profits or in respect of its property, before the same shall become more than ninety (90) days delinquent, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that the Issuer Party shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings.
Section 4.4[Reserved].
Section 4.5Corporate Existence.
Each Issuer Party shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence in accordance with its respective Specified Organization Documents and all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (a) if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) as otherwise permitted in connection with (i) sales of assets not restricted by Section 4.24 or (ii) mergers, liquidations and dissolutions permitted by Section 4.28.
Section 4.6Compliance with Laws.
Each Issuer Party shall comply with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Alaska shall maintain in effect policies and procedures reasonably designed to promote compliance by Alaska, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 4.7Contribution of Mileage Plan Intellectual Property.
Alaska shall contribute Intellectual Property and data to Loyalty Co pursuant to the Contribution Agreements from time to time so that at all times Alaska and its Subsidiaries (other than Loyalty Co) would not be able to operate the Mileage Plan Program in a manner materially consistent with the operation of the Mileage Plan Program at such time, or any other similar airline loyalty program (other than a Permitted Acquisition Loyalty Program or Specified Minority Owned Program) in a similar manner, without the rights granted to Alaska with respect to such Mileage Plan Intellectual Property under the IP Licenses; provided that, for the avoidance of doubt, neither Parent nor any of its Subsidiaries shall be required to so contribute any Airlines Business Intellectual Property or sublicense any Intellectual Property owned by any non-Affiliate third party.
Section 4.8Special Purpose Entity.
Other than as required or permitted by the Transaction Documents or the Mileage Plan Agreements, the SPV Parties have not and shall not:
(a)engage in any business or activity other than (i) the purchase, receipt, management and sale of Collateral and Excluded Property; provided that in no event shall any SPV Party purchase, receive, manage or sell real property, (ii) the transfer and pledge of Collateral pursuant to the terms of the Collateral Documents and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (iii) the entry into and the performance under the Transaction Documents and Mileage Plan Agreements to which it is a party and (iv) such other activities as are incidental thereto;
(b)acquire or own any material assets other than (i) the Collateral and Excluded Property; provided that in no event shall any SPV Party acquire or own real property, or (ii) incidental property as may be necessary or desirable for the operation of any SPV Party and the performance of its obligations under the Transaction Documents and Mileage Plan Agreements to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(c)except as permitted by this Indenture (i) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, or (ii) change its legal structure, or jurisdiction of incorporation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Discharge of Senior Secured Debt Obligations;
(d)except as otherwise permitted under Section 4.08(c), fail to preserve its existence as an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(e)form, acquire or own any Subsidiary, own any Equity Interests in any other entity, or make any Investment in any Person other than to the extent permitted in its memorandum and articles of association and the Notes Documents (it being understood that each SPV Party shall only be permitted to form and thereafter own one or more Subsidiaries that are SPV Parties or will become SPV Parties upon satisfaction of the requirements set forth in clause (3), (4) and (5) of the proviso in the definition of “Permitted Loyalty Subsidiary” within the time periods set forth in Section 4.16(l));
(f)except as contemplated in the Senior Secured Debt Documents, commingle its assets with the assets of any of its Affiliates, or of any other Person;
(g)incur any Indebtedness other than (i) Indebtedness to the Senior Secured Parties under this Indenture (including Additional Notes) or in conjunction with a repurchase or redemption of all or a portion of the Notes owed to the Holders, (ii) any other Priority Lien Debt, (iii) any Junior Lien Debt and (iv) ordinary course contingent obligations under or any terms thereof related to the Mileage Plan Agreements (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);
(h)become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due in the ordinary course of business;
(i)fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;
(j)enter into any contract or agreement with any Person, except (i) the Transaction Documents to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (ii) organizational documents, (iii) Mileage Plan Agreements or other co-branding, partnering or similar agreements, (iv) agreements between any SPV Party and Alaska and/or its Subsidiaries substantially consistent with Alaska’s arrangements with its other Subsidiaries that (w) terminate upon such SPV Party ceasing to be a Subsidiary of Alaska, (x) do not involve the payment of cash to or from such SPV Party, (y) are entered into for the primary purpose of managing the transfer and processing of data among the parties thereto and (z) contain non-petition and nonrecourse covenants with respect to such SPV Party consistent with the provisions set forth in this Indenture, (v) intercompany agreements for loans from Loyalty Co to Alaska permitted under Section 4.22, and (vi) other contracts or agreements that (x) are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person, (y) contain non-petition covenants with respect to such SPV Party consistent with the provisions set forth in this Indenture and (z) contain non-recourse covenants with respect to such SPV Party consistent with the provisions set forth in this Indenture.
(k)seek its dissolution or winding up in whole or in part;
(l)fail to use commercially reasonable efforts to correct promptly any material known misunderstandings regarding the separate identities of any SPV Party, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;

(m)except pursuant to the Transaction Documents, the Mileage Plan Agreements, the Priority Lien Debt Documents and the Junior Lien Debt Documents guarantee, become obligated for, or hold itself out to be responsible for the Indebtedness of another Person;
(n)fail, in any material respect, either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (i) to mislead others as to the identity of the Person with which such other party is transacting business, or (ii) to suggest that it is responsible for the Indebtedness of any third party (including any of its principals or Affiliates (other than as contemplated or required pursuant to the Transaction Documents or the Mileage Plan Agreements));
(o)fail, to the extent of its own funds (taking into account the requirements in the Transaction Documents and the Mileage Plan Agreements), to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(p)[reserved];
(q)fail to maintain separate financial statements, which may be unaudited, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided that the SPV Parties’ assets may be included in a consolidated financial statement of its Affiliates so long as (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the SPV Parties from such Person and to indicate that the SPV Parties’ assets and credit are not available to satisfy the Indebtedness and other obligations of such Person or any other Person except for Indebtedness incurred and other obligations pursuant to the Notes Documents, the Priority Lien Debt Documents and the Junior Lien Debt Documents and (ii) such assets shall also be listed on the SPV Parties’ own separate balance sheet (in each case, subject to clause (y) below);
(r)fail to pay its own separate liabilities and expenses only out of its own funds (other than as contemplated under any Director Services Agreement);
(s)maintain, hire or employ any individuals as employees; provided that the SPV Parties are not prohibited or limited in any manner from having directors and officers;
(t)acquire the obligations or securities issued by its Affiliates or members (other than (i) any equity interests of another SPV Party that is a Subsidiary of such SPV Party or (ii) intercompany loans permitted under Section 4.22);
(u)fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(v)pledge its assets to secure the obligations of any other Person other than pursuant to the Notes Documents, the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(w)fail to have such Independent Directors as are required pursuant Section 4.09;
(x)(i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy, winding up or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization, restructuring, liquidation (including provisional liquidation), winding up or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, restructuring officer, liquidator, provisional liquidator, assignee, trustee, sequestrator, collateral agent or any similar official for any SPV Party, (v) make any general assignment for the benefit of any SPV Party’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action to approve any of the foregoing; or
(y)fail to file its own tax returns separate from those of any other Person, except to the extent that any SPV Party is treated as a disregarded entity for U.S. federal and applicable state and local income tax purposes.
Section 4.9SPV Party Independent Directors.
No SPV Party shall fail for five (5) consecutive Business Days to have at least the Required Number of Independent Directors (or thirty (30) days in the case of such Independent Director’s death, disability or resignation, provided that in the case of Loyalty Co, one Independent Director remains at Loyalty Co during such period). Each SPV Party agrees that no vote for a “Material Action” (as defined in the Specified Organization Documents of such SPV Party) shall be held unless such SPV Party has the Required Number of Independent Directors at such time, all Required Number of Independent Directors are present for such vote and the affirmative vote of all Independent Directors is required for such SPV Party to take such “Material Action”.
Section 4.10Regulatory Matters; Utilization; Collateral Requirements.
Alaska shall:
(a)maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; and
(b)maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time.
Section 4.11Collateral Ownership.

Subject to the provisions described (including the actions permitted) under this Article 4, each Grantor shall continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 4.12Guarantors; Grantors; Collateral.
(a)Alaska shall take, and cause each Guarantor to take, such actions as are necessary in order to ensure that the obligations of the Issuer Parties hereunder and under the other Notes Documents are guaranteed by all Guarantors. If Alaska or any of its Subsidiaries acquires, creates or designates a Permitted Loyalty Subsidiary after the Closing Date, then Alaska will promptly cause such Permitted Loyalty Subsidiary to take such actions as are necessary to become a Guarantor.
(b)Alaska and Loyalty Co shall, in each case at their own expense, (A) become, and cause HoldCo to become, a Grantor and to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of the Notes Documents (it being understood that only Loyalty Co and HoldCo shall be required to become Grantors and pledge their respective Collateral), (B) promptly execute and deliver (or cause HoldCo to execute and deliver) to the Trustee and the Collateral Administrator such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 4.25 and the filing of UCC financing statements, as applicable) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties on such assets of any Grantor to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Trustee or the Master Collateral Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Trustee, deliver to the Trustee, for the benefit of the Senior Secured Parties, the Trustee, the Master Collateral Agent, the Collateral Administrator and the Depositary, a customary written Opinion of Counsel to such Grantor, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral.
(c)Notwithstanding anything in this Indenture to the contrary, a supplemental indenture effecting a Note Guarantee pursuant to the terms of this Indenture following the Closing Date may be modified in respect of any Guarantor organized outside the United States of America to the extent necessary to (1) comply with applicable law, (2) avoid any applicable legal limitations such as applicable statutory limitations, financial assistance requirements, corporate benefit requirements, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors (collectively referred to as “Agreed Guarantee Principles”), in each case as determined by Alaska in good faith in its reasonable discretion.
Section 4.13Appraisals.
The Issuer shall be required to deliver an Appraisal of the value of the Collateral to the Trustee and the Master Collateral Agent in order to test the applicable LTV Ratio for the incurrence of any Senior Secured Debt or Junior Lien Debt. Any such Appraisal shall be dated no earlier than three (3) calendar months prior to the date of incurrence of the applicable Senior Secured Debt or Junior Lien Debt. All Appraisals delivered to the Trustee and the Master Collateral Agent must be performed by an Approved Appraisal Firm.
Section 4.14Further Assurances.
(a)In each case, subject to the terms, conditions and limitations in the Notes Documents, each Issuer Party shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or that the Master Collateral Agent or the Trustee may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, in each case to the extent required under this Indenture or the Collateral Documents. For the avoidance of doubt, the requirements of this Section 4.14(a) shall not create any obligation of the Issuer Party to provide any Mileage Plan Agreements (or copies thereof) or disclose any information therein that is not otherwise disclosed or required to be disclosed on the Closing Date.
(b)[Reserved].
(c)Promptly after the date upon which it is permissible to transfer and assign any Specified Intellectual Property, the Issuer Parties shall, if such Specified Intellectual Property is not transferred and assigned pursuant to an existing Contribution Agreement or an amendment thereto, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required and advisable, and take all further actions that may be required or advisable under applicable law or that the Master Collateral Agent may reasonably request, to transfer and assign all of the Issuer Parties’ right, title and interest in and to such Specified Intellectual Property to Loyalty Co, and shall promptly provide the Trustee and the Master Collateral Agent copies of any such documents.
Section 4.15Maintenance of Rating.
The Issuer Parties shall use commercially reasonable efforts to cause the Notes to be continuously rated by at least two (2) of the Rating Agencies that initially rated the Notes but shall not be required to obtain any specific rating; provided that the Issuer Parties’ failure to obtain such a rating after using commercially reasonable efforts shall not constitute a Default or an Event of Default. The Issuer Parties shall make commercially reasonable efforts to provide such Rating Agencies (at Alaska’s sole expense) such reports, records and documents as each shall reasonably request to monitor or affirm such ratings, except to the extent the disclosure of any such document or any such discussion would result in the violation of any Issuer Party’s contractual (including all confidentiality obligations set forth in the Mileage Plan Agreements) or legal obligations.
Section 4.16Mileage Plan Program; Mileage Plan Agreements.
(a)The Issuer Parties (as applicable) agree to honor Miles according to the policies and procedures of the Mileage Plan Program except to the extent that would not be reasonably expected to cause a Payment Material Adverse Effect.
(b)The Issuer Party shall take any action permitted under the Mileage Plan Agreements and applicable law that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the Mileage Plan Agreements, (ii) perform its obligations under the Mileage Plan Agreements and (iii) cause the applicable counterparties to perform their obligations under the related Mileage Plan Agreements, including such counterparties’ obligations to make payments to and indemnify the applicable Issuer Parties in accordance with the terms thereof in each case except as would not reasonably be expected to result in a Payment Material Adverse Effect.
(c)Neither Alaska nor Loyalty Co shall substantially reduce the Mileage Plan Program business or modify the terms of the Mileage Plan Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.
(d)Alaska shall not and shall not permit any of its Subsidiaries to change the policies and procedures of the Mileage Plan Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.
(e)Alaska shall not and shall not permit any of its Subsidiaries to establish, create, or operate any Loyalty Program, other than a Permitted Acquisition Loyalty Program or a Specified Minority Owned Program, unless substantially all such Loyalty Program cash payments (which excludes, for the avoidance of doubt, airline revenues such as ticket sales and baggage fees), accounts in which such cash payments are deposited, Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of Mileage Plan Intellectual Property, substituting references to the Mileage Plan Program with references to such other Loyalty Program), and material third-party contracts and intercompany agreements, related to such Loyalty Program (including co-branding, partnering or similar agreements (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Loyalty Program) related to such Loyalty Program) are transferred to and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis (except to the extent such revenues and assets constitute Excluded Property), subject to third-party rights and Permitted Liens; provided that, for the avoidance of doubt, nothing shall prohibit Parent or any of its Subsidiaries from offering and providing discounts or other incentives (other than any Currency) for travel or carriage on Alaska or any of its affiliates, or on any of its alliance or code-share partners.
(f)Alaska and the SPV Parties agree that, with respect to each Mileage Plan Agreement (and that would not be a Retained Agreement at such time) entered into after the Closing Date (other than Excluded Property), (i) Alaska and HoldCo shall use commercially reasonable efforts to cause Loyalty Co to be party to such Mileage Plan Agreement and (ii) such Mileage Plan Agreement shall (x) provide that payment made by the counterparty thereunder shall be made to Loyalty Co and deposited directly into the Collection Account and (y) permit Alaska or Loyalty Co, as the case may be, to grant a Lien on such Mileage Plan Agreement to secure the Obligations; provided, that in no event shall it be commercially reasonable for Alaska to be required to pay or provide concessions to a counterparty of any Mileage Plan Agreement in order to have Loyalty Co added as a party to such agreement.
(g)Notwithstanding anything to the contrary, with respect to any Permitted Acquisition Loyalty Program, the Issuer Party shall be permitted to undertake any of the following actions at any time after such actions are permitted under the Material Mileage Plan Agreements and applicable law:
(i)terminate the Permitted Acquisition Loyalty Program;
(ii)merge and consolidate the Permitted Acquisition Loyalty Program into the Mileage Plan Program; or
(iii)cause the Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees) to be pledged as Collateral.
(h)For the avoidance of doubt, (i) until a Permitted Acquisition Loyalty Program is merged into or consolidated with the Mileage Plan Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at the Issuer or a Permitted Loyalty Subsidiary and pledged as Collateral, any Permitted Acquisition Loyalty Program shall not be deemed part of the Mileage Plan Program, its co-branding, partnering or similar agreements shall not constitute Mileage Plan Agreements, and its customer data shall not constitute Mileage Plan Customer Data, (ii) following a merger or consolidation of the Permitted Acquisition Loyalty Program into the Mileage Plan Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at the Issuer or a Permitted Loyalty Subsidiary and pledged as Collateral, (A) none of the restrictions described in the definition of “Permitted Acquisition Loyalty Program” will continue to apply to the merged program, (B) the co-branding, partnering or similar agreements related to or entered into in connection with the Permitted Acquisition Loyalty Program shall become Mileage Plan Agreements (but solely to the extent that such agreements would be included in the definition of Mileage Plan Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Mileage Plan Program with references to such other Permitted Acquisition Loyalty Program) and (C) all rights, title and interest therein and the Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees) must be promptly pledged as Collateral (except to the extent constituting Excluded Property), and (iii) customers of the Mileage Plan program and customers of the HawaiianMiles program will be permitted to exchange Miles under the Mileage Plan program with the applicable Currency under the HawaiianMiles program (and vice versa), in each case so long as the HawaiianMiles program is a Permitted Acquisition Loyalty Program.
(i)Alaska and the SPV Parties agree that if, as of any Determination Date, the aggregate amount of payments in cash attributable to the Retained Agreements for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date) are greater than or equal to 15.0% of the Mileage Plan Revenues (including any such payments in cash attributable to the Retained Agreements and the Intercompany Agreements) for such period, (i) Alaska shall promptly transfer (or cause to be transferred) its rights, title and interest in, to and under one or more Retained Agreements to Loyalty Co such that the aggregate amount of payments in cash produced by the Retained Agreements not so transferred is less than 15.0% of the Mileage Plan Revenues in such period (on a pro forma basis) and (ii) upon the effectiveness of such transfer, such Retained Agreement(s) shall be pledged by Loyalty Co as Collateral on a first lien basis pursuant to an associated security agreement (or a supplement to the Security Agreement) and thereafter shall become Mileage Plan Agreement(s); provided that, in the case of any airline-to-airline frequent flyer program agreement that was previously a Retained Agreement and subsequently becomes a Mileage Plan Agreement, such airline-to-airline frequent flyer program may be re-designated as a Retained Agreement and then (x) transferred back to Alaska or any of its Affiliates and/or (y) released from the Collateral, in each case so long as after giving effect to such transfer, re-designation and/or release, the aggregate amount of payments in cash attributable to the Retained Agreements is less than 15.0% (on a pro forma basis) for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date).
(j)As of any Determination Date, if the aggregate amount of payments in cash attributable to the Retained Agreements are greater than or equal to 15.0% of the Mileage Plan Revenue for the preceding four Quarterly Reporting Periods (determined as of the Determination Date in respect thereof), Alaska shall (x) designate one or more Retained

Agreements as Mileage Plan Agreements (but, for the avoidance of doubt, shall not be required to transfer any rights related thereto to the Issuer or obtain the consent of any counterparties to such designated Retained Agreement(s)) and (y) contemporaneously with such designation Alaska shall pledge the Assigned Mileage Plan Agreement Rights with respect to such designated Retained Agreements pursuant to the Alaska Security Agreement, such that the aggregate amount of payments in cash attributable to the Retained Agreements not so designated or otherwise transferred is less than 15.0% of the Mileage Plan Revenue in such period (on a pro forma basis). All Assigned Mileage Plan Agreement Rights shall be assigned only to the extent they are permitted to be assigned pursuant to the terms of the relevant Mileage Plan Agreement (or any other agreement between Alaska and the counterparty thereto) or, if such assignment is not permitted pursuant to the terms of the relevant Mileage Plan Agreement (or such other agreement), then to the extent such rights, title and interest in, to and under such Mileage Plan Agreement may be assigned notwithstanding the terms of such agreement pursuant to the applicable provisions of the UCC (including, without limitation, Sections 9-406 and 9-408) of any relevant jurisdiction.
(k)Loyalty Co shall have the exclusive right to issue Miles (other than those attributable to any arrangement or transaction with any non-airline third-parties) in connection with the Mileage Plan Program, including any Miles purchased by Alaska, Mileage Plan Program members or any other third parties pursuant to Mileage Plan Agreements, Retained Agreements, Alaska Airlines Business Agreements or otherwise from Loyalty Co, Alaska or any of its Affiliates, and neither Alaska nor any of its Affiliates (other than Loyalty Co) shall engage in such activities. Alaska shall purchase Miles from Loyalty Co in order to comply with its obligations under the Mileage Plan Agreements, the Retained Agreements and the Alaska Airlines Business Agreements. Loyalty Co shall issue Miles purchased by Alaska in accordance with the Intercompany Agreements. For the avoidance of doubt, nothing in this Section 4.16(k) shall limit the ability of Alaska in its capacity as manager of the Mileage Plan Program (or Parent and any of its Subsidiaries or any third party, in each case designated by Alaska in such capacity) to enter into any agreements with respect to Excluded Miles (as defined in the Intercompany Agreement) on behalf of the Issuer.
(l)In connection with the transactions contemplated by clauses (e) and/or (h) of this Section 4.16, any SPV Party may form a Permitted Loyalty Subsidiary; provided that such Permitted Loyalty Subsidiary satisfies the requirements set forth in the definition of “Permitted Loyalty Subsidiary” within thirty (30) days after the formation of such Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion) and Loyalty Co provides written notice to the Trustee designating such Subsidiary as a “Permitted Loyalty Subsidiary” and an “SPV Party”.
Section 4.17Notes Reserve Account.
(a)Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co with the account name: “Note Reserve Account” and account number: 270993001, for the purpose of holding a minimum balance of not less than the Notes Reserve Account Required Balance (such account, the “Notes Reserve Account”). The Notes Reserve Account shall be subject at all times to the control of the Trustee. So long as the Collateral Custodian has not been notified by the Trustee or the Issuer that an Event of Default has occurred and is continuing, then the Collateral Custodian shall, at the written direction of the Issuer from time to time cause the funds held in the Notes Reserve Account, from time to time, to be invested in one or more Cash Equivalents selected by the Issuer (which Cash Equivalents shall at all times be subject to the Lien created under this Indenture). Following the Collateral Custodian’s receipt of written notice from the Trustee or from the Issuer that an Event of Default has occurred and is continuing, the Collateral Custodian shall, unless directed by the Trustee (acting at the direction of the Permitted Noteholders) cease making or renewing such Investments and funds on deposit in the Notes Reserve Account shall thereafter remain uninvested for so long as such Event of Default is continuing. The Collateral Custodian shall not have any obligation to invest or reinvest the funds held in the Notes Reserve Account on any day to the extent that the Collateral Custodian has not received investment instruction on or prior to 11:00 a.m. (New York City time) on such day. Notwithstanding anything else in this Indenture to the contrary, in no event shall the Issuer direct any investment in any such Cash Equivalent that will mature later than the Business Day before the next occurring Payment Date. It is agreed and understood that the entity serving as the Trustee or the Collateral Custodian may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Trustee or the Collateral Custodian be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Trustee, the Collateral Custodian or their respective affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s or the Collateral Custodian’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments. All income from such Cash Equivalents shall be retained in the Notes Reserve Account, subject to release as permitted by this Indenture. All investments in such Cash Equivalents shall be at the risk of Loyalty Co.
(b)As security for the prompt payment or performance in full when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Trustee for the benefit of the Notes Secured Parties a security interest in and lien upon, all of the Loyalty Co’s right, title and interest in and to the Notes Reserve Account, (i) all funds held in the Notes Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing the Notes Reserve Account or such funds, (ii) all Investments from time to time of amounts in the Notes Reserve Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Trustee or any Notes Secured Party or any assignee or agent on behalf of the Trustee or any Notes Secured Party in substitution for or in addition to any of the then-existing Collateral in the Notes Reserve Account, and (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then-existing Collateral in the Notes Reserve Account.
(c)The Issuer acknowledges and agree that: (i) the Trustee shall be the only Person that has a right to withdraw funds from the Notes Reserve Account and (ii) the funds on deposit in the Notes Reserve Account shall at all times continue to be Collateral security for the benefit of the Notes Secured Parties and shall not be subject to any Lien other than a Lien benefiting the Trustee on behalf of the Notes Secured Parties.
(d)If, on any Determination Date, the amount on deposit in the Notes Reserve Account exceeds the then applicable Notes Reserve Account Required Balance for the related Payment Date, Loyalty Co shall be entitled to request the Trustee by notice in writing (which may be the Payment Date Statement) to direct the Collateral Custodian to transfer such excess amounts in the Notes Reserve Account to the Collection Account as soon as practicable. In such circumstances, the Trustee shall promptly direct the Collateral Custodian to wire such excess amounts from the Notes Reserve Account to the Collection Account.
(e)If, on any Determination Date, Available Funds for the related Payment Date will not be sufficient to pay in full the amounts due pursuant to clauses (a), (b) and (c) of Section 4.01 on the related Payment Date, Loyalty Co shall request by notice in writing (which may be the Payment Date Statement) to the Trustee that the Trustee, on or prior to the related Payment Date, direct the Collateral Custodian to transfer amounts in the Notes Reserve Account to the Notes Payment Account to the extent necessary so that Available Funds on the related Payment Date will be sufficient to pay such amounts on the related Payment Date. In such circumstances, the Trustee shall promptly direct the Collateral Custodian to wire such amounts from the Notes Reserve Account to the Notes Payment Account.
(f)Loyalty Co will at all times maintain a minimum balance of not less than the Notes Reserve Account Required Balance in the Notes Reserve Account (for the avoidance of doubt, except to the extent a lesser balance is maintained during the period from (and including) any Allocation Date to the time at which funds are distributed in accordance with Section 4.01 on the related Payment Date as a result of funds being remitted from the Notes Reserve Account to the Notes Payment Account in accordance with the Notes Documents).
Section 4.18Notes Payment Account.
(a)Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co with the account name: “Note Payment Account” and account number: 270993000, for the purpose of holding amounts allocated to the Notes pursuant to the Collateral Agency and Accounts Agreement and the terms of this Indenture (such account, the “Notes Payment Account”). The Notes Payment Account shall be subject at all times to the control of the Trustee. Amounts on deposit in the Notes Payment Account shall be uninvested.
(b)As security for the prompt payment or performance in full when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Trustee for the benefit of the Notes Secured Parties a security interest in and lien upon, all of Loyalty Co’s right, title and interest in and to (i) the Notes Payment Account, (ii) all funds held in the Notes Payment Account, and all certificates and instruments, if any, from time to time representing or evidencing any Notes Payment Account or such funds, (iii) all Investments from time to time of amounts in the Notes Payment Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Trustee or any Notes Secured Party or any assignee or agent on behalf of the Trustee or any Notes Secured Party in substitution for or in addition to any of the then-existing Collateral in the Notes Payment Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then-existing Collateral in the Notes Payment Account.
(c)The Issuer acknowledges and agrees that: (i) at all times, the Trustee shall be the only Person that has a right to withdraw funds from the Notes Payment Account and (ii) the funds on deposit in the Notes Payment Account shall at all times continue to be Collateral security for all of the Obligations and shall not be subject to any Lien other than a Lien benefiting the Trustee on behalf of the Notes Secured Parties.
Section 4.19Collections; Releases from Collection Account.
(a)Alaska and Loyalty Co shall instruct and use commercially reasonable efforts to cause sufficient counterparties to Mileage Plan Agreements to direct payments of Transaction Revenue into the Collection Account such that in any Quarterly Reporting Period, at least 85% of Mileage Plan Revenues are deposited directly into the Collection Account.
(b)To the extent the Issuer Party or any of their controlled Affiliates receives any payments of Transaction Revenue to an account other than the Collection Account, such Person shall cause such amounts to be deposited into the Collection Account within three (3) Business Days after receipt and identification thereof.
(c)Alaska and HoldCo shall make, and Loyalty Co shall ensure that, all payments payable to Loyalty Co pursuant to the Intercompany Agreements and the IP Licenses are made directly into the Collection Account. Any amounts released to the Issuer from the Notes Payment Account in accordance with this Indenture or the Collection Account in accordance with the Collateral Agency and Accounts Agreement may be transferred by the Issuer to Alaska in any manner without restriction.
Section 4.20Mandatory Prepayments or Repurchases.
To the extent not applied in accordance with Section 3.08 or Section 3.09, the Issuer shall cause an amount equal to the Net Proceeds from all transactions that result in mandatory prepayments or repurchases pursuant to the terms of Section 3.08 or Section 3.09 to be deposited promptly into the Collection Account, which amounts shall be applied in accordance with the terms of Section 4.01.
Section 4.21Privacy and Data Security.
Except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Issuer Party shall maintain in effect commercially reasonable privacy and data security policies. Without limiting the generality of the foregoing, except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Issuer Party shall comply in all material respects, and shall cause each of its Subsidiaries and each of its Third Party Processors to be in compliance in all material respects, with (i) all applicable internal privacy policies and privacy policies contained on any websites maintained by or on behalf of each such Issuer Party or such Subsidiary and such policies are consistent with the actual practices of such entity, (ii) all applicable Data Protection Laws with respect to Personal Data, including applicable Data Protection Laws anywhere in the United States, the State of California, the Cayman Islands, the United Kingdom and the European Union and (iii) its contractual commitments and obligations regarding Personal Data.
Section 4.22Restricted Payments.
(a)The SPV Parties shall not, directly or indirectly:
(i)declare or pay any dividend or make any other payment or distribution on account of any SPV Party’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) or to the direct or indirect holders of any SPV Party’s Equity Interests in their capacity as such;
(ii)purchase, redeem or otherwise acquire or retire for value any Equity Interests of any SPV Party; or
(iii)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness other than the Priority Lien Debt; or
(iv)make any Restricted Investment,
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), other than solely with respect to:
    (1)    Restricted Payments (including the making of any Intercompany Agreements, any intercompany loans, any payments in respect of intercompany debt or Junior Lien Debt or any payments with respect to Indebtedness in the nature of an “AHYDO catch up” payment with respect to any Indebtedness that constitutes an applicable high yield discount obligation) with amounts released to Loyalty Co under Section 4.01(k) or pursuant to Section 2.11 of the Collateral Agency and Accounts Agreement or pursuant to the provisions of the Collateral Agency and Accounts Agreement; and
    (2)    the making of the Alaska Intercompany Loan on the Closing Date from the proceeds of the Term Loans and the Notes;
provided that notwithstanding anything to the contrary in this Indenture, other than funds released to Loyalty Co pursuant to clause (vi) of the priority of payments in Section 6.02, no

SPV Party shall be permitted to make any Restricted Payment at any time when an Event of Default has occurred and is continuing.
Section 4.23Incurrence of Indebtedness .
The SPV Parties shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, any Indebtedness other than the following (and Alaska shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness with respect to any Pre-paid Miles Purchase other than as set forth in clause (b) below):
(a)Junior Lien Debt; provided that (i) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Junior Lien Debt, (ii) the pro forma Debt Service Coverage Ratio (Senior Debt and Junior Debt) (calculated using the Semi-Annual Debt Service (Senior Debt and Junior Debt) of any other outstanding Indebtedness previously incurred pursuant to this clause (1) and such Junior Lien Debt) as of the immediately preceding Determination Date, immediately after giving effect to the issuance of such Junior Lien Debt shall be at least 1.00 to 1.00, (iii) the pro forma LTV Ratio (Senior Debt and Junior Debt) immediately after giving effect to the issuance or incurrence of such Junior Lien Debt shall not exceed 62.5% (provided that such pro forma LTV Ratio shall be calculated based on an Appraisal delivered by Alaska dated no earlier than three (3) calendar months prior to the proposed date of issuance or incurrence of such Junior Lien Debt) and (iv) such Junior Lien Debt shall not be incurred by or subject to a guarantee by any Subsidiary of Alaska other than any SPV Party;
(b)Pre-paid Miles Purchases, so long as (i) the aggregate amount of Miles purchased in Pre-paid Miles Purchases or other Indebtedness incurred with respect to Pre-paid Miles Purchases does not exceed an amount equal to the quotient of (x) $550,000,000 divided by (y) the rate per Mile by which such Person purchases Miles from Alaska as in effect on the Closing Date, (ii) such sale is non-refundable and non-recourse to the SPV Parties, (iii) the Indebtedness related thereto is unsecured or secured by assets of Alaska or its subsidiaries (other than the SPV Parties) that do not constitute Collateral and (iv) no Early Amortization Period or Event of Default is continuing at the time of such sale or would result therefrom;
(c)Indebtedness represented by (1) the Notes issued and outstanding as of the Closing Date, and the Note Guarantees related thereto, (2) the Term Loans outstanding on the Closing Date, and the related Guarantees by the Guarantors thereof, and (3) additional Indebtedness incurred under the Credit Agreement, the Indenture or another indenture or loan or credit agreement; provided that (i) any such Indebtedness (other than with respect to Section 4.23(c)(A) and (B), customary bridge loans which, subject only to customary conditions (which shall be limited to no payment or bankruptcy event of default) would either automatically be converted into or required to be exchanged for long-term refinancing in the form of debt securities issued under an indenture or incremental term loans under the Credit Agreement or another term loan agreement, as applicable, permitted under (and subject to the requirements of) the other provisions of this Section 4.23(c)), (A) shall have a maturity date not earlier than the

Latest Maturity Date then in effect, (B) shall have a Weighted Average Life to Maturity thereof no shorter than the remaining Weighted Average Life to Maturity of the Notes outstanding (in the case of additional Notes to be issued under this Indenture or debt securities to be issued under any other indenture) or the Credit Agreement (in the case of Indebtedness to be incurred under the Credit Agreement or to be incurred under any other term loan agreement), and (C) shall not be subject to or benefit from any Guarantee by any Person other than the Issuer or a Guarantor, (ii) [reserved], (iii) [reserved], and (iv) in the case of any additional Indebtedness under this Section 4.23(c) after the initial issuance of the Notes, the terms and conditions governing such Indebtedness shall be substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by Loyalty Co) to the investors or holders providing such Indebtedness than those applicable to the Notes under this Indenture (except to the extent such terms are (I) conformed (or added) in the Notes Documents for the benefit of the Holders of the Notes pursuant to a supplemental indenture, (II) applicable solely to periods after the latest final maturity date of the Notes existing at the time of such incurrence or (III) consist of pricing, fees, rate floors, premiums, optional prepayment or redemption terms); provided that notwithstanding the foregoing, in no event shall such Indebtedness be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Alaska Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Alaska other than any SPV Party) except on the same terms as the Notes, (v) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Indebtedness and (vi) other than in the case of Indebtedness incurred on the Closing Date, the pro forma LTV Ratio (Senior Debt) immediately after giving effect to the issuance or incurrence of such Indebtedness shall not be more than 55.0% (provided that such pro forma LTV Ratio (Senior Debt) shall be calculated based on an Appraisal delivered by Alaska dated no earlier than three (3) calendar months prior to the proposed date of issuance or incurrence of such Indebtedness);
(a)Indebtedness arising from customary indemnification or other similar obligations under the Notes Documents and the other agreements entered into on the Closing Date in connection therewith (or replacements or amendments thereto which are permitted under this Indenture); and
(b)Indebtedness otherwise permitted under Section 4.25.
Section 4.24Disposition of Collateral.
(a)No Issuer Party shall sell or otherwise Dispose of any Collateral (or, in the case of any SPV Party, any of its property or assets (including the Collateral)), including by way of any Sale of a Grantor, except for (i) a Permitted Disposition, (ii) Permitted Pre-paid Miles Purchases in an aggregate amount not to exceed $550,000,000 since the Closing Date, (iii) a Permitted HoldCo Equity Minority Stake Sale or (iv) any other sale or Disposition (other than a Sale of a Grantor) of assets having a Fair Market Value in an aggregate amount not to exceed $25,000,000 in any fiscal year.
(b)Alaska shall be permitted after the Closing Date to sell or transfer up to 49% in the aggregate of the Equity Interests in HoldCo so long as at the consummation of such sale or transfer (i) all of the Equity Interests in HoldCo (including those that are the subject of such proposed sale or transfer, and any Equity Interests that have been previously sold or transferred) are, prior to or simultaneous with such proposed sale or transfer, pledged as Collateral under the Collateral Documents (pursuant to a Cayman Islands equity share mortgage substantially in the form of the Cayman Share Mortgage with respect to HoldCo) and (ii) the purchaser or transferee of such Equity Interests agrees to be bound by the terms of the Collateral Agency and Accounts Agreement (a “Permitted HoldCo Equity Minority Stake Sale”).
Section 4.25Liens.
No Issuer Party shall directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral or any Equity Interests in any SPV Party, in each case other than Permitted Liens. No SPV Party shall directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets (including the Collateral) other than Permitted Liens.
Section 4.26Business Activities.
The SPV Parties shall not engage in any business other than Permitted Businesses.
Section 4.27Minimum Liquidity.
Alaska will not permit the total amount of unrestricted cash and Cash Equivalents and any marketable securities (determined in accordance with GAAP) maintained by Parent and its Subsidiaries to be less than $500,000,000 in the aggregate at the close of any Business Day.
Section 4.28Merger, Consolidation, or Sale of Assets.
(a)Alaska shall not (i) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) unless:
(i)    immediately after giving effect thereto no Early Amortization Event or Event of Default shall have occurred and be continuing;
(ii)    Alaska is the surviving corporation or, if otherwise, such other Person or continuing corporation (the “Successor Company”) shall (A) be an “air carrier” within the meaning of Section 40102(a)(2) of Title 49 and hold a certificate under Section 41102(a)(1) of Title 49 and (B) be an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and
(iii)    in the case of a Successor Company, the Successor Company (A) assumes all the obligations of Alaska under the Notes Documents pursuant to customary (as determined by Parent) assumption agreements and (B) shall have delivered to the Trustee an Officer’s Certificate stating that such consolidation, merger, sale, transfer, lease or other disposition complies with this Indenture.
Clause (i) above will not apply to any merger, consolidation or transfer of assets between or among Parent and/or its Subsidiaries that are not SPV Parties.
Upon any transaction in accordance with this Section 4.28(a) in any case in which Alaska is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Alaska under this Indenture with the same effect as if such Successor Company had been named as “Alaska” herein. No such transaction shall have the effect of releasing Alaska or any Successor Company which theretofore shall have become a successor to Alaska in the manner prescribed in this Section 4.28(a) from its liability with respect to any Notes Document to which it is a party.
(b)Alaska shall not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
(c)No SPV Party shall: (i) consolidate or merge with or into another Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties, in one or more related transactions, to another Person.
Section 4.29[Reserved].
Section 4.30[Reserved].
Section 4.31Intellectual Property.
(a)The Issuer Parties shall not terminate, amend, waive, supplement or otherwise modify any IP Agreement or any provision thereof, or exercise any right or remedy under or pursuant to or under any IP Agreement, in each case, without the prior written consent of the Permitted Noteholders for each Series of Notes if such termination, amendment, waiver, supplement or modification or exercise of remedies would reasonably be expected to result in a Material Adverse Effect; provided that (i) termination of any IP Agreement or any amendment to the termination provisions thereof, or (ii) any amendment to an IP Agreement that (A) materially and adversely affects rights to the Mileage Plan Intellectual Property or rights to use the Mileage Plan Intellectual Property or in the case of the Contribution Agreements, rights to or rights to use other applicable Collateral, (B) shortens the scheduled term thereof, (C) in the case of any IP License, materially and adversely changes the amount or calculation of the termination payment, or the amount, calculation or rate of fees due and owing thereunder, (D) changes the contractual subordination of payments thereunder in a manner materially adverse to Holders, (E) reduces the frequency of payments thereunder to an SPV Party or permits payments due to an SPV Party thereunder to be deposited to an account other than the Collection Account, (F) changes the amendment standards applicable to such IP Agreement (other than changes affecting rights of the Trustee or the Master Collateral Agent to consent to amendments, which is covered by the following clause (G)) in a manner that would reasonably be expected to result in a Material

Adverse Effect or (G) materially impairs the rights of the Trustee or the Master Collateral Agent to enforce or consent to amendments to any provisions thereof in accordance therewith shall, in each case, be deemed to have a Material Adverse Effect.
(b)Any assignment, pursuant to a Contribution Agreement, of Mileage Plan Intellectual Property registered in the United States shall be filed in the applicable intellectual property office on or before the date that is sixty (60) days after the Closing Date; provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree in its reasonable discretion. Any assignment, pursuant to a Contribution Agreement, of Mileage Plan Intellectual Property registered outside the United States shall be filed in the applicable intellectual property office on or before the date that is one hundred and eighty (180) days after the Closing Date (as extended automatically without further consent to the extent the Issuer is diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of applicable law or the COVID-19 pandemic or other similar events and conditions (e.g., natural disaster), which are outside the control of the Issuer); provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree.
(c)[Reserved].
(d)Within two hundred seventy (270) days following the Closing Date, Alaska shall segregate, compile and host, and thereafter Alaska shall maintain, current and future Mileage Plan Customer Data in a database (the “Mileage Plan Customer Database”) separate from the database containing any data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Alaska or any of its Subsidiaries (other than the Mileage Plan Customer Data); provided that Dated Mileage Plan Member Profile Data may be commingled with other data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Parent or any of its Subsidiaries that is held in an archival format (such commingled Dated Mileage Plan Member Profile Data, “Archived Mileage Plan Member Profile Data”); and provided further that Alaska shall not be required to remove or segregate any Alaska Traveler Related Data contained in the Mileage Plan Customer Database. Any copies of Archived Mileage Plan Member Profile Data contained in the Mileage Plan Customer Database shall continue to be subject to the security interest granted under the Collateral Documents. The Mileage Plan Customer Database shall be property of Loyalty Co and subject to the lien granted under the Collateral Documents.
Section 4.32Specified Organization Documents.
No Issuer Party shall amend, modify or waive any SPV Provision of any Specified Organization Document. No Issuer Party shall amend, modify or waive any other provision of any Specified Organization Document in a manner materially adverse to the Holders.

Section 4.33Debt Service Coverage Ratio Cure.
As of any Determination Date, to the extent that Collections received in the Collection Account for the related DSCR Measurement Period are insufficient to satisfy the Debt Service Coverage Ratio Test for such DSCR Measurement Period (the “Shortfall Period”), at any time prior to such Determination Date the Issuer may deposit, or cause to be deposited into the Collection Account, funds in an amount necessary to satisfy the Debt Service Coverage Ratio Test for such Shortfall Period (determined as if such deposited funds constitute Collections attributable to such Shortfall Period); provided that (x) deposits made pursuant to this Section 4.33 shall not occur more than five (5) times in the aggregate prior to the final maturity date of the 2031 Notes and no more than two times in any twelve (12) month period, (y) any such Cure Amounts received in the Collection Account on or prior to the Determination Date with respect to the Shortfall Period in accordance with this Section 4.33 will be treated as Collections for purposes of the Debt Service Coverage Ratio Test for the Shortfall Period and (z) amounts deposited in the Collection Account after such Determination Date and designated as Cure Amounts by the Issuer shall be treated as Collections for the Quarterly Reporting Period in which such funds were deposited and shall not be included in the Debt Service Coverage Ratio Test for the Shortfall Period (amounts deposited pursuant to this paragraph being “Cure Amounts”).
Section 4.34Offer to Repurchase Upon Parent Change of Control.
(a)If a Parent Change of Control Triggering Event occurs, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part of that Holder’s Notes pursuant to an offer to purchase (a “Parent Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of repurchase (the “Parent Change of Control Payment”) and without any Redemption Premium, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Payment Date. Within thirty (30) days following any Parent Change of Control Triggering Event, the Issuer shall mail or send electronically pursuant to the Notes Depositary’s Applicable Procedures a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Parent Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Parent Change of Control Payment Date”), which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed or sent electronically pursuant to the Notes Depositary’s Applicable Procedures, pursuant to the procedures required by this Indenture and described in such notice and stating:
(i)that the Parent Change of Control Offer is being made pursuant to this Section 4.34 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(ii)the purchase price and the Parent Change of Control Payment Date;
(iii)that any Note not tendered will continue to accrue interest;

(iv)that, unless the Issuer defaults in the payment of the Parent Change of Control Payment, all Notes accepted for payment pursuant to the Parent Change of Control Offer will cease to accrue interest after the Parent Change of Control Payment Date;
(v)that Holders of Notes electing to have any Notes purchased pursuant to a Parent Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer such Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Parent Change of Control Payment Date; and
(vi)that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Parent Change of Control Payment Date, a facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased.
The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Parent Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.34, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.34 by virtue of such compliance. The Issuer shall provide a copy of such notice to the Trustee.
(b)On the Parent Change of Control Payment Date, the Issuer shall, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Parent Change of Control Offer;
(ii)deposit with the paying agent an amount equal to the Parent Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
(c)The paying agent shall promptly mail or otherwise pay in accordance with this Indenture and the Notes Depositary’s Applicable Procedures to each Holder of Notes properly tendered the Parent Change of Control Payment for the Notes, and the Issuer shall issue and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail

(or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The provisions described above that require the Issuer to make a Parent Change of Control Offer following a Parent Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
(d)The Issuer will not be required to make a Parent Change of Control Offer upon a Parent Change of Control Triggering Event if (1) a third party makes the Parent Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Parent Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Parent Change of Control Offer, or (2) notice of redemption with respect to all Notes has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price; and a Parent Change of Control Offer may be made in advance of a Parent Change of Control, conditioned upon the consummation of such Parent Change of Control, if a definitive agreement is in place for the relevant Parent Change of Control at the time the Parent Change of Control Offer is made. If a Parent Change of Control Triggering Event occurs at a time when the Issuer is prohibited, by the terms of any of their indebtedness, from purchasing the Notes, the Issuer may seek the consent of their lenders to the purchase of the Notes or may attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, they would remain prohibited from purchasing the Notes. For the avoidance of doubt, the Issuer’s failure to offer to purchase the Notes shall constitute an Event of Default under Section 6.02(a)(iii) and not Section 6.02(a)(i), but the failure of the Issuer to pay the Parent Change of Control Payment when due shall constitute an Event of Default under Section 6.02(a)(i).
(e)If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw the Notes in a Parent Change of Control Offer and the Issuer, or any third party making a Parent Change of Control Offer in lieu of the Issuer, purchase all of such Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right, upon not less than twenty (20) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Parent Change of Control Offer described above, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Payment Date).
Section 4.35Maintenance of Office or Agency.
(a)The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof; provided that no service of legal process on the Issuer or any Guarantor may be made at any office of the Trustee.
Article 5

[RESERVED]
Article 6

EARLY AMORTIZATION, DEFAULTS AND REMEDIES
Section 6.1Early Amortization.
(a)The occurrence of any of the following shall constitute an “Early Amortization Event”:
(i)the Debt Service Coverage Ratio Test as set forth in any Payment Date Statement is not satisfied on the related Determination Date;
(ii)the balance in the Notes Reserve Account is less than the Notes Reserve Account Required Balance on any Payment Date after giving effect to the deposits set forth in Section 4.01 on such Payment Date;
(iii)the Issuer has received written notice or has actual knowledge that an Event of Default shall have occurred under this Indenture; or
(iv)the Issuer has received written notice or has actual knowledge that a Senior Secured Debt Event of Default shall have occurred under any other Senior Secured Debt Document.
(b)Promptly upon knowledge thereof by a Responsible Officer of Alaska or Loyalty Co, the Issuer shall give to the Trustee notice in writing of an Early Amortization Event.
Section 6.2Events of Default.
(a)Each of the following is an “Event of Default”:

(i)default in any payment of
(A)any principal amount or premium, if any, on any of the Notes of a Series when such amount becomes due and payable;
(B)any interest on the Notes of a Series and such default shall have continued for a period of more than five (5) Business Days; or
(C)any other amount payable under this Indenture when due and such default shall have continued unremedied for more than ten (10) Business Days after the earlier of (y) a Responsible Officer of Alaska or Loyalty Co obtaining knowledge of such default or (z) receipt by the Issuer of notice from the Trustee of such default; provided that, if any default shall have been made by the Issuer or Guarantor in the due observance or performance of the covenants set forth in Article 4 hereof it shall not constitute a default under this Section 6.02(a)(i)(C); or
(ii)default shall have been made by the Issuer or Guarantor in the due observance or performance of any of the covenants in (a) Section 4.19, Section 4.20, Section 4.27 or (b) Section 4.32 and such default shall continue unremedied for more than, in the case of clause (a), ten (10) Business Days or, in the case of clause (b), twenty (20) Business Days after the earlier of (x) a Responsible Officer of Alaska or the Issuer obtaining knowledge of such default or (y) receipt by Alaska or the Issuer of notice from the Trustee of such default; or
(iii)default by the Issuer or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Indenture or any of the other Collateral Documents and such default continues unremedied or uncured for more than thirty (30) days (or 135 days in the case of Sections 4.16(c) and (d)) after the earlier of (i) a Responsible Officer of Alaska or the Issuer obtaining knowledge of such default or (ii) receipt by Alaska or the Issuer of notice from the Trustee of such default; provided that, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure or remedy, such thirty (30) day (or 135 days in the case of Sections 4.16(c) and (d)) period shall be extended as may be necessary to cure such failure, such extended period not to exceed ninety (90) days (or 150 days in the case of Sections 4.16(c) and (d)) in the aggregate (inclusive of the original thirty (30) days (or the original 135 days in the case of Sections 4.16(c) and (d))); or
(iv)(A) any material provision of this Indenture or of any Collateral Document to which any Issuer Party is a party ceases to be a valid and binding obligation of such Issuer Party, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, (B) the Lien on any material portion of the Collateral intended to be created by the Collateral Documents shall cease to be or shall not be a valid and perfected (to the extent required hereunder or under such Collateral Documents) Lien having the priorities contemplated in this Indenture (subject to Permitted Liens, and except as permitted by the terms of this Indenture or the Collateral Documents or as a result of the action, delay or inaction of the Trustee) or (C) the Note Guarantee set forth in Article 10 shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such Note Guarantee, or any Guarantor shall fail to comply with any of the terms or provisions of such Note Guarantee, or any Guarantor shall deny that it has any further liability under such Note Guarantee; provided that, in each case, unless the Issuer Party shall have contested or challenged, other than good-faith disputes regarding interpretation of contractual provisions, the validity, perfection or priority of, or attempted to invalidate, such liens or the validity or enforceability of a material provision of any Notes Document or material portion of any Collateral or guaranty document, such breach shall not be an Event of Default unless such breach continues unremedied or uncured for more than thirty (30) Business Days after the earlier of (x) a Responsible Officer of Alaska or the Issuer obtaining knowledge of such default or (y) receipt by Alaska or the Issuer of written notice from the Trustee of such default; or
(v)any SPV Party (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, restructuring officer, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing its inability generally to pay its debts as they become due, or (vi) proposes or passes a resolution for its voluntary winding up or liquidation; or
(vi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against any SPV Party;
(B)appoints a receiver, restructuring officer, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of any SPV Party or for all or substantially all of the property of any SPV Party;
(C)commences proceedings for a compromise or arrangement with any SPV Party’s creditors (or class or classes of creditors), or
(D)orders the liquidation of any SPV Party
and, in each case, the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(vii)failure by the Issuer or any Guarantor to pay one or more final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $200,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third-party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, vacated, satisfied or stayed for a period of sixty (60) days; or
(viii)(i) Alaska shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) Alaska shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements, any applicable grace periods shall have expired and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $200,000,000; provided that such payment default or acceleration resulting from any Alaska Bankruptcy Event shall not constitute a default under this Section 6.02(a)(viii); provided further that if any such default shall be waived or cured (as evidenced by a writing from the applicable holder, agent or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon waived or cured; or
(ix)(i) any SPV Party shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused, or shall be entitled or permit or have the right to cause, such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any SPV Party shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such party, any applicable grace periods shall have expired following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $200,000,000; provided further that if any such default shall be waived or cured (as evidenced by a writing from the applicable holder, agent or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon waived or cured; or
(x)a termination of a Plan of the Issuer or any ERISA Affiliate pursuant to Section 4042 of ERISA that would reasonably be expected to result in a Material Adverse Effect; or
(xi)(i) an exit from, or a termination or cancellation of, the Mileage Plan Program or (ii) any termination, expiration or cancellation of (1) an Intercompany Agreement, (2) the Alaska Intercompany Loan or (3) a Material Mileage Plan Agreement for which, solely in the case of this Section 6.02(a)(xi)(ii)(3), (other than an

Intercompany Agreement) a Permitted Replacement Mileage Plan Agreement is not entered into as of the effective date of such termination, expiration or cancellation; or
(xii)the Issuer or any Guarantor makes a Material Modification to a Material Mileage Plan Agreement or the Alaska Intercompany Loan without the prior written consent of the Master Collateral Agent (acting at the direction of the Required Debtholders); or
(xiii)any termination or cancellation of any IP License; or
(xiv)after the occurrence of an Alaska Bankruptcy Event, any of the Alaska Case Milestones shall cease to be met or complied with, as applicable; or
(xv)an SPV Party Change of Control; or
(xvi) (i) failure of (A) any SPV Party to maintain at least the Required Number of Independent Directors for more than five (5) consecutive Business Days (or thirty (30) days in the case of such Independent Director’s death, disability or resignation, provided that in the case of Loyalty Co, one Independent Director remains at Loyalty Co during such period) or (ii) the removal of any Independent Director of any SPV Party without “cause” (as such term is defined in the Specified Organization Documents of such SPV Party) or without giving prior written notice to the Trustee, each as required in the Specified Organization Documents of the related entity.
(b)Subject to the terms of the Collateral Agency and Accounts Agreement, after the occurrence and during the continuance of any Event of Default, any Available Funds and other amounts received, including any amounts realized upon enforcement of any Collateral Documents or any payments, recoveries or distributions received in any proceeding under any Bankruptcy Laws, including adequate protection and Chapter 11 plan distributions, to the extent received by the Trustee from the Master Collateral Agent as the Notes’ Pro Rata Share thereof shall be applied by the Trustee, as follows:
(i)first, (x) to the payment of Cayman Islands governmental fees owing by the SPV Parties, then (y) ratably, (i) to the Master Collateral Agent the Notes’ Pro Rata Share of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to it pursuant to the terms of this Indenture and the Collateral Documents, and (ii) the Trustee and the Collateral Custodian, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Persons pursuant to the terms of this Indenture and the Notes Documents and then (z) ratably the Notes’ Pro Rata Share of the amount of fees, expenses and other amounts (including indemnification amounts) due and owing to the Cayman Islands registered office and/or corporate service provider (including the Administrator and Walkers Fiduciary Limited (or its successor) as share trustee) of any SPV Party and any Independent Director of any SPV Party (to the extent not otherwise paid);

(ii)second, to the Trustee, on behalf of the Holders, in the amount necessary to pay any due and unpaid interest on the Notes;
(iii)third, to the Trustee, on behalf of the Holders, in an amount equal to the amount necessary to pay the outstanding principal balance of the Notes in full;
(iv)fourth, to pay to the Trustee on behalf of the Holders, any additional Obligations then due and payable, including any premium;
(v)fifth, until all Priority Lien Debt is paid in full, to the Master Collateral Agent to be maintained in the Collection Account or distributed in accordance with the Collateral Agency and Accounts Agreement; and
(vi)sixth, all remaining amounts shall be released to or at the direction of Loyalty Co.
Section 6.3Remedies Exercisable by the Trustee.
(a)Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such event, the Trustee shall, at the request of the Permitted Noteholders with respect to a Series of Notes, by written notice to the Issuer (with a copy to the Master Collateral Agent and the Collateral Custodian), take one or more of the following actions, at the same or different times:
(i)declare the Notes of such Series or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Notes of such Series and other Obligations and all other liabilities of the Issuer accrued under this Indenture and under any other Collateral Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Issuer or Guarantors, anything contained herein or in any other Collateral Document to the contrary notwithstanding;
(ii)[reserved];
(iii)set-off amounts in any accounts (other than accounts pledged to secure other Indebtedness of the Issuer or Guarantor, Escrow Accounts, Payroll Accounts, other accounts held in trust for an identified beneficiary or any other Excluded Accounts (as defined in the Security Agreement)) maintained with the Trustee, the Master Collateral Agent, the Collateral Custodian or Depositary (or any of their respective affiliates) and apply such amounts to the obligations of the Issuer and the Guarantors under this Indenture and in the Collateral Documents; and
(iv)subject to the terms of the Collateral Documents, exercise any and all remedies under the Collateral Documents and under applicable law available to the Trustee, the Master Collateral Agent and the Holders.

(b)In case of any Event of Default described in Section 6.02(a)(v), Section 6.02(a)(vi) or Section 6.02(a)(xiv) hereof, the actions and events described in Section 6.03(a)(i) and Section 6.03(a)(ii) hereof shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which will be waived by the Issuer and the Guarantors.
Section 6.4Waiver of Past Defaults.
The Permitted Noteholders of a Series of Notes by notice to the Trustee may on behalf of the Holders of all of the Notes of such Series waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of interest, principal and premium, if any, on any Note of such Series held by a non-consenting Holder; provided that subject to Section 6.03 hereof, the Permitted Noteholders of a Series of Notes may rescind an acceleration and its consequences with respect to the Notes of such Series, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.5Control by Majority.
The Holders of a majority in principal amount of the outstanding Notes of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such Series or that would subject the Trustee to personal liability; provided, however, that the Trustee has no duty to determine whether any such action is prejudicial to any Holder or beneficial owner of the Notes.
Section 6.6Limitation on Suits.
(a)Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(i)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(ii)Holders of at least 25.0% in aggregate principal amount of the total outstanding Notes have made a written request to the Trustee to pursue the remedy;
(iii)Holders of the Notes have offered and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;
(iv)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(v)the Permitted Noteholders have not given the Trustee a direction inconsistent with such request within such 60-day period.
(b)A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.7Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, interest and premium, if any, on the Notes, on or after the respective due dates expressed in the Note (including in connection with a Mandatory Repurchase Offer or a Parent Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.8Collection Suit by Trustee.
If an Event of Default specified in Section 6.02(a)(i) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of interest remaining unpaid, principal and premium, if any, on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.9Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Collateral Custodian (including any claim for the reasonable compensation, expenses, disbursements and advances of the Collateral Custodian, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Custodian, their agents and counsel, and any other amounts due the Trustee or the Collateral Custodian under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Custodian, their agents and counsel, and any other amounts due the Trustee or the Collateral Custodian under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the then-outstanding Notes.
Article 7

TRUSTEE
Section 7.1Duties of Trustee.
(a)If an Event of Default has occurred and is continuing (which is known to the Trustee), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this Section 7.01(c) does not limit the effect of Section 7.01(b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article 7.

(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless the Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.2Rights of Trustee and Collateral Custodian.
(a)The Trustee and the Collateral Custodian may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person and upon any order or decree of a court of competent jurisdiction. The Trustee and the Collateral Custodian need not investigate any fact or matter stated in the document.
(b)Before the Trustee or the Collateral Custodian acts or refrains from acting, they may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Collateral Custodian shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Collateral Custodian may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel or both shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee and the Collateral Custodian may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)The Trustee and the Collateral Custodian shall not be liable for any action they take or omit to take in good faith that they believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by a Responsible Officer of the Issuer.
(f)None of the provisions of this Indenture shall require the Trustee or the Collateral Custodian to expend or risk their own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers if they shall have reasonable grounds for believing that repayment of such funds or security or indemnity satisfactory to them against such risk or liability is not assured to them.
(g)Neither the Trustee nor the Collateral Custodian shall be deemed to have notice of any Default or Event of Default other than an Event of Default under 6.02(a)(i)(A) or

6.02(a)(i)(B) unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee or the Collateral Custodian, as applicable, at the Corporate Trust Office of the Trustee or the Collateral Custodian, respectively, and such notice references the Notes and this Indenture. Neither the Trustee nor the Collateral Custodian shall be responsible for knowledge of the terms and conditions of any other agreement, instrument or document other than this Indenture and the Collateral Documents to which it is party.
(h)In no event shall the Trustee or the Collateral Custodian be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Custodian, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the entity acting as Trustee and the Collateral Custodian in each of its capacities hereunder and under the Collateral Documents, and each agent, custodian and other Person employed to act hereunder.
(j)The Trustee and the Collateral Custodian may request that the Issuer and any Guarantor deliver an Officer’s Certificate (upon which the Trustee and the Collateral Custodian may conclusively rely) setting forth the names of the individuals and/or titles of Responsible Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
(k)The Trustee and the Collateral Custodian shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(l)The permissive right of the Trustee and the Collateral Custodian to take or refrain from taking any actions enumerated herein shall not be construed as a duty.
(m)The Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuer or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Indenture or any related document or (iv) the value or the sufficiency of any Collateral.
(n)The Trustee shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii)

the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
(o)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or any related document, unless such Holders shall have offered to the Trustee security, indemnity or prefunding satisfactory to the Trustee, in its sole discretion, against the losses, costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by the Trustee in compliance with such request, order or direction.
(p)Each Holder, by its acceptance of a Note hereunder, represents that it has, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Holder also represents that it will, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture and in connection with the Notes. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Issuer, the servicer or any other parties to any related documents which may come into the possession of the Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.
(q)If the Trustee or Collateral Custodian requests instructions from the Issuer or the Holders with respect to any action or omission in connection with this Indenture, the Trustee or Collateral Custodian, as applicable, shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee or Collateral Custodian, as applicable, shall have received written instructions from the Issuer or the Holders, as applicable, with respect to such request.
(r)In no event shall the Trustee or Collateral Custodian be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s or Collateral Custodian’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, pandemics, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s or Collateral Custodian’s control whether or not of the same class or kind as specified above; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(s)Neither the Trustee nor the Collateral Custodian shall be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required.
(t)The Trustee and the Collateral Custodian shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (A) would, in the reasonable opinion of the Trustee or Collateral Custodian, as applicable, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document, or (B) is not provided for in this Indenture or any other related document.
(u)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or any Collateral Document either directly or by or through agents, subagents, nominees, collateral trustees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, subagent, nominee, collateral trustees or attorney appointed with due care by it hereunder.
(v)The Trustee may request that the Issuer deliver an incumbency certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which such incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
Section 7.3Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. The Agents may do the same with like rights.
Section 7.4Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5Notice of Defaults.
If a Default occurs and is continuing and if the Trustee is notified of such Default, or is required to take notice of such Default pursuant to Section 7.02(g) above, the Trustee shall send to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of interest, principal and premium, if any, on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it determines in good faith that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default except as provided in Section 7.02(g) above or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.
Section 7.6[Reserved]
Section 7.7Compensation and Indemnity.
(a)The Issuer shall pay to the Trustee and the Collateral Custodian from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Collateral Custodian’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Custodian promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Custodian’s agents and counsel.
(b)Subject to the final sentence of this Section 7.07(b), the Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Custodian, each of their officers, directors, employees and agents for, and hold the Trustee and the Collateral Custodian harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantors, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee or the Collateral Custodian, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Custodian, as applicable, to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee and the Collateral Custodian may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer needs not reimburse any expense or indemnify against any loss, damage, claim, liability or expense incurred by the Trustee or the Collateral Custodian through the Trustee’s or the Collateral Custodia’s, respectively, own willful misconduct or gross negligence.

(c)The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Custodian.
(d)To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except any funds held in trust and only available to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
(e)When the Trustee or the Collateral Custodian incurs expenses or renders services after an Event of Default specified in Section 6.02(a)(v) or Section 6.02(a)(vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.8Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10 hereof;
(ii)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(c)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10.0% in principal amount of the then-outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.9Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity without any further act shall be the successor Trustee.
Section 7.10Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
Section 7.11Replacement of the Collateral Custodian.
In the event that the Collateral Custodian shall no longer have the deposit rating necessary for the Notes Payment Account and Notes Reserve Account to be Eligible Deposit Accounts, Loyalty Co, as the sole accountholder, shall be permitted to and, if requested by the Permitted Noteholders (or if the Administrative Agent has made a corresponding request to Loyalty Co with respect to the payment account for the Term Loans pursuant to the Term Loan Documents) shall within 60 days (as such deadline may be extended by the Trustee (acting at the direction of the Permitted Noteholders)), move the Notes Payment Account and the Notes Reserve Account, as applicable, to a depository institution selected by Loyalty Co, as applicable, subject to the approval of the Collateral Controlling Party, such consent not to be unreasonably withheld, conditioned, delayed or denied, that has the deposit rating necessary for the Notes Payment Account and Notes Reserve Account to be Eligible Deposit Accounts, and will, to the extent that such depository institution is not the same institution as the Trustee, cause such depositary institution to execute an Account Control Agreement.

Article 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.1Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 hereof applied to all outstanding Notes of either Series upon compliance with the conditions set forth below in this Article 8.
Section 8.2Legal Defeasance and Discharge.
(a)Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a Series and the related Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this Section 8.02(a) and Section 8.02(b), and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(i)the rights of Holders of Notes of such Series to receive payments in respect of the interest, principal and premium, if any, on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
(ii)the Issuer’s obligations with respect to Notes of such Series concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
(iv)this Article 8.
(b)Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.3Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.02, Section 4.06, Section 4.09, Section 4.10, Section 4.12 through Section 4.16, Section 4.21 through Section 4.24, Section 4.26, Section 4.27, Section 4.28 (except for Section 4.28(a)(B)), Section 4.29, Section 4.31, Section 4.32 and Section 4.34 hereof with respect to the outstanding Notes of a Series and related Note Guarantees on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.02 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.02(a)(ii) (solely with respect to the defeased covenants listed above), Section 6.02(a)(iii) (solely with respect to the defeased covenants listed above) or Section 6.02(a)(iv) hereof shall not constitute Events of Default.
Section 8.4Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes of a Series:
(a)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such Series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the interest, principal and premium, if any, on the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(b)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that,
(i)the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(ii)since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the Notes of such Series shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes of such Series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer is bound;
(e)the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes of such Series over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;
(f)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and
(g)no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as the Events of Default under Section 6.02(a)(v) or Section 6.02(a)(vi) are concerned, at any time in the period ending on the 91st day after the date of deposit.
Section 8.5Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
(a)Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of interest, principal and premium, if any, on the Note of such Series, but such money need not be segregated from other funds except to the extent required by law. The Trustee is authorized to establish an additional trust fund hereunder, as needed, for the deposit and disbursement of funds pursuant to this Article 8.
(b)The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.6Repayment to Issuer.
Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the interest, principal and premium, if any, on any Note and remaining unclaimed for two years after such interest, principal and premium, if any, on such Note has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.7Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under the Notes Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that if the Issuer makes any payment of interest, principal and premium, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.8Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to this Article 8 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the interest, principal and premium, if any, on the Notes for whose payment such money has been deposited with or received by the Trustee; but such money need not be segregated from other funds except to the extent required by law. Money so held in trust is subject to the Trustee’s rights under Section 7.07.
Article 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.1Without Consent of Holders of Notes.
(a)Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Note Guarantee, this Indenture or any Collateral Document or Intercreditor Agreement to which such Guarantor is a party), the Trustee and the Master Collateral Agent (with respect to any Collateral Document or Intercreditor Agreement), subject to the restrictions in the Collateral Agency and Accounts Agreement, may amend or supplement the Notes, this Indenture and any of the Collateral Documents or Intercreditor Agreements (including, for the avoidance of doubt, any exhibit, schedule or other attachment to the Notes, this Indenture or any Collateral Document or Intercreditor Agreement) without the consent of any Holder of Notes and the Issuer may direct the Trustee and, if applicable, the Master Collateral Agent, and the Trustee and, if applicable, the Master Collateral Agent, shall (upon receipt of the documents contemplated by, and subject to the terms of, the last paragraph of this Section 9.01), enter into an amendment to this Indenture or any of the Collateral Documents or Intercreditor Agreements, as applicable, to:
(i)effect the issuance of Additional Notes of a Series in accordance with the terms of this Indenture and the Collateral Documents, as applicable (including by increasing (but, for the avoidance of doubt, not decreasing), the amount of amortization due and payable with regard to any outstanding Series of Notes); or amend or supplement any Intercreditor Agreement; provided that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Trustee or the Master Collateral Agent under this Indenture or any Collateral Document without its prior written consent;
(ii)evidence the succession of another Person to Loyalty Co or any Guarantor pursuant to a consolidation, merger or conveyance, transfer or lease of assets permitted under this Indenture;
(iii)surrender any right or power conferred upon the Issuer or any Guarantor;

(iv)add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes, and to add any additional Events of Default for the Notes;
(v)(x) to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined in good faith by Alaska), (y) effect administrative changes of a technical or immaterial nature and (z) correct or cure any incorrect cross references or similar inaccuracies and such amendment shall be deemed approved by the Holders if the Holders shall have received at least five (5) Business Days’ prior written notice of such change and the Trustee shall not have received, within five (5) Business Days of the date of such notice to the Holders, a written notice from the Permitted Noteholders of each Series stating that such Permitted Noteholders object to such amendment;
(vi)convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any holders of Notes;
(vii)to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;
(viii)to add to or change any provisions of this Indenture to such extent as necessary to permit or facilitate the issuance of the Notes of a Series in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Notes of such Series in any material respect;
(ix)(A) effect the granting, perfection, protection, expansion or enhancement of any security interest for the benefit of the Senior Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Senior Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined in good faith by the Issuer with respect to this Indenture or the Collateral Controlling Party (at the direction of the applicable party) in the case of any Collateral Document) or to cause such guarantee, collateral or security document or other document to be consistent with this Indenture and the Collateral Documents;
(x)provide additional guarantees for the Notes of any Series;
(xi)evidence the release of liens in favor of the Master Collateral Agent in the Collateral in accordance with the terms of this Indenture or the Collateral Documents;

(xii)evidence and provide for the acceptance of appointment of a separate or successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or
(xiii)conform any term or provision of the Notes, the Note Guarantees or any of the Notes Documents to any description of the section “Description of Notes” in the Offering Memorandum to the extent that such provision in the Offering Memorandum was intended to be a verbatim recitation of such term or provision of the Notes, the Note Guarantees or any of the Notes Documents, as set forth in an Officer’s Certificate delivered to the Trustee.
(b)Upon the request of the Issuer and upon receipt by the Trustee and, if applicable, the Master Collateral Agent, of the documents described in Section 9.06 hereof, the Trustee and the Master Collateral Agent, if applicable, shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Master Collateral Agent shall be obligated to, but may in its discretion, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture.
Section 9.2With Consent of Holders of Notes.
(a)To the extent Holder consent is required, except as otherwise provided in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and any Collateral Document with the consent of the Permitted Noteholders voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
(b)Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Master Collateral Agent, if applicable, of the documents described in Section 9.06 hereof, the Trustee and, if applicable, the Master Collateral Agent, shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to Collateral Documents unless such amended or supplemental indenture or amendment or supplement to any Collateral Document affects the Trustee’s or Master Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Master Collateral Agent, may in their discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(c)It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
(d)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. The failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any such amendment, supplement or waiver. Furthermore, by its acceptance of the Notes, each Holder of the Notes is deemed to have consented to the terms of the Intercreditor Agreements and the Collateral Documents and to have authorized and directed the Trustee to execute, deliver and perform each of the Intercreditor Agreements and Collateral Documents to which it is a party, binding the Holders to the terms thereof.
(e)Except as provided in Section 9.01 or as otherwise set forth in this Indenture, no modification, amendment or waiver of any provision of this Indenture or any Collateral Document (other than any Account Control Agreement and the Security Agreement, each of which may be amended in accordance with its terms), and no consent to any departure by the Issuer or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Permitted Noteholders of the affected Series (or signed by the Trustee with the written consent of the Permitted Noteholders of the affected Series); and, with respect to any Collateral Document, subject to the restrictions in the Collateral Agency and Accounts Agreement, provided that no such modification, amendment or waiver shall without the prior written consent of:
(i)each Holder directly and adversely affected thereby, (A) reduce the principal amount of, premium, if any, or interest if any, on, or (B) extend the Stated Maturity or interest payment periods, of the Notes of the affected Series (provided that only the consent of the Permitted Noteholders of the affected Series shall be necessary for a waiver of defaulted interest) or (C) modify such Holder’s ability to vote its obligations pursuant to the Collateral Agency and Accounts Agreement;
(ii)all of the Holders of an affected Series of Notes, (A) amend or modify any provision of this Indenture which provides for the unanimous consent or approval of the Holders to reduce the percentage of principal amount of Notes the holders required thereunder or (B) release all or substantially all of the Liens granted to the Master Collateral Agent under this Indenture or under any Collateral Document (except as otherwise permitted under this Indenture, any Collateral Document or the Junior Lien Intercreditor Agreements);
(iii)all of the Holders of an affected Series of Notes, except as permitted under this Indenture, release all or substantially all of the Guarantors;
(iv)the Holders holding no less than 66.67% of the outstanding principal amount of the Notes, (A) release any of the Collateral (except as otherwise permitted under this Indenture or any Collateral Document), (B) release any Note

Guarantees of the Notes, (C) amend, modify or waive any provision of Section 4.32 or (D) effect any shortening or subordination of term or reduction in liquidated damages under any IP License;
(v)all Holders of an affected Series of Notes, to make the Notes of such holder payable in money or securities other than that as stated in the Notes;
(vi)all Holders of an affected Series of Notes, to impair the right of such holder to institute suit for the enforcement of any payment with respect to the Notes;
(vii)all Holders of an affected Series of Notes, reduce the percentage specified in the definition of “Permitted Noteholders” or otherwise amend this Section 9.02 in a manner that has the effect of changing the number or percentage of Holders that must approve any modification, amendment, waiver or consent;
(viii)all Holders of an affected Series of Notes, modify any of the foregoing Sections 9.02(e)(i) through (vii); and
(ix)the Trustee or the Collateral Custodian, modify or otherwise affect the rights or duties of the Trustee or the Collateral Custodian, respectively, under this Indenture or any Collateral Document.
The Collateral Controlling Party may, subject to receipt of direction from the applicable party, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements described in Section 4.12(a) and Section 4.14.
Section 9.3[Reserved].
Section 9.4Revocation and Effect of Consents.
(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.5Notation on or Exchange of Notes.
(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.6Trustee to Sign Amendments, Etc.
The Trustee and, if applicable, the Master Collateral Agent, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Master Collateral Agent, as applicable. In executing any amendment, supplement or waiver, the Trustee and Master Collateral Agent, if applicable, shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and the Collateral Documents and an Opinion of Counsel stating that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, and complies with the provisions hereof. Notwithstanding the foregoing and upon satisfaction of the requirements set forth in the last sentence of Section 9.01 hereof, no Opinion of Counsel shall be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
Article 10

GUARANTEES
Section 10.1Guarantee.
(a)Subject to this Article 10 and the Agreed Guarantee Principles contemplated by Section 4.12 hereof, each of the Guarantors hereby, jointly and severally irrevocably and unconditionally guarantees (the “Note Guarantees”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, the due and punctual payment of the unpaid principal and interest on (including defaulted interest, if any, and interest accruing after the Stated Maturity of after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization, restructuring, liquidation (including provisional liquidation), winding up or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) each Note, whether at the Stated Maturity, upon redemption, upon required prepayment, upon acceleration, upon required repurchase at the option of the holder or otherwise according to the terms of this Indenture and all other obligations of the Issuer to the Holders, the Trustee, the Collateral Custodian, the Master Collateral Agent or the Depositary hereunder or thereunder shall be promptly paid in full in cash, all in accordance with the terms hereof and thereof. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to or any amendment of any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except pursuant to Article 8 or Article 10 or by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(e)Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 10.2Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law or to comply with corporate benefit, financial assistance and other laws.
Section 10.3Execution and Delivery.
(a)To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its Responsible Officers.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(c)If a Responsible Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.12 hereof, the Issuer shall cause any newly created or acquired Grantor to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.

Section 10.4Benefits Acknowledged.
Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Article 11

SATISFACTION AND DISCHARGE
Section 11.1Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes of a Series, when:
(a)either
(i)all Notes of such Series theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(ii)all Notes of such Series not theretofore delivered to the Trustee for cancellation have become due and payable, shall become due and payable at their maturity within one year or may be called for redemption within one year, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such Series, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes of such Series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the final maturity date or redemption date, as the case may be;
(b)the Issuer has paid or caused to be paid all other sums payable by it under this Indenture in respect of the Notes of such Series; and
(c)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such Series at maturity or the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Section 7.07 hereof shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (i) of clause (a) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.
Section 11.2Application of Trust Money.
(a)Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the interest, principal and premium, if any on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
(b)If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of interest, principal and premium, if any, on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
Article 12

MISCELLANEOUS
Section 12.1Issuer.
(a)[Reserved].
(b)Subrogation. Until the Obligations shall have been paid in full in cash, the Issuer shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any Guarantor of the Obligations. The Issuer further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights the Issuer may have against any collateral or security or any Guarantor, shall be junior and subordinate to any rights the Agents or the Holder may have against any such collateral or security, and any such Guarantor.
(c)Obligations Absolute. The Issuer hereby waives, for the benefit of the Senior Secured Parties: (1) any right to require any Senior Secured Parties, as a condition of payment or performance by the Issuer, to (i) proceed against any other Person, (ii) proceed against or exhaust any security held from any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Senior Secured Party in favor of any other Person, or (iv) pursue any other remedy in the power of any Senior Secured Party whatsoever; (2) [reserved]; (3) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (4) any defense based upon any Senior Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (5) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Issuer’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Issuer’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, recharacterization and counterclaims, and (iv) promptness, diligence and any requirement that any Senior Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (6) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and any right to consent to any thereof; (7) any defense based upon any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Notes Documents and (8) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
The obligations of the Issuer hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Trustee, the Collateral Administrator, the Master Collateral Agent or a Holder to assert any claim or demand or to enforce any right or remedy against any other Issuer Party under the provisions of this Indenture or any other Notes Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Notes Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Master Collateral Agent or the Trustee for the Obligations of any of them; (v) the failure of the Trustee or a Holder to exercise any right or remedy against any other Issuer Party; or (vi) the release or substitution of any Collateral or any other Issuer Party.
To the extent permitted by applicable law, the Issuer hereby waives any defense that it might have based on a failure to remain informed of the financial condition of any other Issuer Party and any circumstances affecting the ability of the Issuer to perform under this Indenture.
The Issuer further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Trustee, any Holder or any other Secured Party upon the bankruptcy or reorganization of any Guarantor, or otherwise.
Section 12.2Notices.

(a)Any notice or communication required or given hereunder shall be in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
If to the Issuer and/or any Guarantor:
Alaska Airlines, Inc.
19300 International Boulevard
Seattle, WA 98188
Attention: Chief Financial Officer
Phone: (206) 392-5040
Email: legalcontractnotices@alaskaair.com
With a copy to:

Alaska Air Group, Inc.
19300 International Boulevard,
Seattle, WA 98188
Attention: Chief Legal Officer
Phone: (206) 392-5292

and

c/o Walkers Fiduciary Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9008
Cayman Islands
Attention: Independent Director
If to the Trustee:
U.S. Bank Trust Company, National Association
60 Livingston Ave.
Saint Paul, MN 55107
Attention: Richard Krupske (AS Mileage Administrator)
Telephone: 206-340-4750
If to the Collateral Custodian:
U.S. Bank National Association
60 Livingston Ave.
Saint Paul, MN 55107
Attention: Richard Krupske (AS Mileage Administrator)
Telephone: 206-340-4750

The Issuer, any Guarantor, the Collateral Custodian or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
(b)The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(c)Any notice or communication sent to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
(d)Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
(e)Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
(f)If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(g)If the Issuer sends a notice or communication to Holders, they shall send a copy to the Trustee and each Agent at the same time.
(h)The Trustee and the Collateral Custodian agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer, any Guarantor or any Holder elects to give the Trustee or Collateral Custodian e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or Collateral Custodian in its discretion elects to act upon such instructions, the Trustee’s or Collateral Custodian’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor the Collateral Custodian shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Custodian’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer and Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or Collateral Custodian, including without limitation the risk of the Trustee or Collateral Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties.
(i)All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature in English. The Issuer Parties agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 12.3CFC or a FSHCO Provisions.
Notwithstanding any term of any Notes Document, no issuance or other obligation of the Issuer, under any Notes Document, may be, directly or indirectly (including by application of any payments made by or amounts received or recovered from any CFC or FSHCO):
(a)guaranteed by a CFC or a FSHCO;
(b)secured by any assets of a CFC or FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); or
(c)secured by a pledge or other security interest in excess of 65% of the voting equity interests of any CFC or FSHCO.
Section 12.4Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
(a)An Officer’s Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.
Section 12.5Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.02 hereof) shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(d)a statement as to whether or not, in the opinion of such individual, such condition or covenant has been complied with; provided that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 12.6Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.7No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer Party, or any of their direct or indirect parent companies or respective affiliates, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
Section 12.8Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.9Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL CUSTODIAN AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.10No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or Guarantors or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.11Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.
Section 12.12Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.13Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Custodian shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.
Section 12.14Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.15U.S.A. PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Custodian are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Custodian. The parties to this Indenture agree that they will provide the Trustee and the Collateral Custodian with such information as the Trustee or the Collateral Custodian may reasonably request in order for the Trustee and the Collateral Custodian to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 12.16Jurisdiction.
Each party hereto agrees that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder, the Collateral Custodian or the Trustee arising out of or based up-on this Indenture, the Note Guarantees or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Note Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment. Each SPV Party hereby designates and appoints Alaska as its authorized agent upon which process may be served in any such action or proceeding that may be instituted in any such court, and agrees that service of any process, summons, notice or document by U.S. registered mail addressed to Alaska, with written notice of said service to such Person at the address of Alaska set forth in Section 12.02 hereof, shall be effective service of process for any such legal action or proceeding brought in any such court.
Section 12.17Payment Dates; Record Dates.
If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a record date is not a Business Day, the record date shall not be affected.
Section 12.18Currency Indemnity.
Dollars are the sole currency (the “Required Currency”) of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, this Indenture and the Note Guarantees, including damages. Any amount with respect to the Notes, this Indenture the Note Guarantees or the other Notes Documents received or recovered in a currency other than the Required Currency, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder or by the Trustee or Paying Agent or Master Collateral Agent, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the Required Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
If the Required Currency amount is less than the Required Currency amount expressed to be due to the recipient or the Trustee, the Collateral Custodian or Paying Agent under the Notes, the Issuer and each Guarantor will indemnify such recipient and/or the Trustee, the Collateral Custodian or Paying Agent against any loss sustained by it as a result. In any event, the Issuer and each Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee, the Collateral Custodian or Paying Agent to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and each Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee, the Collateral Custodian or Paying Agent (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee or the Collateral Custodian. For the purposes of determining the amount in a currency other than the Required Currency, such amount shall be determined using the Exchange Rate then in effect.
Section 12.19Waiver of Immunity.
With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Article 13

COLLATERAL
Section 13.1Collateral Documents.
The due and punctual payment of the interest, principal and premium, if any, on the Notes and Note Guarantees when and as the same shall be due and payable, whether on a Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment or otherwise, and interest on the overdue principal of and interest on the Notes and Note Guarantees and performance of all other Obligations of the Issuer and the Guarantors to the Senior Secured Parties under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreements and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the

Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Collateral Custodian, the Issuer and the Guarantors hereby acknowledge and agree that the Master Collateral Agent holds the Collateral in trust for the benefit of the Senior Secured Parties pursuant to the terms of the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, (i) consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as each may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, (ii) authorizes and directs the Trustee, the Collateral Custodian and the Master Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, (iii) authorizes and directs the Trustee to enter into the Collateral Agency and Accounts Agreement and any Junior Lien Intercreditor Agreement and (iv) authorizes and directs each of the Master Collateral Agent, the Collateral Custodian and the Trustee to perform its respective obligations and exercise its respective rights under and in accordance with the Collateral Documents and Intercreditor Agreements to which it is a party. The Issuer and the Guarantors shall deliver to the Master Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as required by the next sentence of this Section 13.01, to assure and confirm to the Master Collateral Agent a first-priority security interest in the Collateral, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer and the Guarantors shall, in each case at their own expense, (A) cause each new Guarantor, as applicable, to become a Grantor and to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to any Permitted Liens) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of this Indenture and the Collateral Documents (it being understood that only Loyalty Co, HoldCo and new Guarantors, as applicable, shall be required to become Grantors and pledge their respective Collateral), (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Master Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 4.25 and the filing of UCC financing statements, as applicable) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties on such assets of such Subsidiary to secure the Obligations to the extent required under the applicable Collateral Documents, and to ensure that such Collateral shall be subject to no other Liens other than any Permitted Liens and (C) if reasonably requested by the Trustee, deliver to the Trustee, for the benefit of the Trustee and the Senior Secured Parties, a customary written Opinion of Counsel to Alaska or such Subsidiary with respect to the matters described in clauses (A) and (B) of this Section 13.01, in each case within twenty (20) Business Days after the addition of such Collateral.
Section 13.2Non-Impairment of Liens.

Any release of Collateral permitted by Section 13.03 will be deemed not to impair the Liens under this Indenture and the Collateral Documents in contravention thereof.
Section 13.3Release of Collateral.
The Liens granted to the Master Collateral Agent by the Issuer and Guarantors on any Collateral shall be automatically released with respect to the Notes:
(a)upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted under this Indenture) to any Person other than another Issuer or Guarantor, to the extent such sale or other disposition is made in compliance with the terms of this Indenture and the Collateral Documents (and the Master Collateral Agent shall rely conclusively on an Officer’s Certificate and/or Opinion of Counsel to that effect provided to it by the Issuer or Guarantor, including upon its reasonable request without further inquiry);
(b)to the extent such Collateral comprises property leased to the Issuer or a Guarantor, upon termination or expiration of such lease;
(c)if the release of such Lien is approved, authorized or ratified in writing by the Holders holding more than 66.67% of the aggregate outstanding principal amount of the Notes;
(d)as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Master Collateral Agent pursuant to the Collateral Documents; and
(e)if such assets become Excluded Property.
Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Issuer and the Guarantors in respect of) all interests retained by the Issuer and the Guarantors, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of this Indenture or the Collateral Documents.
Upon the occurrence and during the continuance of a Senior Secured Debt Event of Default, the Master Collateral Agent shall not release any Lien permitted to be released under the Collateral Agency and Accounts Agreement and the other Senior Secured Debt Documents unless the Required Debtholders have consented to such release pursuant to an Act of Required Debtholders.
Section 13.4Release upon Termination of the Issuer’s Obligations.
Upon any discharge of Obligations with respect to the Notes, then (i) the application of the provisions of the Collateral Agency and Accounts Agreement to the Notes shall automatically cease, (ii) the Notes shall automatically no longer be secured by the Liens granted in favor of the Master Collateral Agent and (iii) the Master Collateral Agent, at the request and sole expense of the Grantors, shall, upon its receipt of the deliverables required by the Collateral Agency and Accounts Agreement, execute and deliver to the Grantors all releases or other documents reasonably necessary or desirable to evidence the foregoing.
Section 13.5Suits to Protect the Collateral.
(a)Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may direct the Master Collateral Agent to take all actions it determines in order to:
(i)enforce any of the terms of the Collateral Documents; and
(ii)collect and receive any and all amounts payable in respect of the Obligations hereunder.
(b)Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Master Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee and/or the Master Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 13.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Master Collateral Agent.
Section 13.6Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 13.7Lien Sharing and Priority Confirmation.
Each Holder hereby agrees (i) that all Obligations will be and are secured equally and ratably by all Priority Liens (as defined in the Collateral Agency and Accounts Agreement) at any time granted by any Grantor to the Master Collateral Agent to secure any obligations in respect of any other Series of Senior Secured Debt (as defined in the Collateral Agency and Accounts Agreement), whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Master Collateral Agent for the benefit of all holders of Senior Secured Debt Obligations (as defined in the Collateral Agency and Accounts Agreement) equally and ratably; and (ii) that each Holder is bound by the provisions of the Collateral Agency and Accounts Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and each Holder consents to the terms of the Collateral Agency and Accounts Agreement and the

Master Collateral Agent’s performance of, and directing the Master Collateral Agent to enter into and perform its obligations under, the Collateral Agency and Accounts Agreement and the other Senior Secured Debt Documents.
Section 13.8Limited Recourse; Non-Petition.
Notwithstanding any other provision of this Indenture or any other document to which it may be a party, the obligations of each SPV Party from time to time and at any time hereunder are limited recourse obligations of such SPV Party and are payable solely from the assets thereof available at such time and amounts derived therefrom and following realization of the assets of such SPV Party, and application of the proceeds (including proceeds of assets upon which a Lien was purported to be granted) thereof in accordance with this Indenture, all obligations of and any remaining claims against such SPV Party hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, administrator or incorporator of the SPV Parties or their respective successors or assigns for any amounts payable hereunder. Notwithstanding any other provision of this Indenture, no Person may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the Discharge of Senior Secured Debt Obligations, institute against, or join any other Person in instituting against, the SPV Parties any Insolvency or Liquidation Proceeding, or other proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Nothing in this Section 13.08 shall preclude, or be deemed to estop, the parties hereto (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Insolvency or Liquidation Proceeding voluntarily filed or commenced by any SPV Party or (B) any involuntary Insolvency or Liquidation Proceeding filed or commenced by any other non-affiliated Person, or (ii) from commencing against any SPV Party or any of its property any legal action which is not an Insolvency or Liquidation Proceeding. It is understood that the foregoing provisions of this Section shall not (x) prevent recourse to the assets of the SPV Parties (including, in the case of Loyalty Co and HoldCo  the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) or (y) constitute a waiver, release or discharge of any Indebtedness or obligation secured hereby until all assets of SPV Parties (including, in the case of Loyalty Co and HoldCo, the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) have been realized. It is further understood that the foregoing provisions of this Section 13.08 shall not limit the right of any Person to name any SPV Party as a party defendant in any proceeding or in the exercise of any other remedy hereunder, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Persons.

[Signature pages follow]

AS MILEAGE PLAN IP LTD.

By:
Name:
Title:

[Signature Page to Indenture]

AS MILEAGE PLAN HOLDINGS LTD.

By:
Name:
Title:

ALASKA AIRLINES, INC.

By:
Name:
Title:

ALASKA AIR GROUP, INC.

By:
Name:
Title:

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Custodian
By:
Name:
Title:
[Signature Page to Indenture]

EXHIBIT A-1
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE CLOSING DATE AND THE YIELD TO MATURITY RELATING TO THE SECURITY BY CONTACTING THE ISSUER AT: [________________].]
[OTHER THAN WITH RESPECT TO ONE OR MORE PURCHASERS ON THE CLOSING DATE WHICH HAVE MADE CERTAIN REPRESENTATIONS SATISFACTORY TO THE ISSUER, BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER: (A) IT IS NOT AND IS NOT DEEMED TO BE (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR”), OR (IV) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAWS.]

A-1

CUSIP [ ]
ISIN [ ]1

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$______________]
5.021% Senior Secured Notes due 2029

No. ___     [$______________]

AS MILEAGE PLAN IP LTD.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on October 20, 2029.

Payment Dates: 20th calendar day of January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day
Payment Record Dates: Each Business Day immediately preceding each Payment Date, except as otherwise set forth in the Indenture

1    Rule 144A Note CUSIP: 00218Q AA8
    Rule 144A Note ISIN: US00218QAA85
    Regulation S Note CUSIP: G0541Q AA9
    Regulation S Note ISIN: USG0541QAA97
A-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
AS MILEAGE PLAN IP LTD.
By:
Name:
Title:

A-3

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
Dated:

By:
Authorized Signatory

A-4

[Back of Note]

5.021% Senior Secured Notes due 2029
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST AND PRINCIPAL. The outstanding principal amount of the Notes shall be paid in full on October 20, 2029. The Notes shall have no scheduled amortization. The Notes will bear interest at a rate of 5.021% per annum on the outstanding principal amount thereof. Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve (12) 30-day months. Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.    METHOD OF PAYMENT. The Issuer will pay interest, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to interest, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. Alaska or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of [__], 2024 (the “Indenture”), among the Issuer, the Guarantors from time to time party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 5.021% Senior Secured Notes due 2029. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.23 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Issuer and may be the subject of a Mandatory Prepayment Event, Parent Change of Control Offer and a Mandatory Repurchase Offer, as further provided in the Indenture. Except
A-5

as provided in the Indenture, the Issuer shall not be required to make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer needs not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, Parent Change of Control Offer, a Mandatory Repurchase Offer or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    EARLY AMORTIZATION, DEFAULTS AND REMEDIES. The Early Amortization Events and Events of Default relating to the Notes are defined in Section 6.01 and Section 6.02 of the Indenture, respectively. Upon the occurrence of an Early Amortization Event or Event of Default, as applicable, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.    GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
12.    NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
Alaska Airlines, Inc.
19300 International Boulevard
Seattle, WA 98188
Attention: Chief Financial Officer
Phone: (206) 392-5040
Email: legalcontractnotices@alaskaair.com
With a copy to:

A-6

Alaska Air Group, Inc.
19300 International Boulevard,
Seattle, WA 98188
Attention: Chief Legal Officer
Phone: (206) 392-5292

If to the Trustee:
U.S. Bank Trust Company, National Association
60 Livingston Ave.
Saint Paul, MN 55107
Attention: Richard Krupske (AS Mileage Administrator)
Telephone: 206-340-4750

The Issuer, any Guarantor, the Collateral Custodian or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication sent to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

A-7

A-8

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for it.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.09 or 4.34 of the Indenture, check the appropriate box below:
[ ] Section 3.09    [ ] Section 4.34
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.09 or Section 4.34 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.
A-11

EXHIBIT A-2
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE CLOSING DATE AND THE YIELD TO MATURITY RELATING TO THE SECURITY BY CONTACTING THE ISSUER AT: [________________].]
[OTHER THAN WITH RESPECT TO ONE OR MORE PURCHASERS ON THE CLOSING DATE WHICH HAVE MADE CERTAIN REPRESENTATIONS SATISFACTORY TO THE ISSUER, BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER: (A) IT IS NOT AND IS NOT DEEMED TO BE (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR”), OR (IV) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAWS.]

CUSIP [ ]
ISIN [ ]2

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$______________]
5.308% Senior Secured Notes due 2031

No. ___     [$______________]

AS MILEAGE PLAN IP LTD.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on October 20, 2031.

Payment Dates: 20th calendar day of January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day
Payment Record Dates: Each Business Day immediately preceding each Payment Date, except as otherwise set forth in the Indenture.

1    Rule 144A Note CUSIP: 00218Q AB6
    Rule 144A Note ISIN: US00218QAB68
    Regulation S Note CUSIP: G0541Q AB7
    Regulation S Note ISIN: USG0541QAB70

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
AS MILEAGE PLAN IP LTD.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
Dated:

By:
Authorized Signatory

[Back of Note]

5.308% Senior Secured Notes due 2031
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST AND PRINCIPAL. The outstanding principal amount of the Notes shall be paid in full on October 20, 2031. The Notes shall have no scheduled amortization. The Notes will bear interest at a rate of 5.308% per annum on the outstanding principal amount thereof. Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve (12) 30-day months. Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.    METHOD OF PAYMENT. The Issuer will pay interest, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to interest, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. Alaska or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of [__], 2024 (the “Indenture”), among the Issuer, the Guarantors from time to time party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 5.308% Senior Secured Notes due 2031. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.23 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Issuer and may be the subject of a Mandatory Prepayment Event, Parent Change of Control Offer and a Mandatory Repurchase Offer, as further provided in the Indenture. Except as provided in the Indenture, the Issuer shall not be required to make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer needs not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, Parent Change of Control Offer, a Mandatory Repurchase Offer or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    EARLY AMORTIZATION, DEFAULTS AND REMEDIES. The Early Amortization Events and Events of Default relating to the Notes are defined in Section 6.01 and Section 6.02 of the Indenture, respectively. Upon the occurrence of an Early Amortization Event or Event of Default, as applicable, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.    GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
12.    NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
Alaska Airlines, Inc.
19300 International Boulevard
Seattle, WA 98188
Attention: Chief Financial Officer
Phone: (206) 392-5040
Email: legalcontractnotices@alaskaair.com

With a copy to:

Alaska Air Group, Inc.
19300 International Boulevard,
Seattle, WA 98188
Attention: Chief Legal Officer
Phone: (206) 392-5292

If to the Trustee:
U.S. Bank Trust Company, National Association
60 Livingston Ave.
Saint Paul, MN 55107
Attention: Richard Krupske (AS Mileage Administrator)
Telephone: 206-340-4750

The Issuer, the Collateral Custodian, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication sent to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for it.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.09 or 4.34 of the Indenture, check the appropriate box below:
[ ] Section 3.09    [ ] Section 4.34
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.09 or Section 4.34 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[________]
[________]

With a copy to:

U.S. Bank National Association
[________]
[________]

Re: AS Mileage Plan IP Ltd. [5.021][5.308]% Senior Secured Notes due [2029][2031]
Reference is hereby made to the Indenture, dated as of [_______], 2024 (the “Indenture”), among AS Mileage Plan IP Ltd., the Guarantors named therein, the Trustee and the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note in the Indenture and the Securities Act.
3.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
(c)    [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.
4.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]

By:
    Name:
    Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP [ ]), or
(ii)    [ ] Regulation S Global Note (CUSIP [ ]), or
(b)    [ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP [ ]), or
(ii)    [ ] Regulation S Global Note (CUSIP [ ]), or
(iii)    [ ] Unrestricted Global Note (CUSIP [ ]); or
(b)    [ ] a Restricted Definitive Note; or
(c)    [ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
[________]
[________]

With a copy to:

U.S. Bank National Association
[________]
[________]

Re: AS Mileage Plan IP Ltd. [5.021][5.308]% Senior Secured Notes due [2029][2031]
Reference is hereby made to the Indenture, dated as of [__], 2024 (the “Indenture”), among AS Mileage Plan IP Ltd., the Guarantors named therein, the Trustee and the Collateral Custodian. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted

Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]

By:
    Name:
    Title:

Dated: _______________________

EXHIBIT D
FORM OF PAYMENT DATE STATEMENT

D-1